Exhibit 2.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
UNITEK GLOBAL SERVICES, INC.,	)	Case No. 14-12471 (KG)
a Delaware Corporation, et al.(1))
	)	(Jointly Administered)
Debtors.	)
	)	Ref. Docket Nos. 21 and 22

FINDINGS OF FACT AND CONCLUSIONS OF LAW AND ORDER

APPROVING DEBTORS’ DISCLOSURE STATEMENT FOR, AND CONFIRMING, JOINT PREPACKAGED PLAN OF REORGANIZATION OF UNITEK GLOBAL

SERVICES, INC. AND ITS DEBTOR AFFILIATES PURSUANT TO

CHAPTER 11 OF THE BANKRUPTCY CODE

UniTek Global Services, Inc. and certain of its affiliates, as debtors and debtors in possession in the above-captioned cases (the “Debtors”), having:

a.                                      distributed on or about October 21, 2014 (i) the Joint Prepackaged Plan of Reorganization of UniTek Global Services, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 21] (as modified, amended or supplemented from time to time, and attached hereto as Exhibit A, the “Plan”),(2) (ii) the Disclosure Statement for the Joint Prepackaged Plan of Reorganization of UniTek Global Services, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 22] (the “Disclosure Statement”), and (iii) Ballots for voting on the Plan, to Holders of ABL Facility Claims in Classes 3 and 4, and Holders of Term Loan Claims in Class 5, the only classes entitled to vote on the Plan, in accordance with the terms of the Bankruptcy Code, the Bankruptcy Rules and the Local Rules;

b.                                      commenced, on November 3, 2014 (the “Petition Date”), the Chapter 11 Cases by filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code;

c.                                       filed, on the Petition Date, the Plan and Disclosure Statement;

(1)   The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal taxpayer-identification number, are: UniTek Global Services, Inc. (3445), UniTek Holdings, Inc. (4120), UniTek Midco, Inc. (5642), UniTek Acquisition, Inc. (4123), Nex-link USA Communications, Inc. (9084), UniTek USA, LLC (0279), Pinnacle Wireless USA, Inc. (1746), DirectSAT USA, LLC (3465), FTS USA, LLC (6247), Advanced Communications USA, Inc. (0091).  For the avoidance of doubt, Wirecomm Systems (2008) Inc. (FKA UniTek Canada), an affiliate of the Debtors and wholly owned subsidiary of UniTek USA, LLC, is not a Debtor in the chapter 11 cases.  The Debtors’ main corporate address is 1777 Sentry Parkway West, Gwynedd Hall, Suite 302, Blue Bell, Pennsylvania 19422.

(2)   Unless otherwise defined herein, all capitalized terms shall have the meaning ascribed to them in the Plan.

d.                                      filed on the Petition Date, the Notice of Filing of Amended Joint Prepackaged Plan of Reorganization for UniTek Global Services, Inc. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code (the “Amended Plan Notice”), which reflected certain non-material revisions to the Plan [Docket No. 24];

e.                                       filed, on the Petition Date, the Affidavit of Service of Solicitation Materials and Declaration of Stephenie Kjontvedt on Behalf of Epiq Bankruptcy Solutions, LLC Regarding the Voting and Tabulation of Ballots Cast With Respect to the Joint Prepackaged Plan of Reorganization of UniTek Global Services, Inc. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 23] (the “Voting Report”), which details the prepetition solicitation of the Plan and the voting results;

f.                                        filed, on the Petition Date, the Debtors’ Motion for Entry of an Order (A) Scheduling an Objection Deadline and Combined Hearing on Their Disclosure Statement and Plan Confirmation, (B) Approving Form and Notice of Confirmation Hearing, (C) Establishing Procedures for Objections to the Disclosure Statement and the Plan (Including the Proposed Assumption of Executory Contracts and Unexpired Leases and the Payment of Associated Cure Amounts), (D) Approving Solicitation Procedures, (E) Waiving the Requirement for Meetings of Creditors or Equity Holders, and (F) Granting Related Relief [Docket No. 16] (the “Scheduling Motion”);

g.                                       filed, on November 7, 2014, the Notice of (I) Commencement of Prepackaged Chapter 11 Bankruptcy Cases, (II) Combined Hearing On (A) Disclosure Statement and (B) Confirmation of the Plan of Reorganization and Related Matters, and Summary of the Plan of Reorganization, and (III) Procedures for Objecting to the Disclosure Statement and the Plan (Including the Proposed Assumption or Rejection of Executory Contracts and Unexpired Leases and the Payment of Associated Cure Amounts), which contained notice of the commencement of the Chapter 11 Cases, the date and time set for the hearing to consider approval of the Disclosure Statement and Confirmation of the Plan (the “Confirmation Hearing”), and the deadline for filing objections to the Plan and the Disclosure Statement [Docket No. 84] (the “Confirmation Hearing Notice”);

h.                                      filed Affidavits of Service evidencing service of the Confirmation Hearing Notice [Docket Nos. 93, 107, 113, 130 and 148], (the “Confirmation Hearing Notice Affidavits”);

i.                                          published, on November 7, 2014, the Confirmation Hearing Notice in the Wall Street Journal (National Edition), consistent with the order granting the Scheduling Motion [Docket No. 62] (the “Scheduling Order”), as evidenced by the Affidavit of Publication [Docket No. 146] (together with the Confirmation Hearing Notice Affidavits, the “Affidavits”);

j.                                         filed on November 21, 2014, the Notice to Counterparties to Executory Contracts and Unexpired Leases the Debtors May Assume and Assign (the “Cure Notice”) [Docket No. 131], as supplemented [Docket No. 151];

k.                                      filed, on November 26, 2014, the Plan Supplement for the Plan [Docket No. 161] (as modified, amended or supplemented from time to time, including as amended and supplemented by the Amended Plan Supplements filed on December 11, 2014 [Docket No. 232] and January 4, 2015 [Docket No. 273], the “Plan Supplement”), which is included in the definition of the Plan;

l.                                         filed, on December 11, 2014, the Memorandum of Law (I) in Support of (A) Approval of the Disclosure Statement and (B) Confirmation of the Plan and (II) in Reply to the Objections Filed to the Disclosure Statement and the Plan

[Docket No. 235] (the “Confirmation Brief”); and

m.                                  filed, on December 11, 2014, the Declaration of Andrew J. Herning in Support of Confirmation of Joint Prepackaged Plan of Reorganization of UniTek Global Services, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 234] (the “Confirmation Declaration”).

The Court having:

a.                                      entered, on November 4, 2014, the Scheduling Order;

b.                                      set December 15, 2014 at 9:30 a.m. (prevailing Eastern Time), as the date and time for the commencement of the Confirmation Hearing, pursuant to Bankruptcy Rules 3017 and 3018 and sections 1126, 1128 and 1129 of the Bankruptcy Code;

c.                                       reviewed the Plan, the Disclosure Statement, the Confirmation Brief, the Voting Report, the Confirmation Hearing Notice, the Affidavits, the Confirmation Declaration, the Ballots and all filed pleadings, exhibits, statements and comments regarding approval of the Disclosure Statement and Confirmation, including all objections, statements and reservations of rights, if any;

d.                                      held the Confirmation Hearing on December 15, 2014 and January 5, 2015;

e.                                       heard statements and arguments made by counsel in respect of approval of the Disclosure Statement and Confirmation;

f.                                        considered all oral representations, testimony, documents, filings and other evidence regarding approval of the Disclosure Statement and Confirmation; and

g.                                       taken judicial notice of all pleadings and other documents filed, all orders entered, and all evidence and arguments presented in the Chapter 11 Cases.

NOW, THEREFORE, it appearing to the Court that notice of the Confirmation Hearing and the opportunity for any party in interest to object to approval of the Disclosure

Statement and Confirmation have been adequate and appropriate as to all parties affected or to be affected by the Plan and the transactions contemplated thereby, and the legal and factual bases set forth in the documents filed in support of approval of the Disclosure Statement and Confirmation and other evidence presented at the Confirmation Hearing establish just cause for the relief granted herein; and after due deliberation thereon and good cause appearing therefor, the Court makes and issues the following findings of fact and conclusions of law, and orders:

FINDINGS OF FACT AND CONCLUSIONS OF LAW

IT IS DETERMINED AND FOUND THAT:

A.                                    Findings and Conclusions

1.                                      The findings and conclusions set forth herein and in the record of the Confirmation Hearing constitute the Court’s findings of fact and conclusions of law under Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014.  To the extent any of the following conclusions of law constitute findings of fact, or vice versa, they are adopted as such.

B.                                    Jurisdiction, Venue and Core Proceeding

2.                                      The Court has jurisdiction over the Chapter 11 Cases pursuant to 28 U.S.C. §§ 157 and 1334 and the Amended Standing Order of Reference from the United States District Court for the District of Delaware, dated February 29, 2012.  The Court has exclusive jurisdiction to determine whether the Disclosure Statement and the Plan comply with the applicable provisions of the Bankruptcy Code and should be approved and confirmed, respectively.  Venue is proper in this district pursuant to 28 U.S.C. §§ 1408 and 1409.  Approval of the Disclosure Statement, including associated solicitation procedures, and Confirmation of the Plan are core proceedings within the meaning of 28 U.S.C. § 157(b)(2).

C.                                    Eligibility for Relief

3.                                      The Debtors were and are entities eligible for relief under section 109 of the Bankruptcy Code, and the Debtors are proper proponents of the Plan under section 1121(a) of the Bankruptcy Code.

D.                                    Commencement and Joint Administration of the Chapter 11 Cases

4.                                      On the Petition Date, each of the Debtors commenced a voluntary case under chapter 11 of the Bankruptcy Code.  In accordance with the Order Directing Joint Administration of Related Chapter 11 Cases [Docket No. 60], the Chapter 11 Cases have been consolidated for procedural purposes only and are being jointly administered pursuant to Bankruptcy Rule 1015.  Since the Petition Date, the Debtors have operated their businesses and managed their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.  No trustee or examiner has been appointed pursuant to section 1102 of the Bankruptcy Code.  No statutory committee of unsecured creditors or equity security Holders has been appointed pursuant to section 1102 of the Bankruptcy Code.

E.                                    Judicial Notice, Objections

5.                                      The Court takes judicial notice of (and deems admitted into evidence in support of Confirmation) the docket of the Chapter 11 Cases maintained by the Clerk of the Court or its duly appointed agent, including all pleadings and other documents on file, all orders entered, all hearing transcripts, and all evidence and arguments made, proffered, or adduced at the hearings held before the Court during the pendency of the Chapter 11 Cases.  All parties have had a full and fair opportunity to litigate all issues raised by objections to confirmation of the Plan.  Any unresolved objections, statements, informal objections, and reservations of rights, if any, related to the Plan, the Disclosure Statement, including the associated solicitation procedures, or Confirmation have been fully considered by the Court and are hereby overruled on the merits.

F.                                     Burden of Proof—Confirmation of the Plan

6.                                      The Debtors, as proponents of the Plan, have met their burden of proving the applicable elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, which is the applicable evidentiary standard for Confirmation.

G.                                   Notice

7.                                      As evidenced by the Affidavits, due, adequate, and sufficient notice of the Disclosure Statement, the Plan, and the Confirmation Hearing, together with the deadline for objecting to the Disclosure Statement and the Plan, has been provided to, among others:  (i) the Office of the United States Trustee for the District of Delaware; (ii) Holders of the thirty (30) largest unsecured claims on a consolidated basis against the Debtors; (iii) all Holders of Term Loan Claims; (iv) the Term Loan Agent; (v) DIRECTV, LLC; (vi) the ABL Facility Agent; (vii) all Holders of ABL Facility Claims; (viii) the Internal Revenue Service; (ix) the Securities and Exchange Commission; and (x) all parties who have filed a notice of appearance and request for service of papers pursuant to Bankruptcy Rule 2002 (the parties identified in clauses (i) through (x) collectively, the “Core Notice Parties”).  The Confirmation Hearing Notice was mailed to all known creditors and equity interest Holders as of the Petition Date, and was also published in the Wall Street Journal (National Edition) in compliance with the Scheduling Order and Bankruptcy Rule 2002(l).  Due, adequate, and sufficient notice of the deadline for voting to accept or reject the Plan was provided to Holders of Claims in the Voting Classes (as defined herein), pursuant to the Disclosure Statement and the Ballots distributed therewith.  In addition, on November 3 and 5, 2014, the Debtors filed Forms 8-K with the Securities Exchange Commission about the

Chapter 11 Cases.  Such notice was adequate and sufficient pursuant to section 1128 of the Bankruptcy Code, Bankruptcy Rules 2002(b) and 3020 and other applicable law and rules, and no other or further notice is or shall be required.

H.                                   Disclosure Statement

8.                                      The Disclosure Statement (a) contains adequate information of a kind generally consistent with the disclosure requirements of all applicable non-bankruptcy law, (b) contains “adequate information” (as such term is defined in section 1125(a) of the Bankruptcy Code and used in section 1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Plan, and the transactions contemplated therein, and (c) is approved in all respects.  The filing of the Disclosure Statement with the Clerk of the Court satisfied Bankruptcy Rule 3016(b).

I.                                        Ballots

9.                                      Classes 3 and 4, Holders of ABL Facility Claims, and Class 5, Holders of Term Loan Claims (collectively, the “Voting Classes”), were the only Classes of Claims or Interests entitled under the Plan to vote to accept or reject the Plan.

10.                               The Ballots the Debtors used to solicit votes to accept or reject the Plan from Holders in the Voting Classes, in the forms annexed to the Scheduling Motion, adequately addressed the particular needs of the Chapter 11 Cases and were appropriate for Holders in the Voting Classes to vote to accept or reject the Plan.

J.                                      Solicitation

11.                               As described in the Voting Report, the solicitation of votes on the Plan complied with the solicitation procedures set forth in the Scheduling Motion (the “Solicitation Procedures”), was appropriate and satisfactory based upon the circumstances of the Chapter 11

Cases, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, and any other applicable rules, laws and regulations.

12.                               As described in the Voting Report and the Affidavits, as applicable, prior to the Petition Date, the Plan, the Disclosure Statement and a Ballot (collectively, the “Solicitation Materials”), and, following the Petition Date, the Confirmation Hearing Notice were transmitted and served in compliance with the Bankruptcy Code, including sections 1125 and 1126 thereof, the Bankruptcy Rules, including Bankruptcy Rules 3017 and 3018, the Local Rules, the Scheduling Order and any applicable non-bankruptcy law.  Transmission and service of the Solicitation Materials and the Confirmation Hearing Notice were timely, adequate and sufficient.  No further notice is required.

13.                               As set forth in the Voting Report, the Solicitation Materials were distributed to Holders in the Voting Classes that held a Claim as of the close of business prevailing Eastern Time on October 21, 2014 (the date specified in such documents for the purpose of the solicitation) (the “Record Date”).  The establishment and notice of the Record Date were reasonable and sufficient.

14.                               The period during which the Debtors solicited acceptances or rejections to the Plan was a reasonable and sufficient period of time for Holders in the Voting Classes to make an informed decision to accept or reject the Plan.

15.                               Under section 1126(f) of the Bankruptcy Code, the Debtors were not required to solicit votes from the Holders of Claims and Interests in the Unimpaired Classes (defined below), each of which is conclusively presumed to have accepted the Plan.  Also, the Debtors were not required to solicit votes from the Holders of Subordinated Claims in Class 7 and Interests in Class 8, which were deemed to reject the Plan.

16.                               The Debtors, the Reorganized Debtors, and each of their respective affiliates, officers, directors, counsel, advisors, and agents are entitled to the protection of section 1125(e) of the Bankruptcy Code.

K.                                   Voting

17.                               As evidenced by the Voting Report, votes to accept or reject the Plan have been solicited and tabulated fairly, in good faith, and in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, the Scheduling Order, the Disclosure Statement and any applicable non bankruptcy law, rule, or regulation.

L.                                    Plan Supplement

18.                               The Plan Supplement includes the following documents:  (a) New Corporate Governance Documents; (b) Rejected Executory Contract and Unexpired Lease List; (c) Assumed Executory Contract and Unexpired Lease List; (d) Assumed and Assigned Executory Contract and Unexpired Lease List; (e) New First Lien Debt Facility Credit Agreement; (f) Shared Services Agreement; (g) Description of Transaction Steps; (h) List of Retained Causes of Action; and (i) Management Employment Agreements.

19.                               The Plan Supplement complies with the Bankruptcy Code and the terms of the Plan, and the filing and notice of such documents is good and proper in accordance with the Bankruptcy Code, the Bankruptcy Rules and the Local Rules, and no other or further notice is required.  All documents included in the Plan Supplement are integral to, part of and incorporated by reference into the Plan. Subject to the terms of the Plan, the Debtors reserve the right to alter, amend, update or modify the Plan Supplement before the Effective Date.  The Debtors timely filed and served the Plan Supplement on the Core Notice Parties, providing them with due, adequate and sufficient notice of and ample time to review the Plan Supplement prior to the Confirmation Hearing.

M.                                 Compliance with Bankruptcy Code Requirements—Section 1129(a)(1)

20.                               The Plan complies with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(1) of the Bankruptcy Code.  In addition, the Plan is dated and identifies the Entities submitting it, thereby satisfying Bankruptcy Rule 3016(a).

i.                                         Proper Classification—Sections 1122 and 1123

21.                               The Plan satisfies the requirements of sections 1122(a) and 1123(a)(1) of the Bankruptcy Code.  Article III of the Plan provides for the separate classification of Claims and Interests into eight Classes.  Valid business, factual, and legal reasons exist for the separate classification of such Classes of Claims and Interests.  The classifications reflect no improper purpose and do not unfairly discriminate between, or among, Holders of Claims and Interests, respectively.  Each Class of Claims and Interests contains only Claims or Interests that are substantially similar to the other Claims or Interests within that Class.

ii.                                       Specified Unimpaired Classes—Section 1123(a)(2)

22.                               The Plan satisfies the requirements of section 1123(a)(2) of the Bankruptcy Code.  Article III of the Plan specifies that Claims and Interests, as applicable, in the following Classes (the “Unimpaired Classes”) are Unimpaired under the Plan within the meaning of section 1124 of the Bankruptcy Code:

Class	Designation
Class 1	Priority Non-Tax Claims
Class 2	Other Secured Claims
Class 6	General Unsecured Claims

23.                               Additionally, Article II of the Plan specifies that Allowed Administrative Claims, Priority Tax Claims and statutory fees, including U.S. Trustee fees, will be paid in full in accordance with the terms of the Plan, although these Claims are not classified under the Plan.

iii.                                    Specified Treatment of Impaired Classes—Section 1123(a)(3)

24.                               The Plan satisfies the requirements of section 1123(a)(3) of the Bankruptcy Code.  Article III of the Plan specifies that Claims and Interests, as applicable, in the following Classes (the “Impaired Classes”) are Impaired under the Plan within the meaning of section 1124 of the Bankruptcy Code, and describes the treatment of such Classes:

Class	Designation
Class 3	Senior ABL Facility Claims
Class 4	Junior ABL Facility Claims
Class 5	Term Loan Claims
Class 7	Subordinated Claims
Class 8	Interests

iv.                                   No Discrimination—Section 1123(a)(4)

25.                               The Plan satisfies the requirements of section 1123(a)(4) of the Bankruptcy Code.  The Plan provides for the same treatment by the Debtors for each Claim or Interest in each respective Class unless the holder of a particular Claim or Interest has agreed to a less favorable treatment.

v.                                      Adequate Means for Plan Implementation—Section 1123(a)(5)

26.                               The Plan satisfies the requirements of section 1123(a)(5) of the Bankruptcy Code.  Various provisions of the Plan, including Article IV and the Plan Supplement, specifically provide detailed, adequate and proper means for the Plan’s implementation.  The Reorganized Debtors will have, immediately upon the Effective Date, sufficient Cash to make all payments required to be made on or around the Effective Date pursuant to the terms of the Plan.

vi.                                   Voting Power of Equity Securities—Section 1123(a)(6)

27.                               The Plan satisfies the requirements of section 1123(a)(6) of the Bankruptcy Code.  Article IV.L of the Plan and the Third Amended and Restated Certificate of Incorporation of UniTek Global Services, Inc. and the other amended organizational documents of each Reorganized Debtor, each included in the Plan Supplement, prohibit the issuance of non-voting Equity Securities and provide for the appropriate distribution of voting power among all classes of Equity Securities authorized for issuance under the Plan.

vii.                                Directors and Officers—Section 1123(a)(7)

28.                               The Plan satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code.  Article IV.M of the Plan contains provisions regarding the manner of selection of the Reorganized Debtors’ directors and officers that are consistent with the interests of all Holders of Claims and Interests and public policy.  The initial directors and managers of the New Boards and officers of the Reorganized Debtors were disclosed prior to the Confirmation Hearing.  Effective as of the entry of the Confirmation Order, in accordance with Article IV.M of the Plan, John Haggerty, a principal of Argus Management Corporation, shall be retained by UniTek Global Services, Inc. to serve as the interim manager of the Other Entities with respect to the Other Business, which, for the avoidance of doubt, does not include the DirectSAT Entities or the DirectSAT Business, with such compensation and scope as set forth in the Plan Supplement.

viii.                             Impairment/Unimpairment of Classes—Section 1123(b)(1)

29.                               The Plan is consistent with section 1123(b)(1) of the Bankruptcy Code.  Article III of the Plan Impairs or leaves Unimpaired, as the case may be, each Class of Claims and Interests.

ix.                                   Assumption and Rejection—Section 1123(b)(2)

30.                               The Plan is consistent with section 1123(b)(2) of the Bankruptcy Code.  Article V of the Plan provides for the treatment of the Debtors’ Executory Contracts and Unexpired Leases except where an Executory Contract or Unexpired Lease has previously been assumed, assumed and assigned, or rejected under section 365 of the Bankruptcy Code during the Chapter 11 Cases pursuant to a Final Order or is the subject of a pending motion or order that is not a Final Order for the assumption, assumption and assignment or rejection thereof.

x.                                      Settlement, Releases, Exculpation, Injunction and Preservation of Claims and Causes of Action—Section 1123(b)(3)

31.                               The Plan is consistent with section 1123(b)(3) of the Bankruptcy Code.  In accordance with section 363 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration of the distributions and other benefits provided under the Plan, the provisions of the Plan constitute a good-faith compromise and settlement of all Claims, Interests and controversies relating to the contractual, subordination and other legal rights that a holder of a Claim or Interest may have with respect to any Allowed Claim or Interest, or any distribution to be made on account of such Allowed Claim or Interest.  The compromise and settlement of such Claims and Interests embodied in the Plan and reinstatement and unimpairment of other Claims and Interests identified in the Plan are in the best interests of the Debtors, the Estates and all holders of Claims and Interests, and are fair, equitable and reasonable.

32.                               Article VIII.D of the Plan describes certain releases granted by the Debtors (the “Debtor Releases”).  The Debtors have satisfied the business judgment standard with respect to the propriety of the Debtor Releases.  Such releases are necessary and integral elements of the Plan, and are fair, reasonable and in the best interests of the Debtors, the Estates and Holders of Claims and Interests.  Also, the Debtor Releases:  (a) are in exchange for the good and valuable consideration provided by the Released Parties; (b) constitute good-faith compromises and settlements of the Claims released by Article VIII.D of the Plan; (c) are given, and made, after due notice and opportunity for hearing; and (d) are a bar to any of the Debtors asserting any Claim or Cause of Action released by Article VIII.D of the Plan.

33.                               In addition, the Debtor Releases are appropriate because:  (a) there is an identity of interest between the Debtors and each of the Released Parties as (i) they share the common goal of confirming the Plan and implementing the transactions contemplated thereby and (ii) a suit against the Released Parties is, in essence, a suit against the Debtors or will deplete assets of the Estates; (b) each of the Released Parties provided a substantial contribution to the reorganization; (c) the Debtor Releases are essential to the Plan to the extent that, without the Debtor Releases, there is little likelihood that the Plan would succeed; (d) the Plan was overwhelmingly accepted by Holders of Claims in the Voting Classes; and (e) the Plan provides for payment in full (or otherwise unimpairs) substantially all of the other classes of Claims affected by the Debtor Releases.  Each provision of the Debtor Releases is within the jurisdiction of the Court under 28 U.S.C. § 1334 and consistent with sections 105, 1123 and 1129 of the Bankruptcy Code and all other applicable law.

34.                               Article VIII.E of the Plan describes certain releases granted by certain third parties (the “Third-Party Releases”).  The Third-Party Releases provide finality for the Debtors, the Reorganized Debtors and the Released Parties regarding the parties’ respective obligations under the Plan.  The Confirmation Hearing Notice sent to holders of Claims and Interests and published in The Wall Street Journal, and the Ballots sent to all Holders of Claims entitled to vote on the Plan, in each case, and unambiguously stated that the Plan contains Third-Party Releases.  Such releases are a necessary and integral element of the Plan, and are fair, equitable, reasonable and in the best interests of the Debtors, the Estates and all Holders of Claims and Interests.  Also, the Third-Party Releases:  (a) are in exchange for the good, valuable, and substantial consideration provided by the Debtors, the Reorganized Debtors, the Estates and the Released Parties; (b) constitute good-faith compromises and settlements of the Claims released by Article VIII.E of the Plan; and (c) are given, and made, after due notice and opportunity for hearing.  Each provision of the Third-Party Releases is within the jurisdiction of the Court under 28 U.S.C. § 1334 and consistent with sections 105, 1123 and 1129 of the Bankruptcy Code and all other applicable law.

35.                               The exculpation described in Article VIII.F of the Plan (the “Exculpation”) is appropriate under applicable law because it was proposed in good faith, was formulated following extensive good-faith, arm’s-length negotiations with key constituents and is appropriately limited in scope, as it will have no effect on the liability of any Entity for acts or omissions occurring after the Effective Date.  Without limiting anything in the Exculpation, each Exculpated Party has participated in the Chapter 11 Cases in good faith and, to the fullest extent permitted by law, is appropriately released and exculpated from any Exculpated Claim or any obligation, Cause of Action or liability for any Exculpated Claim, including any claim related to any act or omission in connection with, relating to, or arising out of the Debtors’ restructuring efforts, the Plan Support Agreement, the Chapter 11 Cases, formulation, preparation, dissemination, negotiation or filing of the Disclosure Statement or the Plan or any contract, instrument, release or other agreement or document created or entered into, in connection with, or pursuant to the Plan Support Agreement, the Disclosure Statement or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan or the distribution of property under the Plan.  The Exculpation, including its carve-out for fraud, gross negligence or willful misconduct, is entirely consistent with established practice in this jurisdiction and others.

36.                               The injunction provision set forth in Article VIII.G of the Plan (the “Injunction”) is necessary to implement, preserve and enforce the Debtors’ discharge, the Debtor Releases, the Third-Party Releases and the Exculpation, and is narrowly tailored to achieve this purpose.

37.                               Section 105(a) of the Bankruptcy Code permits issuance of the releases, including the Debtor Releases and the Third-Party Releases, the Exculpation and the Injunction, all as set forth in Articles VIII.D, E, F and G of the Plan, respectively, because, as has been established here based upon the record in the Chapter 11 Cases and the evidence presented at the Confirmation Hearing, such provisions (a) were integral to the agreement among various parties in interest, as reflected in the Plan Support Agreement, and are essential to the formulation and implementation of the Plan, as provided in section 1123 of the Bankruptcy Code, (b) confer substantial benefits on the Debtors’ estates, (c) are fair and reasonable and (d) are in the best interests of the Debtors, the Estates and all holders of Claims and Interests.

38.                               Article IV.S of the Plan appropriately provides that the Reorganized Debtors will retain, and may enforce, all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, including those Causes of Action listed as retained Causes of Action in the Plan Supplement, and the Reorganized Debtors’ rights to commence, prosecute or settle such Causes of Action will be preserved notwithstanding the occurrence of the Effective Date, all in accordance with section 1123(b)(3)(B) of the Bankruptcy Code.  The provisions regarding the preservation of Causes of Action in the Plan, including the Plan Supplement, are appropriate, fair, equitable and reasonable, and are in the best interests of the Debtors, the Estates and holders of Claims and Interests.

39.                               The full release and discharge of all mortgages, deeds of trust, Liens, pledges or other security interests against any property of the Estates described in Article VIII.C of the Plan except (a) with respect to the Liens securing the Other Secured Claims (depending on the treatment of such Claims) or (b) as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan (the “Lien Release”), is necessary to implement the Plan.  The provisions of the Lien Release are appropriate, fair, equitable and reasonable and are in the best interests of the Debtors, the Estates and holders of Claims and Interests.

xi.                                   Additional Plan Provisions—Section 1123(b)(6)

40.                               The other discretionary provisions of the Plan are appropriate and consistent with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1123(b)(6) of the Bankruptcy Code.

xii.                                Cure of Defaults—Section 1123(d)

41.                               In accordance with section 1123(d) of the Bankruptcy Code, Article V of the Plan provides for the satisfaction of Cure Claims associated with each Executory Contract or Unexpired Lease to be assumed pursuant to the Plan in accordance with section 365(b)(1) of the Bankruptcy Code.  All Cure Claims will be determined in accordance with the underlying agreements and applicable law.

N.                                    Compliance with the Bankruptcy Code—Section 1129(a)(2)

42.                               The Debtors have complied with the applicable provisions of the Bankruptcy Code and, thus, satisfied the requirements of section 1129(a)(2) of the Bankruptcy Code.  Specifically, each Debtor:

a.                                      is an eligible debtor under section 109, and a proper proponent of the Plan under section 1121(a), of the Bankruptcy Code;

b.                                      has complied with the applicable provisions of the Bankruptcy Code, including sections 1125 and 1126, the Bankruptcy Rules, the Local Rules, any applicable nonbankruptcy law, rule and regulation, the Scheduling Order and all other applicable law, in transmitting the Solicitation Materials, the Plan Supplement and related documents and notices, and in soliciting and tabulating the votes on the Plan; and

c.                                       has complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Court.

O.                                   Plan Proposed in Good Faith—Section 1129(a)(3)

43.                               The Plan satisfies the requirements of section 1129(a)(3) of the Bankruptcy Code.  The Debtors have proposed the Plan in good faith and not by any means forbidden by law.  In so determining, the Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases, the Debtors’ entry into the Plan Support Agreement, the Plan itself, the process leading to Confirmation, including the unanimous acceptance of the Plan by the Voting Classes.  The Plan is based upon the Plan Support Agreement entered into by the Debtors, the ABL Facility Agent, the ABL Facility Lenders, the Term Loan Consenting Lenders and DIRECTV, LLC on October 17, 2014, and the Court entered its interim order approving the Debtors’ assumption of the Plan Support Agreement as being within the Debtors’ reasonable business judgment on November 4, 2014 [Docket No. 73], which interim order, in accordance with its terms, has now become a final order without the necessity of further hearing.  To implement the terms of the Plan Support Agreement and the Plan, the Debtors filed the Chapter 11 Cases with an honest belief that they were in need of reorganization and that the reorganization contemplated in the Plan Support Agreement and the Plan were the best restructuring alternatives available to the Debtors.  The Debtors proposed the Plan with the legitimate purpose of allowing the Debtors to restructure and emerge from bankruptcy with a capital and organizational structure that will allow them to conduct their businesses and satisfy their obligations with sufficient liquidity and capital resources.

44.                               The Debtors’ good faith is evident from the facts and records of the Chapter 11 Cases, the Disclosure Statement, the Plan, the record of the Confirmation Hearing and the other proceedings in these Chapter 11 Cases.  The Plan fairly achieves a result consistent with the objectives and purposes of the Bankruptcy Code, including the provisions of the Bankruptcy Code favoring consensual reorganization such as “prepackaged” chapter 11 cases and is consistent with other prepackaged cases that have been filed before this Court.  In so finding, the Court has considered the totality of the circumstances in these Chapter 11 Cases.  The Plan is the result of extensive good faith, arm’s-length negotiations between the Debtors and certain of their principal constituencies, including the ABL Facility Agent, the ABL Facility Lenders, the Term Loan Consenting Lenders, Term Loan Agent and DIRECTV, LLC.

45.                               As evidenced by its unanimous acceptance, the Plan achieves the goal of consensual reorganization embodied by the Bankruptcy Code.  The Debtors and each of their respective officers, directors, employees, advisors and professionals (i) acted in good faith in negotiating, formulating, and proposing, where applicable, the Plan and the agreements, compromises, settlements, transactions, and transfers contemplated thereby, and (ii) will be acting in good faith in proceeding to (a) consummate the Plan and the agreements, compromises, settlements, transactions, transfers, and documentation contemplated thereby, including, but not limited to, the Plan Supplement documents, and (b) take any actions authorized and directed or contemplated by this Confirmation Order.

P.                                     Payment for Services or Costs and Expenses—Section 1129(a)(4)

46.                               The procedures set forth in the Plan for the Court’s review and ultimate determination of the fees and expenses to be paid by the Debtors in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, satisfy the objectives of, and are in compliance with, section 1129(a)(4) of the Bankruptcy Code.

Q.                                   Directors, Officers and Insiders—Section 1129(a)(5)

47.                               The Debtors have satisfied the requirements of section 1129(a)(5) of the Bankruptcy Code.  Article IV.L of the Plan, in conjunction with the Plan Supplement, discloses the identity and affiliations of the individuals proposed to serve on the initial boards of directors, including the New UniTek Board, the New UniTek Services Board and the New Subsidiary Boards, as well as the officers of each of the Reorganized Debtors.  The appointment of the proposed directors and officers for the Reorganized Debtors are qualified and their appointment to, or continuance in, such offices is consistent with the interests of the Holders of Claims and Interests and with public policy.  To the extent available, the identity of any insider that will be employed or retained by the Reorganized Debtors and the nature of such insider’s compensation have also been fully disclosed.

R.                                    No Rate Changes—Section 1129(a)(6)

48.                               Section 1129(a)(6) of the Bankruptcy Code is not applicable to the Chapter 11 Cases.  The Plan proposes no rate change subject to the jurisdiction of any governmental regulatory commission and requires no governmental regulatory approval.

S.                                      Best Interests—Section 1129(a)(7)

49.                               The Plan satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code.  The liquidation analysis, attached to the Disclosure Statement as Exhibit C, and the other evidence related thereto in support of the Plan that was proffered or adduced at or prior to, or in connection with, the Confirmation Hearing:  (a) are reasonable, persuasive, credible, and accurate as of the dates such analysis or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; and (d) establish that each Holder of an Allowed Claim or Interest in an Impaired Class will recover at least as much under the Plan on account of such Claim or Interest, as of the Effective Date, as such Holder would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code.

T.                                    Acceptance by Certain Classes—Section 1129(a)(8)

50.                               The Plan does not satisfy the requirements of section 1129(a)(8) of the Bankruptcy Code.  Classes 1, 2, and 6 constitute Unimpaired Classes, each of which is conclusively presumed to have accepted the Plan in accordance with section 1126(f) of the Bankruptcy Code.  The Voting Classes have unanimously voted to accept the Plan.  Holders of Claims in Class 7 (Subordinated Claims) and Interests in Class 8, however, are deemed to reject the Plan.  Notwithstanding the above, the Plan is confirmable because it satisfies sections 1129(a)(10) and 1129(b) of the Bankruptcy Code.

U.                                    Treatment of Claims Entitled to Priority Under Section 507(a) of the Bankruptcy Code—Section 1129(a)(9)

51.                               The treatment of Administrative Claims and Priority Tax Claims, under Article II of the Plan, and of Priority Non-Tax Claims under Article III of the Plan, satisfies the requirements of, and complies in all respects with, section 1129(a)(9) of the Bankruptcy Code.

V.                                    Acceptance by Impaired Class—Section 1129(a)(10)

52.                               The Plan satisfies the requirements of section 1129(a)(10) of the Bankruptcy Code.  The Voting Classes voted to accept the Plan by the requisite numbers and amounts of Claims, as applicable, determined without including any acceptance of the Plan by any insider (as that term is defined in section 101(31) of the Bankruptcy Code), specified under the Bankruptcy Code.

W.                                Feasibility—Section 1129(a)(11)

53.                               The Plan satisfies the requirements of section 1129(a)(11) of the Bankruptcy Code.  The valuation analysis and financial projections attached to the Disclosure Statement as Exhibit D and the other evidence supporting Confirmation proffered or adduced by the Debtors at, or prior to, or in connection with, the Confirmation Hearing:  (a) are reasonable, persuasive, credible, and accurate as of the dates such analysis or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been persuasively controverted by any credible evidence; (d) establish that the Plan is feasible and Confirmation is not likely to be followed by the liquidation, or the need for further financial reorganization of the Reorganized Debtors or any successor thereto except as provided in the Plan; and (e) establish that the Reorganized Debtors will have sufficient funds available to meet their obligations under the Plan.

X.                                   Payment of Fees—Section 1129(a)(12)

54.                               The Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code.  Article II.C of the Plan provides for the payment of all fees payable by the Debtors under 28 U.S.C. § 1930(a).

Y.                                    Continuation of Employee Benefits—Section 1129(a)(13)

55.                               The Debtors do not provide any retiree benefit plans or programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code.  Accordingly, section 1129(a)(13) of the Bankruptcy Code is inapplicable in the Chapter 11 Cases.

Z.                                    Non-Applicability of Certain Sections—Section 1129(a)(14), (15) and (16)

56.                               Sections 1129(a)(14), 1129(a)(15), and 1129(a)(16) of the Bankruptcy Code do not apply to the Chapter 11 Cases.

AA.                           “Cram Down” Requirements—Section 1129(b)

57.                               The Plan satisfies the requirements of section 1129(b) of the Bankruptcy Code.  First, all of the requirements of section 1129(a) of the Bankruptcy Code other than section 1129(a)(8) have been met.  Second, the Plan is fair and equitable with respect to Classes 7 and 8, the only Impaired Classes that have not accepted the Plan.  Holders of Claims and Interests in Classes 7 and 8, as applicable, are deemed to have rejected the Plan.  Nonetheless, no Holder of any Claim or Interest that is junior to each such Class will receive or retain any property under the Plan on account of such junior Claim or Interest and no Holder of a Claim or Interest in a Class senior to such Classes is receiving more than 100% on account of its Claim or Interest. Third, the Plan does not discriminate unfairly with respect to Classes 7 or 8 because the Claims placed in Class 7 are similar as are the Interests placed in Class 8.  The evidence proffered or adduced at, or prior to, the Confirmation Hearing is persuasive and credible, has not been controverted by other credible evidence, and establishes that the Plan does not discriminate unfairly and is fair and equitable with respect to Classes 7 and 8.  Accordingly, the Plan may be confirmed despite the fact that not all Impaired Classes have voted to accept the Plan

BB.                           Only One Plan—Section 1129(c)

58.                               The Plan satisfies the requirements of section 1129(c) of the Bankruptcy Code.  The Plan is the only chapter 11 plan filed in each of the Chapter 11 Cases.

CC.                           Principal Purpose of the Plan —Section 1129(d)

59.                               The Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code.  The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act.

DD.                           Good Faith Solicitation—Section 1125(e)

60.                               The Debtors, the ABL Facility Agent, the ABL Facility Lenders, the Term Loan Agent, the Term Loan Consenting Lenders, and DIRECTV, LLC and any and all affiliates, directors, officers, members, managers, shareholders, partners, employees, attorneys and advisors of each of the foregoing, as applicable, have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code in compliance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules and any applicable non-bankruptcy law, rule, or regulation in connection with all of their respective activities relating to the Plan, including the execution, delivery, and performance of the Plan Support Agreement, and the prepetition solicitation of acceptances of the Plan, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code.

EE.                           Valuation

61.                               The valuation analysis and financial projections attached to the Disclosure Statement as Exhibit D was prepared by the Debtors’ financial advisor and investment banker, Miller Buckfire & Co., LLC, in accordance with standard and customary valuation principles and practices, and is a fair and reasonable estimate of the value of the Debtors’ businesses as a going concern.  The valuation analysis and the other evidence related thereto in support of the Plan that was proffered or adduced at or prior to, or in connection with, the Confirmation Hearing provide the basis for the Plan, and the estimated post-emergence enterprise value of the Reorganized Debtors are reasonable and credible.  All parties in interest have been given the opportunity to challenge the valuation analysis.  The valuation analysis (a) is reasonable, persuasive, credible and accurate as of the date such analysis or evidence was prepared, presented, or proffered, and (b) uses reasonable and appropriate methodologies and assumptions.

FF.                             Plan Revisions—Section 1127(a)

62.                               Pursuant to and in compliance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, the Debtors proposed the plan revisions as reflected in the Amended Plan Notice filed with the Court prior to entry of this Confirmation Order and in paragraph 9 infra of this Order (collectively, the “Plan Revisions”).  In accordance with Bankruptcy Rule 3019, the Plan Revisions do not (a) affect the classification of Claims or Interests, (b) constitute material modifications of the Plan under section 1127 of the Bankruptcy Code, (c) cause the Plan to fail to meet the requirements of sections 1122 or 1123 of the Bankruptcy Code, (d) materially and adversely change the treatment of any Claims or Interests, (e) require resolicitation of any Holders of Claims or Interests, or (f) require that any such Holders be afforded an opportunity to change previously cast acceptances or rejections of the Plan.  Under the circumstances, the form and manner of notice of the proposed Plan Revisions are adequate, and no other or further notice of the proposed Plan Revisions is necessary or required.

GG.                         Satisfaction of Confirmation Requirements

63.                               Based on the foregoing, the Plan satisfies the requirements for Confirmation set forth in section 1129 of the Bankruptcy Code.

HH.                         Likelihood of Satisfaction of Conditions Precedent to the Effective Date

64.                               Without limiting or modifying the rights of the ABL Facility Agent or the Required Term Loan Consenting Lenders, as applicable, each of the conditions precedent to the Effective Date, as set forth in Article IX.A of the Plan, has been or is reasonably likely to be satisfied or waived in accordance with Article IX of the Plan.

II.                                   Implementation

65.                               All documents necessary to implement the Plan and all other relevant and necessary documents have been negotiated in good faith and at arm’s-length and shall, upon completion of documentation and execution, be valid, binding and enforceable agreements and are not in conflict with any federal or state law.

JJ.                               Disclosure of Facts

66.                               The Debtors have disclosed all material facts regarding the Plan, including the fact that each applicable Debtor will emerge from its Chapter 11 Case as a validly existing corporation, limited liability company, partnership or other form, as applicable, with separate assets, liabilities and obligations (other than UniTek Holdings, Inc., UniTek Midco, Inc., Advanced Communications USA, Inc., and Nex-link USA, LLC, which are dissolving).

KK.                         Exit Financing

67.                               Upon diligent inquiry, the Debtors have determined that the New First Lien Debt Facility and, if required under the terms of the Plan, the New UniTek Debt, to be provided subject to and in accordance with the New First Lien Debt Facility Credit Agreement and, if required under the terms of the Plan, the New UniTek Debt Credit Agreement, statements made on the record, and such other changes as the parties thereto may agree is the best financing alternative available to the Reorganized Debtors.  The terms of the New First Lien Debt Facility and New UniTek Debt Credit Agreement have been negotiated in good faith and on an arm’s-length basis, and each party thereto may rely upon the provisions of this Confirmation Order in closing the New First Lien Debt Facility and the New UniTek Debt.  The terms of the New First Lien Debt Facility are consistent in all material respects with the terms set forth in the New First Lien Debt Facility Term Sheet, and the terms of the New UniTek Debt, if required, are consistent in all material respects with the terms set forth in the New UniTek Debt Term Sheet.  The availability of borrowings under the New First Lien Debt Facility and, if required under the terms of the Plan, the New UniTek Debt, are necessary to the consummation of the Plan and the operation of the Reorganized Debtors.  The terms and conditions of the New First Lien Debt Facility Credit Agreement and the New UniTek Debt Credit Agreement are fair and reasonable, reflect the Debtors’ exercise of prudent business judgment consistent with their fiduciary duties, are supported by reasonably equivalent value and fair consideration, and are in the best interests of the Debtors’ Estates and their creditors.  The execution, delivery or performance by the Debtors or Reorganized Debtors, as the case may be, of or in accordance with any documents in connection with the New First Lien Debt Facility or the New UniTek Debt, and compliance by the Debtors or Reorganized Debtors, as the case may be, with the terms thereof are authorized by, and will not conflict with, the terms of the Plan or this Confirmation Order.  The financial accommodations to be extended pursuant to the New First Lien Debt Facility Credit Agreement and the New UniTek Debt Credit Agreement are being extended in good faith and for legitimate business purposes.

68.                               The Debtors have provided sufficient and adequate notice of the terms of the New First Lien Debt Facility Term Sheet, the New UniTek Debt Term Sheet, the New First Lien Debt Facility Credit Agreement, the New UniTek Debt Credit Agreement and the credit arrangements set forth therein to all parties in interest, including, without limitation the Core Notice Parties.

69.                               On the Effective Date, all of the liens and security interests to be granted in accordance with the New First Lien Debt Facility Credit Agreement (the “New First Lien Debt Facility Liens”) shall be deemed approved and shall be legal, valid, binding, enforceable and perfected liens on and security interests in the collateral for the New First Lien Debt Facility and having the priorities set forth therein.  The Reorganized Debtors and the persons granted such liens and security interests are authorized to make all filings and recordings and to obtain all governmental approvals and consents necessary to establish and perfect such liens and security interests under the provisions of the applicable state, provincial, federal or other law (whether domestic or foreign) that would be applicable in the absence of the Confirmation Order.  All fees, costs and expenses paid or to be paid by the Debtors and Reorganized Debtors in connection with the New First Lien Debt Facility are hereby ratified and approved.  The security interests and the New First Lien Debt Facility Liens are not be subject to recharacterization or equitable subordination for any purposes whatsoever and are not preferential transfers, fraudulent transfers, or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law.  The Reorganized Debtors and the persons granted such liens and security interests are authorized to make all filings and recordings and to obtain all governmental approvals and consents necessary to establish and perfect such liens and security interests under the provisions of the applicable state, provincial, federal or other law (whether domestic or foreign) that would be applicable in the absence of the Confirmation Order.  All fees, costs and expenses paid or to be paid by the Debtors and Reorganized Debtors in connection with the New First Lien Debt Facility are hereby ratified and approved.

70.                               The New First Lien Debt Facility Liens, and the claims against the Reorganized Debtors under the New First Lien Debt Facility and the New UniTek Debt, are not subject to recharacterization or equitable subordination for any purposes whatsoever and are not preferential transfers, fraudulent transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law.

LL.                           Retention of Jurisdiction

71.                               The Court may properly retain competent jurisdiction over the matters arising out of, and related to, the Chapter 11 Cases, including the matters set forth in Article XI of the Plan and section 1142 of the Bankruptcy Code.  For the avoidance of doubt, the Court does not retain jurisdiction over any Causes of Action arising under state or other federal law (other than Causes of Action arising under the Bankruptcy Code); provided, however, that nothing in the Plan or this Confirmation Order shall limit the jurisdiction of the Court to interpret and enforce the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan, the Plan Supplement, or the Disclosure Statement, without regard to whether the controversy with respect to which such interpretation or enforcement relates may be pending in any state or other federal court of competent jurisdiction.

MM.                     Red Oak Parties

72.                               Red Oak Partners, LLC and John Randall Waterfield (collectively, the “Red Oak Parties”) and the Debtors, with the consent of the ABL Facility Agent and the Required Term Loan Consenting Lenders, have agreed that the claims alleged by the Red Oak Parties against the Debtors and the other parties to the Plan Support Agreement (collectively, the “Red Oak Unsecured Claims”), including, but not limited to those claims asserted in the Objection of Red Oak Partners, LLC and John Randall Waterfield to Confirmation of Amended

Joint Prepackaged Plan of Reorganization of Unitek Global Services, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 217] (the “Red Oak Objection”), are hereby resolved on the terms set forth in the Settlement Agreement (the “Red Oak Settlement Agreement”) annexed hereto as Exhibit C.

ORDER

IT IS ORDERED, ADJUDGED, DECREED AND DETERMINED THAT:

1.                                      Findings of Fact and Conclusions of Law.  The above-referenced findings of fact and conclusions of law are hereby incorporated by reference as though fully set forth herein and constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable herein by Bankruptcy Rule 9014.  To the extent that any finding of fact is determined to be a conclusion of law, it is deemed so, and vice versa.

2.                                      Approval of Disclosure Statement.  The Disclosure Statement (a) contains adequate information of a kind generally consistent with the disclosure requirements of applicable non-bankruptcy law, including the Securities Act, (b) contains “adequate information” (as such term is defined in section 1125(a)(1) and used in section 1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Plan, and the transactions contemplated therein, and (c) is approved in all respects.

3.                                      Ballots.  The Ballots are in compliance with Bankruptcy Rule 3018(c), conform to Official Form B14, and are approved in all respects.

4.                                      Solicitation.  The Solicitation Procedures, the Solicitation Materials and the solicitation of votes on the Plan complied with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, all other provisions of the Bankruptcy Code and all other applicable rules, laws and regulations, and were appropriate and satisfactory and are approved.

5.                                      Notice of the Confirmation Hearing.  Notice of the Confirmation Hearing was appropriate and satisfactory and is approved.

6.                                      Confirmation of the Plan.  The Plan is approved in its entirety and CONFIRMED under section 1129 of the Bankruptcy Code.  The terms of the Plan, including the Plan Revisions and Plan Supplement, are incorporated by reference into and are an integral part of this Confirmation Order.

7.                                      Objections.  All objections and all reservations of rights pertaining to Confirmation, the Solicitation Procedures or approval of the Disclosure Statement that have not been withdrawn, waived, or settled are OVERRULED in their entirety and on the merits, and all withdrawn objections or responses are hereby deemed withdrawn with prejudice.

8.                                      No Action Required.  Pursuant to the appropriate provisions of the Delaware General Corporation Law, including section 303 thereof, and the comparable provisions of the Delaware Limited Liability Company Act and other state laws, and section 1142(b) of the Bankruptcy Code, and otherwise, no action of the respective directors, equity holders, managers, or members of the Debtors or Reorganized Debtors, as applicable, shall be required to authorize the Debtors or Reorganized Debtors, as applicable, to enter into, execute, deliver, file, adopt, amend, restate, consummate, or effectuate, as the case may be, the Plan and any contract, instrument, or other document (including any documents that are part of the Plan Supplement) to be executed, delivered, adopted, or amended in connection with the implementation of the Plan, including but not limited to any documentation executed in connection with the New First Lien Debt Facility, the New First Lien Debt Facility Credit Agreement, the New UniTek Debt, the New UniTek Debt Credit Agreement, the Management Incentive Plan, and the New Stockholders Agreement.

9.                                      Plan Revisions.  The Plan is hereby amended to reflect the following revised Defined Terms:

(a)                                 “Tranche A New First Lien Debt” means the First Out Tranche Commitments and Advances as defined in the New First Lien Debt Facility Credit Agreement; and

(b)                                 “Tranche B New First Lien Debt” means the Second Out Tranche Advances as defined in the New First Lien Debt Facility Credit Agreement.

The Plan Revisions comply with the requirements under the Plan Support Agreement and do not adversely affect the treatment of any Claim against or Interest in any of the Debtors under the Plan.  After giving effect to the Plan Revisions, the Plan continues to meet the requirements of sections 1122 and 1123 of the Bankruptcy Code.  The filing with the Court of the Plan, as modified by the Plan Revisions, constitutes due and sufficient notice thereof.  Accordingly, pursuant to section 1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019, the Plan Revisions do not require additional disclosure under section 1125 of the Bankruptcy Code or resolicitation of votes under section 1126 of the Bankruptcy Code, nor do they require that Holders of Claims be afforded an opportunity to change previously cast votes on the Plan.

10.                               Deemed Acceptance of the Plan as Revised.  In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all Holders of Claims who voted to accept the Plan or who are conclusively presumed to accept the Plan are deemed to have accepted the Plan as modified by the Plan Revisions.  No holder of a Claim shall be permitted to change its vote as a consequence of the Plan Revisions.

11.                               Distribution Record Date.  To facilitate the distribution process, when making any Cash payments under the Plan on the Effective Date or other required Distribution Date, the Debtors shall not be required to recognize, and may disregard without liability, any transfer of Claim that is not filed of record on the Court’s docket after the Distribution Record

Date.  With respect to any transfer of Claim not so timely filed, the Debtors are authorized to recognize and deal for all purposes under the Plan only with the original holder of the Claim.

12.                               Binding Effect.  Upon the occurrence of the Effective Date, the terms of the Plan are immediately effective and enforceable and deemed binding on the Debtors, the Reorganized Debtors and any and all holders of Claims or Interests (regardless of whether such holders of Claims or Interests have, or are deemed to have, accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges and injunctions described in the Plan, each Entity acquiring property under the Plan and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.

13.                               No Liability for Debtors.  Based on the factual findings described in this Confirmation Order, the Debtors are not, and on account of or with respect to the offer or issuance of any security under the Plan, and/or solicitation of votes on the Plan, will not be, liable at any time for any violation of applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of any securities under the Plan. The Debtors have solicited votes on the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules and all other applicable rules, laws, and regulations and are, therefore, entitled to, and are hereby granted, the protections afforded by Section 1125(e) of the Bankruptcy Code and the exculpation, release and limitation of liability provisions set forth in the Plan.

14.                               Vesting of Assets in the Reorganized Debtors.  Except as otherwise provided in the Plan or any agreement, instrument or other document incorporated in the Plan or the Plan Supplement, on the Effective Date, (i) all property in each Estate, all Causes of Action and any property acquired by any of the Debtors pursuant to the Plan, shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges or other encumbrances, except for Liens securing the New First Lien Debt Facility and Liens securing the Other Secured Claims (depending on the treatment of such Claims).  On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire or dispose of property and compromise or settle any claims, Interests or Causes of Action without supervision or approval by the Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

15.                               Authorizations to Take Acts Necessary to Implement Plan.  The Debtors or the Reorganized Debtors, as applicable, may take all actions to execute, deliver, file, or record such contracts, instruments, releases, leases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and implement the provisions of the Plan without the need for any further notice to or action, order or approval of the Court, or other act or action under applicable law, regulation, order or rule except for those expressly required pursuant to the Plan, the Separation of Business Transactions, the New First Lien Debt Facility Credit Agreement, the New Stockholders Agreement, the Second Amended and Restated Operating Agreement of DirectSAT USA, LLC, the Shared Services Agreement, or any other related document or agreement, or form of document or agreement, contained in the Plan Supplement.  All matters provided for pursuant to the Plan that would otherwise require approval of the shareholders, directors, managers or members of the Debtors or the Reorganized Debtors, as applicable, shall be deemed to have been so approved and shall be in effect prior to, on or after the Effective Date (as appropriate) pursuant to applicable law and without any requirement of further action by the shareholders, directors, managers, or members of the Debtors, or the need for any approvals, authorizations, actions or consents except as otherwise expressly required pursuant to the Plan, the New First Lien Debt Facility Credit Agreement, the New Stockholders Agreement, the Separation of Business Transactions, the Second Amended and Restated Operating Agreement of DirectSAT USA, LLC, the Shared Services Agreement, or any other related document or agreement, or form of document or agreement, contained in the Plan Supplement.  Except as otherwise stated in the Plan, this Confirmation Order shall constitute all approvals and consents required (including consents to assume, or assume and assign, Executory Contracts and Unexpired Leases), if any, by the laws, rules and regulations of all states and any other governmental authority with respect to the implementation or consummation of the Plan and any documents, instruments or agreements, and any amendments or modifications thereto, and any other acts and transactions referred to in or contemplated by the Plan, Disclosure Statement and any documents, instruments or agreements and any amendments or modifications thereto.  On the Effective Date, or as soon as thereafter as is practicable, the Reorganized Debtors shall file their amended certificates of incorporation or other constituent documents with the Secretary of State of Delaware, in accordance with the Delaware General Corporation Law, the Delaware Limited Liability Company Act, or other applicable law.

16.                               Effectiveness of All Actions.  All actions authorized to be taken under the Plan and the Plan Supplement are effective on, prior to or after the Effective Date, as applicable, under this Confirmation Order, without further application to, or order of the Court, or further action by the respective officers, directors, members or equity holders of the Debtors or the Reorganized Debtors and with the effect that such actions had been taken by unanimous action of such officers, directors, members, or equity holders.  The approvals and authorizations specifically set forth in this Confirmation Order are nonexclusive and are not intended to limit the authority of any Debtor or Reorganized Debtor or any officer or director thereof to take any and all actions necessary or appropriate to implement, effectuate and consummate the Plan, this Confirmation Order and any and all documents (including, but not limited to, those contained in the Plan Supplement) or transactions contemplated by the Plan or this Confirmation Order.

17.                               Restructuring Transactions.  The Debtors or Reorganized Debtors, as applicable, are authorized to enter into and effectuate the Restructuring Transactions, including (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution or liquidation containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable law and any other terms to which the applicable Entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, debt or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable parties agree; (c) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion or dissolution pursuant to applicable state law; and (d) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law.

18.                               The Restructuring Transactions are hereby approved as constituting reasonably equivalent value and fair and valuable consideration and being in the best interests of the Debtors, their Estates and creditors, the Reorganized Debtors, and all other parties in interest.  Any transfers of assets effected through the Restructuring Transactions, including the Separation of Business Transaction, shall not constitute fraudulent conveyances or fraudulent transfers or otherwise be subject to avoidance.  Each Debtor (excluding UniTek Holdings, Inc., UniTek Midco, Inc., Advanced Communications USA, Inc., and Nex-link USA, LLC), as reorganized, as applicable, shall continue to exist after the Effective Date as a separate corporate entity, limited liability company, partnership or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership or other form, as the case may be, under the applicable law in the jurisdiction in which such applicable Debtor is incorporated or formed.

19.                               Effectuating the Restructuring Transactions.  The Restructuring Transactions shall be effectuated pursuant to the steps described in Exhibit G to the Plan Supplement; provided that such steps may be modified or amended if such amendments are acceptable to the ABL Facility Agent and the Required Term Loan Consenting Lenders.

20.                               Pursuant to sections 1123 and 1142 of the Bankruptcy Code, section 303 of the Delaware General Corporation Law and any comparable provisions of the business corporation law of any other state, without further action by the Bankruptcy Court or the stockholders, members, managers or board of directors of any Debtor or Reorganized Debtor, the Debtors and the Reorganized Debtors, as well as each of the Chief Executive Officer, President, or any Vice President of any Debtor or Reorganized Debtor, is hereby authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take or direct such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan, this Confirmation Order, and the Restructuring Transactions contemplated thereby or hereby.

21.                               Issuance and Distribution of New UniTek Interests.  Reorganized UniTek is authorized to issue the New UniTek Interests pursuant to the terms and conditions of the Plan.  All of the shares of New UniTek Interests issued pursuant to the Plan are hereby deemed duly authorized, validly issued, fully paid and non-assessable.  Each distribution and issuance of the New UniTek Interests under the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance.  The New UniTek Interests are hereby deemed issued as of the Effective Date regardless of the date on which the New UniTek Interests are actually distributed.

22.                               Exemption from Securities Law.  The (a) offer by the Debtors and/or the Reorganized Debtors of the New UniTek Interests is exempt from the registration requirements of the Securities Act and similar state statutes pursuant to applicable securities law, (b) issuance of debt under the New First Lien Debt Facility Credit Agreement and New UniTek Debt Credit Agreement, as applicable, and (c) issuance of the New UniTek Interests pursuant to the Plan and any subsequent sales, resales or transfers, or other distributions of any such securities shall be exempt from any federal, state or local securities laws registration requirements, including section 5 of the Securities Act, as amended, pursuant to section 1145 of the Bankruptcy Code.  In addition, under section 1145 of the Bankruptcy Code, any New UniTek Interests contemplated by the Plan and any and all settlement agreements incorporated therein, will be freely tradable by the recipients thereof, subject to (a) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, and compliance with any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such securities or instruments and (b) the restrictions, if any, on the transferability of such security and instruments in the organizational documents set forth in the Plan Supplement or other constituent documents including, but not limited to, the New Stockholders Agreement.  Any and all clearing and settlement organizations are authorized and directed to permit the issuance of the New UniTek Interests without any restrictive legends at the request of the Debtors.

23.                               Cancellation of Existing Indebtedness and Securities.  Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, including the New First Lien Debt Facility Credit Agreement and the New UniTek Debt Credit Agreement, on the Effective Date:  (i) the obligations of the Debtors under any certificate, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document, except the New First Lien Debt Facility Credit Agreement, the New UniTek Debt Credit Agreement and related documents, directly or indirectly, evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors giving rise to any Claim or Interest (except such certificates, notes, or other instruments or documents evidencing indebtedness or obligations of the Debtors that are specifically Reinstated pursuant to the Plan) shall be cancelled solely as to the Debtors and the Reorganized Debtors, and the Reorganized Debtors shall not have any continuing obligations thereunder; and (ii) the obligations of the Debtors pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtors (except such agreements, certificates, notes, or other instruments evidencing indebtedness or obligations of the Debtors that are specifically Reinstated pursuant to the Plan) shall be released and discharged; provided, however, notwithstanding Confirmation or the occurrence of the Effective Date, any such indenture or agreement that governs the rights of the Holder of a Claim shall continue in effect solely for purposes of enabling Holders of Allowed Claims to receive distributions under the Plan as provided herein, provided, further, however, that the preceding proviso shall not affect the discharge of Claims or Interests pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan or result in any expense or liability to the Reorganized Debtors, except to the extent set forth in or provided for under the Plan. On and after the Effective Date, all duties and responsibilities of the ABL Facility Agent, the Term Loan Agent, and the DIP Facility Agent shall be discharged unless otherwise specifically set forth in or provided for under the Plan.

24.                               Subordination.  Except as otherwise expressly provided in the Plan, this Confirmation Order or other order of the Court:  (a) the classification and manner of satisfying all Claims and Interests under the Plan takes into consideration all subordination rights, whether arising by contract or under general principles of equitable subordination, section 510 of the Bankruptcy Code, or otherwise; (b) all subordination rights that a holder of a Claim or Interest may have with respect to any distribution to be made under the Plan shall be discharged and terminated and all actions related to the enforcement of such subordination rights shall be enjoined permanently; and (c) the distributions under the Plan to the holders of Allowed Claims and Interests will not be subject to payment of a beneficiary of such discharged and terminated subordination rights, or to levy, garnishment, attachment or other legal process by a beneficiary of such discharged and terminated subordination rights.

25.                               Release of Liens.  Except as otherwise provided herein, in the Plan, the New First Lien Debt Facility Credit Agreement, or in any contract, instrument, release or other agreement, or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of an Other Secured Claim, satisfaction in full of the portion of the Other Secured Claim that is Allowed as of the Effective Date, all mortgages, deeds of trust, Liens, pledges or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges or other security interests shall revert to the Reorganized Debtor and its successors and assigns.  Notwithstanding the foregoing, to the extent that a Person or Entity holds an Other Secured Claim that is valid under applicable state law, all mortgages, deeds of trust, Liens, pledges or other security interests against any property of the Estates securing such Other Secured Claim shall not be released until such Allowed Other Secured Claim is satisfied in full, including the payment of interest, if applicable.  The release of the prepetition Liens are automatic with the payment of the Allowed Other Secured Claim, without any further action or filings on the part of the Debtors.

26.                               Entry into the New First Lien Debt Facility Credit Agreement and New UniTek Debt Credit Agreement and Related Agreements.  The terms of the New First Lien Debt Facility Credit Agreement, the New UniTek Debt Credit Agreement, and all related documents or agreements contained in the Plan Supplement are approved in all respects.  The obligations of the applicable Reorganized Debtors under the New First Lien Debt Facility Credit Agreement, including all related mortgages and security agreements, the New UniTek Debt Credit Agreement, if required under the Plan, the New Corporate Governance Documents, the Shared Services Agreement, and any related documents or agreements contained in the Plan Supplement will, upon execution, constitute legal, valid, binding and authorized obligations of each of the applicable Debtors or Reorganized Debtors enforceable in accordance with their terms and not in contravention of any state or federal law.

27.                               On the Effective Date, without any further action by the Court or the directors, officers or equity holders of any of the Reorganized Debtors, each Reorganized Debtor, as applicable, will be and is authorized to enter into the (i) New First Lien Debt Facility

Credit Agreement and, as applicable, the New UniTek Debt Credit Agreement, (ii) the New Corporate Governance Documents, (iii) the Shared Services Agreement, and (iv) any other related documents or agreements contained in the Plan Supplement.

28.                               As of the Effective Date, without any further action by the Court or the directors, officers or equity holders of any of the Reorganized Debtors, the Liens and security interests granted or continued pursuant to the New First Lien Debt Facility Credit Agreement will constitute legal, valid and enforceable Liens and security interests in the collateral (as defined in the New First Lien Debt Facility Credit Agreement and any other documents to be executed and delivered pursuant thereto) and such Liens and security interests will constitute legal, valid and binding obligations of the Reorganized Debtors.

29.                               The holders of Liens under the New First Lien Debt Facility Credit Agreement are authorized to file, with the appropriate authorities, financing statements and other documents (the “Perfection Documents”) in order to evidence such Liens.  Whether the Perfection Documents are filed prior to, on or after the Effective Date (i) such Perfection Documents will be valid, binding, and in full force and effect as of the Effective Date, and (ii) the Liens granted under or in connection with the New First Lien Debt Facility Credit Agreement will become obligations of the Reorganized Debtors.

30.                               In addition, on the Effective Date, without any further action by the Court or the directors, officers or equity holders of any of the Reorganized Debtors, each applicable Reorganized Debtor will be and is authorized to:  (a) execute, deliver, file and record any other contracts, instruments, agreements, guaranties or other documents executed or delivered in connection with the New First Lien Debt Facility Credit Agreement, the New UniTek Debt Credit Agreement, the New Corporate Governance Documents, the Shared Services Agreements,

and any other related documents or agreements contained in the Plan Supplement; (b) perform all of its obligations under the New First Lien Debt Facility Credit Agreement, the New UniTek Debt Credit Agreement, the New Corporate Governance Documents, the Shared Services Agreements, and any other related documents or agreements contained in the Plan Supplement; and (c) take all such other actions as any of the responsible officers of such Reorganized Debtor may determine are necessary, appropriate or desirable in connection with the consummation of the transactions contemplated by the New First Lien Debt Facility Credit Agreement, the New UniTek Debt Credit Agreement, the New Corporate Governance Documents, the Shared Services Agreements, and any other related documents or agreements contained in the Plan Supplement.

31.                               The guarantees, mortgages, pledges, Liens and other security interests granted and continued pursuant to the New First Lien Debt Facility Credit Agreement have been and are granted in good faith as an inducement to the Holders of DIP Facility Claims, ABL Facility Claims, and Term Loan Claims to agree to the treatment of such Claims under the Plan and will be deemed not to constitute a fraudulent conveyance or fraudulent transfer, will not otherwise be subject to avoidance, and the priorities of such Liens and security interests will be as set forth in the New First Lien Debt Facility Credit Agreement.

32.                               Notwithstanding anything to the contrary in this Confirmation Order or Article XI of the Plan, after the Effective Date, any disputes arising under the New First Lien Debt Facility Credit Agreement or the New UniTek Credit Agreement will be governed by the jurisdictional provisions therein.

33.                               Compromise of Controversies.  In consideration for the distributions and other benefits, including releases, provided under the Plan, the provisions of the Plan constitute a good faith compromise and settlement of all Claims and controversies resolved under the Plan and the entry of the Confirmation Order constitutes approval of such compromise and settlement under Bankruptcy Rule 9019.

34.                               Assumption, Assumption and Assignment, or Rejection of Executory Contracts and Unexpired Leases.  Except as otherwise provided in the Plan, in this Confirmation Order or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, as of the Effective Date, Executory Contracts and Unexpired Leases, including those listed on the Assumed Executory Contract and Unexpired Lease List and the Assumed and Assigned Executory Contract and Unexpired Lease List, shall be deemed assumed, or assumed and assigned, as applicable, unless such Executory Contract or Unexpired Lease:  (i) was assumed or rejected prior to the Effective Date by the Debtors; (ii) previously expired or terminated pursuant to its own terms; (iii) is the subject of a motion to reject filed on or before the Effective Date; (iv) is identified as an Executory Contract or Unexpired Lease on the Rejected Executory Contracts and Unexpired Lease List; or (v) is the subject of a dispute regarding the Cure Claim.  No Executory Contract or Unexpired Lease which is the subject of a Cure Claim dispute initiated by an objection filed in accordance with the Scheduling Order shall be assumed, or assumed and assigned, as applicable, until such dispute is either (i) resolved in writing by the parties to such Assumed Contract and/or Unexpired Lease and the Debtors or (ii) resolved by order of the Bankruptcy Court.

35.                               To the extent consent to assume or assign an Executory Contract or Unexpired Lease listed on the Assumed Executory Contract and Unexpired Lease List is required by governing law, such consent is granted pursuant to this Confirmation Order; provided, however, to the extent a counterparty from which consent is required has objected, prior to the entry of this Confirmation Order, to the assumption or assignment of any such

Executory Contract or Unexpired Lease (and such objection has been sustained by the Court), then the counterparty’s Executory Contract or Unexpired Lease will not be deemed to be assumed until such time the Debtors obtain the counterparty’s consent or such objection is separately overruled by order of this Court.

36.                               Cure Disputes.  The amounts, if any, due by the Debtors pursuant to each Assumed Contract and/or Lease that is in default shall be satisfied by payment of such amount in Cash on the Effective Date or on such other terms as the parties to such Assumed Contract and/or Lease may otherwise agree in writing.  In the event of a dispute regarding the amount and timing of any cure payments, the Debtors, in consultation with the ABL Facility Agent and the Required Term Loan Consenting Lenders, or the Reorganized Debtors, as applicable, shall promptly confer after entry of this Confirmation Order to attempt to resolve any such dispute consensually without further order of this Court.  The Bankruptcy Court shall retain jurisdiction to resolve all disputes regarding Cure Claims until such time as the Chapter 11 Cases are closed.

37.                               Prosecution of Objections to Claims.  The Debtors, in consultation with the ABL Facility Agent and the Required Term Loan Consenting Lenders, or the Reorganized Debtors, as applicable, shall have the exclusive authority to File, settle, compromise, withdraw or litigate to judgment any objections to Claims, other than Fee Claims, as permitted under the Plan (which Fee Claims shall be subject to objection by any Person with standing to object; provided, however, for the avoidance of doubt, the U.S. Trustee shall have standing to object to Fee Claims.  From and after the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim without notice to or action, order or approval of the Bankruptcy Court.  The Debtors and the Reorganized Debtors may resolve, at their election, any Disputed Claim outside the Bankruptcy Court under applicable governing law; provided that, notwithstanding the foregoing, the Bankruptcy Court shall retain jurisdiction over all such Disputed Claims until such time as the Chapter 11 Cases are closed.

38.                               Authorization to Consummate.  The Debtors are authorized to consummate the Plan at any time after the entry of this Confirmation Order subject to satisfaction or waiver (by the required parties) of the conditions precedent to Consummation set forth in Article IX of the Plan.

39.                               Failure to Consummate Plan and Substantial Consummation.  If the Effective Date does not occur, then the Plan, any settlement or compromise embodied in the Plan (including the fixing or limiting to any amount certain any Claim or Class of Claims), the assumption or rejection of executory contracts or unexpired leases under the Plan, and any document or agreement executed pursuant to the Plan, shall be null and void.  In such event, nothing contained in the Plan or this Confirmation Order, and no acts taken in preparation for consummation of the Plan, shall, or shall be deemed to, (a) constitute a waiver or release of any Claims by or against, or Interests in, the Debtors or any other Person, (b) prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors, (c) constitute an admission of any kind by the Debtors or any other Person, or (d) be construed as a finding of fact or conclusion of law of any kind.

40.                               Dissolution of Certain Debtors.  On the Effective Date, UniTek Holdings, Inc., UniTek Midco, Inc., Advanced Communications USA, Inc., and Nex-link USA, LLC shall be dissolved in accordance with the Plan.

41.                               Distributions.  All distributions under the Plan shall be made in accordance with the terms and conditions set forth in the Plan.

42.                               Preservation of Causes of Action.  Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised or settled in the Plan or by a Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, as set forth in the Plan.  The Reorganized Debtors’ rights to commence, prosecute or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date.  For the avoidance of doubt, the Debtors’ failure to list any Causes of Action in the Disclosure Statement, the Plan, the Plan Supplement, or otherwise in no way limits the rights of the Reorganized Debtors as set forth above.

43.                               Professional Compensation.  Professionals asserting a Fee Claim for services rendered before the Effective Date must file and serve on the Debtors and such other Entities who are designated by the Bankruptcy Rules, the Confirmation Order or any other applicable order of the Bankruptcy Court, an application for final allowance of such Fee Claim no later than 20 days after the Effective Date.  The Bankruptcy Court shall determine the Allowed amounts of such Fee Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Code.  Objections to any Fee Claim must be Filed and served on the Reorganized Debtors and the requesting party no later than 40 days after the Effective Date.  To the extent necessary, the Plan and the Confirmation Order shall amend and supersede any previously entered order regarding the payment of Fee Claims.

44.                               Administrative Claims.  Subject to the provisions of sections 328(a), 330, and 331 of the Bankruptcy Code, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed Administrative Claim, each Holder of such Allowed Administrative Claim shall be paid in full in Cash the unpaid portion of such Allowed Administrative Claim in accordance with the terms of the applicable contract or agreement governing such Claim, if any, or otherwise in the ordinary course of business, unless as otherwise agreed to by the Holder of such Allowed Administrative Claim, including DIP Facility Claims.  Notwithstanding anything to the contrary in the Disclosure Statement, the Plan, the Plan Supplement, and/or this Confirmation Order, all Administrative Claims other than DIP Facility Claims are to be paid in full in the ordinary course by the Debtors or Reorganized Debtors, as applicable, subject to the rights of the Debtors or Reorganized Debtors, as applicable, to assert or apply, as applicable, any defenses, setoffs, credits, or discounts available under the applicable bankruptcy or non-bankruptcy law, and, for the avoidance of doubt, such Administrative Claims or defaults shall not be released, expunged, discharged, or enjoined by the Plan or this Confirmation Order and there shall be no need or requirement for the Holders of such Administrative Claims to file requests for payment of such claims.

45.                               Intercompany Interests.  Except as otherwise set forth herein, on the Effective Date, the Intercompany Interests shall remain effective and outstanding and be owned and held by the same applicable Person(s) that held and/or owned such Interests immediately prior to the Effective Date.  Each Debtor shall continue to be governed by the terms and conditions of its applicable organizational documents as in effect immediately prior to the Effective Date, as amended or modified by or in accordance with the Plan.

46.                               Intercompany Claims.  On or after the Effective Date, the Intercompany Claims shall be reinstated, or discharged and satisfied, at the option of the Reorganized Debtors by contributions, distributions, or otherwise or as may be advisable in order to avoid the incurrence of any past, present or future tax or similar liabilities by such Reorganized Debtor, in each case with the prior written consent of the ABL Facility Agent and the Required Term Loan Consenting Lenders.

47.                               Return of Deposits.  All utilities, including any Person who received a deposit or other form of adequate assurance of performance under section 366 of the Bankruptcy Code during the Chapter 11 Cases, must return such deposit or other form of adequate assurance of performance to the Debtors or the Reorganized Debtors, as the case may be, no later than thirty (30) days following the Effective Date.

48.                               Release, Exculpation, Discharge and Injunction Provisions.  The release, exculpation, discharge, injunction and related provisions set forth in the Plan are approved and authorized in their entirety as if fully set forth herein, and such provisions are effective and binding on all Persons and Entities to the full extent provided therein.

49.                               Indemnification Obligations.  As of the Effective Date, each Reorganized Debtor’s certificate of incorporation and/or bylaws (or other formation documents) shall provide, to the extent not satisfied by any available insurance coverage, for the indemnification, defense, reimbursement, exculpation, and/or limitation of liability of, and advancement of fees and expenses to, current (as of the Effective Date) directors, officers or employees who were employed as directors, officers or employees of such Debtor, on or after the Effective Date at least to the same extent as the bylaws (or other formation documents) of each of the respective Debtors on the Petition Date, against any claims or Causes of Action whether direct or derivative, liquidated or unliquidated, fixed, or contingent, disputed or undisputed, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted, and none of the Reorganized Debtors shall amend and/or restate its certificate of incorporation or bylaws (or other formation documents) before or after the Effective Date to terminate or materially adversely affect any of the Reorganized Debtors’ obligations or such directors’, officers’ or employees’ rights; provided, however, that there shall be no indemnification, defense, reimbursement, exculpation, liability, or advancement of fees and expenses by the Reorganized Debtors with respect to Subordinated Claims (with such claims treated as set forth herein).

50.                               Payment of Statutory Fees.  All fees payable pursuant to section 1930 of title 28 of the United States Code shall be paid as and when due or otherwise pursuant to an agreement between the Reorganized Debtors and the United States Department of Justice, Office of the United States Trustee, until such time as a chapter 11 case for a Debtor shall be closed and each Debtor shall pay any such fees as if no substantive consolidation has occurred for purposes of the Plan.

51.                               Compliance with Tax Requirements.  Each holder of an Allowed Claim or Interest that is to receive a distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution.  Any party making any distribution under the Plan has the right, but not the obligation, to not make a distribution until such holder has made arrangements satisfactory to such issuing or distributing party for payment of any such tax obligations.  The Debtors or Reorganized Debtors, and the Disbursing Agent, as applicable, are authorized to take all actions necessary or appropriate to comply with applicable withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate, except with respect to ABL Facility Claims, Term Loan Claims and DIP Facility Claims.  Except as otherwise provided in the Plan, the aggregate consideration paid to holders with respect to their Allowed Claims shall be treated pursuant to the Plan as allocated first to the principal amount of such Allowed Claims (to the extent thereof) and, thereafter, to the interest, if any, accrued through the Effective Date.

52.                               Exemption from Transfer Taxes.  In accordance with section 1146(a) of the Bankruptcy Code, any transfers of property under the Plan (including any transfers of property under the New First Lien Debt Facility Credit Agreement and New UniTek Debt Credit Agreement, as applicable) are not subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and upon entry of this Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment.

53.                               Documents, Mortgages and Instruments.  Each federal, state, commonwealth, local, foreign or other governmental agency is authorized to accept any and all documents, mortgages, and instruments necessary or appropriate to effectuate, implement or consummate the Plan, including the Restructuring Transactions, and this Confirmation Order.

54.                               Continued Effect of Stays and Injunction.  Unless otherwise provided in the Plan or this Confirmation Order, any injunction or stay arising under or entered during the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or otherwise that is in existence on the Confirmation Date shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay.

55.                               Nonseverability of Plan Provisions Upon Confirmation.  Each provision of the Plan is:  (a) valid and enforceable in accordance with its terms; (b) integral to the Plan and may not be deleted or modified without the Debtors’ consent; and (c) nonseverable and mutually dependent.  The provisions of the Plan and this Confirmation Order including the findings of fact and conclusions of law set forth herein, are nonseverable and mutually dependent.

56.                               Post-Confirmation Modifications.  Without need for further order or authorization of the Court, the Debtors and the Reorganized Debtors, as applicable, are authorized and empowered to, with the consent of the ABL Facility Agent and the Required Term Loan Consenting Lenders, make any and all modifications to any and all documents that are necessary to effectuate the Plan that do not materially modify the terms of such documents and are consistent with the Plan.  Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, the Debtors and the Reorganized Debtors expressly reserve their respective rights to revoke or withdraw, or to alter, amend, or modify materially the Plan with respect to such Debtor, one or more times, after Confirmation, and, to the extent necessary, may initiate proceedings in the Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or this Confirmation Order, in such manner as may be necessary to carry out the purposes and intent of the Plan.  Any such modification or supplement shall be considered a modification of the Plan and shall be made in accordance with Article X of the Plan.  Any modifications to the Plan shall be subject to the Plan Support Agreement so long as such agreement shall remain effective by its terms.  DIRECTV, LLC shall be provided with notice of any modifications to the Plan.

57.                               Reversal or Modification of Confirmation Order.  Except as otherwise provided in this Confirmation Order, if any or all of the provisions of this Confirmation Order are hereafter reversed, modified, vacated or stayed by subsequent order of this Court, or any other court of competent jurisdiction, such reversal, stay, modification or vacatur shall not affect the validity or enforceability of any act, obligation, indebtedness, liability, priority or Lien incurred or undertaken by the Debtors or the Reorganized Debtors, as applicable, prior to the date that the Debtors received actual written notice of the effective date of such reversal, stay, modification or vacatur.  Notwithstanding any such reversal, stay, modification or vacatur of this Confirmation Order, any such act or obligation incurred or undertaken pursuant to, or in reliance on, this Confirmation Order prior to the date that the Debtors received actual written notice of the effective date of such reversal, stay, modification or vacatur shall be governed in all respects by the provisions of this Confirmation Order and the Plan, or any amendments or modifications thereto, in effect prior to the date that the Debtors received such actual written notice.

58.                               Applicable Nonbankruptcy Law.  The provisions of this Confirmation Order, the Plan and related documents, or any amendments or modifications thereto, apply and are enforceable notwithstanding any otherwise applicable nonbankruptcy law.

59.                               Waiver of Filings.  Any requirement under section 521 of the Bankruptcy Code or Bankruptcy Rule 1007 obligating the Debtors to file any list, schedule or statement with the Court or the Office of the U.S. Trustee is permanently waived as to any such list, schedule or statement not filed as of the Confirmation Date.

60.                               Governmental Approvals Not Required.  This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules or regulations of any state or other governmental authority with respect to the dissemination, implementation or consummation of the Plan and the Disclosure Statement, any documents, instruments or agreements, and any amendments or modifications thereto, and any other acts referred to in, or contemplated by, the Plan and the Disclosure Statement.

61.                               Notices of Confirmation and Effective Date.  The Reorganized Debtors shall serve notice of entry of this Confirmation Order, substantially in the form attached hereto as Exhibit B (the “Confirmation Order Notice”) in accordance with Bankruptcy Rules 2002 and 3020(c) on all holders of Claims and Interests and the Core Notice Parties within 20 business days after the date of entry of this Confirmation Order.  As soon as reasonably practicable after the Effective Date, the Reorganized Debtors shall file notice of the Effective Date and shall serve a copy of the same on the Core Notice Parties.  The notice of the Effective Date may be included in the Confirmation Order Notice.  Notwithstanding the above, no notice of Confirmation or Consummation or service of any kind shall be required to be mailed or made upon any Entity to whom the Debtors mailed notice of the Confirmation Hearing, but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address” or “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Entity, or are otherwise aware, of that Entity’s new address.  The above-referenced notices are adequate under the particular circumstances of the Chapter 11 Cases and no other or further notice is necessary.

62.                               Substantial Consummation.  On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127 of the Bankruptcy Code.

63.                               Waiver of Stay.  For good cause shown, the fourteen (14) day stay under Bankruptcy Rule 3020(e), and any stay under any other Bankruptcy Rule or Local Rule, are hereby waived with respect to this Confirmation Order and the terms and conditions of this Confirmation Order shall be immediately effective and enforceable upon its entry.

64.                               References to and Omissions of Plan Provisions.  References to articles, sections and provisions of the Plan are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan.  The failure to specifically include or to refer to any particular article, section or provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such article, section or provision, it being the intent of the Court that the Plan be confirmed in its entirety and incorporated herein by this reference.

65.                               Exhibits.  Each reference in this Confirmation Order, the findings of fact and conclusions of law, the Plan, or the Plan Supplement to a document, agreement or summary description that is in the form attached as an Exhibit to the Plan shall be deemed to be a reference to such document, agreement or summary description in substantially the form of the latest version of such document, agreement or summary description filed with the Court (whether filed as an attachment to the Plan or filed separately).

66.                               Headings.  Headings utilized herein are for convenience and reference only, and do not constitute a part of the Plan or this Confirmation Order for any other purpose.

67.                               Effect of Conflict.  This Confirmation Order supersedes any Court order issued prior to the Confirmation Date that may be inconsistent with this Confirmation Order.  The provisions of the Plan and of this Confirmation Order shall be construed in a manner consistent with each other so as to effect the purposes of each; provided, however, that if there is determined to be any inconsistency between any Plan provision and any provision of this Confirmation Order that cannot be so reconciled, then, solely to the extent of such inconsistency, the provisions of this Confirmation Order shall govern and any such provision of this Confirmation Order shall be deemed a modification of the Plan and shall control and take precedence.

68.                               Retention of Jurisdiction.  The Court may properly, and upon the Effective Date shall, to the full extent set forth in the Plan, retain jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases, including the matters set forth in Article XI of the Plan and section 1142 of the Bankruptcy Code.

69.                               FCC Approvals.  Notwithstanding any provision in this Confirmation Order, the Disclosure Statement, Plan, Plan Supplement, or any implementing Plan documents, nothing shall relieve the Debtors, the Reorganized Debtors, their successors and assigns, from compliance with the Communications Act of 1934, as amended, and the rules, regulations and orders promulgated thereunder by the Federal Communications Commission (“FCC”).  Among other things, no transfer of control to the Reorganized Debtors of any federal license or authorization issued by the FCC shall take place prior to the issuance of FCC regulatory approval for such transfer of control pursuant to applicable FCC regulations.  The FCC’s rights and powers to take any action pursuant to its regulatory authority over the transfer of control to the Reorganized Debtors, including, but not limited to, imposing any regulatory conditions on such transfer, are fully preserved, and nothing herein shall proscribe or constrain the FCC’s exercise of such power or authority.

70.                               Securities and Exchange Commission.  Notwithstanding any language to the contrary contained in the Disclosure Statement, Plan, Plan Supplement, and/or Confirmation

Order, no provision shall release any non-Debtor, including any current and/or former officer and/or director of the Debtors and/or any other non-Debtor, from liability to the United States Securities and Exchange Commission, in connection with any legal action or claim brought by such governmental unit against such person(s).

71.                               Unimpaired Claims.  For the avoidance of doubt, except as provided in paragraphs 72 and 73 which apply to the Plaintiffs and Class Members and paragraphs 74 through 76 which apply to the Hayford Parties (as such terms are defined below), no provision of the Plan (and, in particular, no provision of the discharge described in Plan Article VIII.B) shall diminish, enhance or modify in any way the legal, equitable or contractual rights and remedies of any Entity holding a Claim in any of the classes of Claims which are classified in the Plan as Unimpaired.  In any action or proceeding to determine the existence, validity or amount of any Unimpaired Claim (whether in Bankruptcy Court or in any appropriate non-bankruptcy forum), any and all claims or defenses that could have been asserted by the respective Debtor(s) or the Entity holding such Unimpaired Claim are expressly preserved as if the Debtors’ Chapter 11 Cases had not been commenced, provided, however, that nothing herein limits the retained jurisdiction of the Bankruptcy Court under Article XI of the Plan.

72.                               Litigations.  With respect to the plaintiffs (collectively, the “Plaintiffs”) and any members or putative members of any class or subclass that the Plaintiffs or any of them represent or seek to represent, whether certified or not and regardless of any subsequent changes in or refinements to the class or subclass definitions, (collectively “Class Members”), in the following litigations:  Farmer, et al v. DirectSat USA, LLC, et al., 08 cv 3962 (Northern District of Illinois); Jacks, et al v. DirectSat, USA, LLC, et al., 10 cv 1707 (Northern District of Illinois); Butler, et al v. DirectSat USA, LLC, et al., 10 cv 2747 (District of Maryland); Edward Monroe,

et al. v. FTS USA, LLC, et al., 08 cv 02100 (Western District of Tennessee), GC 1700 v. Clear Wireless, LLC and BCI Communications, Inc., 302409-2011 (Supreme Court of Bronx County, New York), Vanderlaan-Brouwer v. Logo, DirectSAT USA, LLC, et al., Case No. 2013 L 009607 (Circuit Court of Cook County, Illinois), BCI Communications, Inc. v. Armor Tower, Inc., 83692-2013 (Supreme Court of Bronx County, New York), and Thomas v. FTS USA, LLC et al., 13-CV-00825 (Eastern District of Virginia) (collectively, the “Litigations”), any stay or injunction imposed by this Confirmation Order, the Plan or any other Order of the Bankruptcy Court, as applicable, is immediately removed as of the Effective Date of the Plan and is lifted in order to permit Plaintiffs and all other parties to fully litigate their Claims and the Claims of the Class Members (which include, without limitation, claims for attorneys’ fees and costs), causes of action against any parties (including any non-Debtor defendants to which the stay or injunction applies) and defenses in the respective Litigations to final judgment (which shall include any appeals or proceedings taken from any judgment or order) and to collect or exercise any remedies on account of any award or judgment obtained by any party on behalf of himself or herself or any Class Members.  Notwithstanding anything to the contrary contained in the Plan, this Confirmation Order or any other Order of the Bankruptcy Court, the Bankruptcy Court shall not retain jurisdiction to liquidate, estimate, resolve or conduct any claim-related proceedings, other than determining the appropriate classification of the Claims under the Plan, with respect to any of the Claims, causes of action or defenses asserted by Plaintiffs on behalf of themselves or any Class Members (or any of Plaintiffs’ or Class Members’ remedies associated therewith).  Further, none of the settlement, release, injunction and/or related provisions contained in Article VIII of the Plan shall apply to Plaintiffs or the Class Members, their Claims, causes of action (or any of Plaintiffs’ or the Class Members’ remedies associated therewith) or defenses other than as relates to the ABL Facility Agent, the ABL Facility Lenders, the Term Loan Agent, the Term Loan Consenting Lenders and DIRECTV, LLC and, except as provided in this paragraph, the Plaintiffs and Class Members shall not be “Releasing Parties” as that term is defined in the Plan (other than as relates to the ABL Facility Agent, the ABL Facility Lenders, the Term Loan Agent, the Term Loan Consenting Lenders and DIRECTV, LLC).  For the avoidance of doubt, Plaintiffs and the Class Members are not releasing or in any manner limiting their rights, defenses, remedies or recoveries against any party (other than as relates to the ABL Facility Agent, the ABL Facility Lenders, the Term Loan Agent, the Term Loan Consenting Lenders and DIRECTV, LLC), including, without limitation, the defendants in the respective Litigations, the Debtors, Reorganized Debtors, their insurers or any of the Releasing Parties and/or Released Parties with respect to any of their Claims, causes of action or defenses.  In the event that any of the Plaintiffs, on behalf of themselves or any Class Members, receive any award in any of their respective Litigations against any of the Debtors on account of their Claims and/or causes of action or those of any Class Members (either pursuant to a final judgment or order, settlement or other disposition of the underling Claims and causes of action), subject to Paragraph 73 infra of this Confirmation Order, any such award shall be treated as a timely filed and an Allowed Class 6 General Unsecured Claim under the Plan and shall be timely paid in full pursuant to the terms of the Plan.  Neither any Plaintiff nor any Class Member shall be required to file any Proof of Claim or Class Proof of Claim, nor shall the allowance of any such Claim or Class Claim be required, in order to preserve the Claims, causes of action and the remedies associated therewith asserted in the Litigations.  To the extent that any language contained within this paragraph conflicts with terms of the Plan, this Confirmation Order or any other Order of the Bankruptcy Court, the language in this paragraph shall control.

73.                               For the avoidance of doubt, the Debtors and the Reorganized Debtors’ rights, remedies, claims, causes of action, defenses, and setoffs against or relating to the Plaintiffs and the Class Members, including, but not limited to the right to seek subordination or recharacterization of any Claim or Class Claim under section 510 of the Bankruptcy Code or otherwise are being fully preserved and shall not be deemed released, waived, limited, or impacted in any way whatsoever and fully remain in effect.

74.                               Hayford Parties.  Notwithstanding anything to the contrary in this Confirmation Order, the Plan, the Disclosure Statement or any documents filed, executed, or to be executed in connection with confirmation of the Plan, with respect to Michael Hayford, Timothy Walters, Christopher Love, Michael Rubenstein and Manny Medina (collectively, the “Hayford Parties”), none of the settlement, release, injunction, and/or related provisions contained in Article VIII of the Plan shall apply to the Hayford Parties, their claims, causes of action (or any of their remedies associated therewith) or defenses (other than as relates to the ABL Facility Agent, the ABL Facility Lenders, the Term Loan Agent, the Term Loan Consenting Lenders and DIRECTV, LLC to whom the settlement, release, injunction, and/or related provisions contained in Article VIII of the Plan shall apply) and the Hayford Parties shall not be “Releasing Parties” as that term is defined in the Plan except with respect to to the ABL Facility Agent, the ABL Facility Lenders, the Term Loan Agent, the Term Loan Consenting Lenders and DIRECTV, LLC.

75.                               Any stay or injunction imposed by this Confirmation Order, the Plan or any other Order of the Bankruptcy Court, as applicable, is vacated as of the Effective Date of the Plan and the Hayford Parties and any other parties, including the Reorganized Debtors, may prosecute and litigate their claims (which include, without limitation, claims for indemnification, attorneys’ fees and costs), causes of action against any parties (including any non-Debtor entities otherwise included as “Released Parties” under the Plan, other than the ABL Facility Agent, the ABL Facility Lenders, the Term Loan Agent, the Term Loan Consenting Lenders and DIRECTV, LLC) and defenses to final judgment (which shall include any appeals or proceedings taken from any judgment or order) and any party (including the Reorganized Debtors) may collect or exercise any remedies on account of any award or judgment obtained by any party, (other than as relates to the ABL Facility Agent, the ABL Facility Lenders, the Term Loan Agent, the Term Loan Consenting Lenders and DIRECTV, LLC), all without being in violation of any stay or injunction imposed by the Plan, this Confirmation Order or the filing of the Debtors’ bankruptcy cases.

76.                               For the avoidance of doubt, other than the modifications to the release, settlement and injunction provisions of the Plan as described in the preceding two paragraphs, all parties reserve all of their respective rights, claims, defenses and remedies against the others.

77.                               Red Oak Parties.  The Red Oak Unsecured Claims shall be resolved in accordance with the terms of the Red Oak Settlement Agreement.  The Red Oak Settlement Agreement, including the releases set forth in paragraphs 1 and 2 thereof, is hereby approved in all respects and the Debtors are authorized and directed to implement and comply with the terms of the Red Oak Settlement Agreement.  For the avoidance of doubt, and notwithstanding anything therein to the contrary, the terms of the Red Oak Settlement Agreement shall not alter the rights of the Hayford Parties or the Debtors as set forth in paragraphs 74 through 76 supra of this Confirmation Order.

78.                               Oracle.  Notwithstanding any other provision of this Confirmation Order or the Plan, no agreement between Oracle America, Inc. (“Oracle”) or BizTech, on the one hand and any of the Debtors, on the other, shall be assumed and assigned by the Debtors without Oracle’s express, written consent and payment of the agreed upon cure amounts, or further order of the Court.

79.                               Skylink Ltd.  Notwithstanding anything to the contrary in this Confirmation Order, the Plan, the Plan Supplement, the Disclosure Statement or any other document filed, executed or to be executed in connection with confirmation of the Plan, but subject to the following paragraph 80, in full and final settlement of any and all Claims or Interests of Skylink Ltd and its affiliates and subsidiaries (collectively, “Skylink”), other than the Skylink Lease Claims (as defined below), the Debtors shall make a total payment of $1,750,000 (One Million Seven Hundred Fifty Thousand Dollars) (the “Skylink Allowed Claim”) to Skylink.  The Skylink Allowed Claim shall be treated as an Allowed Class 6 General Unsecured Claim under the Plan and shall be paid on the Effective Date.

80.                               Effective as of the date that payment is received on account of the Skylink Allowed Claim, Skylink, on behalf of itself, its present and former affiliates, subsidiaries and parent companies, predecessors, successors and assigns, employees, directors, officers, members, managers, attorneys and agents, and all parties to any of the APA Documents (defined below), (the foregoing, collectively with Skylink, the “Skylink Related Persons”) does (x) forever release, covenants not to sue, holds harmless and forgives and discharges each of the Debtors, each of their present and former affiliates, subsidiaries and parent companies, predecessors, successors and assigns, reorganized entities pursuant to the Plan, employees, directors, officers, members, managers, attorneys and agents, and all parties to any of the APA Documents, (the foregoing, collectively with each of the Debtors, the “Debtor Related Persons”) from any and all obligations, liabilities, Claims, demands, rights, coverage rights, entitlements, and causes of action arising out of, based upon, related to, or in any way involving (i) the Asset Purchase Agreement dated as of September 14, 2012 by and among UniTek Global Services, Inc., DirectSat USA, LLC, Skylink and Mr. John Larbus, that certain Earnout Confirmation Agreement dated as of September 14, 2012 by and among UniTek Global Services, Inc., DirectSat USA, LLC, Skylink, and Mr. John Larbus (the “Earnout Confirmation Agreement”), or any documents or instruments entered into in connection therewith, including without limitation (A) the Bill of Sale dated as of September 14, 2012 by Skylink, (B) the Purchaser’s Certificate dated as of September 14, 2012 by DirectSat, (C) the Sellers’ Certificate dated as of September 14, 2012 by Skylink and Mr. John Larbus, (D) the Assumption and Assignment Agreement dated as of September 14, 2012 by and between DirectSat and Skylink, (E) the Confidentiality and Non-Competition Agreement dated as of September 14, 2012, between DirectSat and each of Kenneth Cooper, Nathan Larbus, and Ben Larbus, (F) the Confidentiality and Non-Competition Agreement dated as of September 14, 2012, between DirectSat and each of Skylink and Mr. John Larbus, (G) the Registration Rights Agreement dated as of September 14, 2012 by and among UniTek and Skylink, and (H) each of the Confidentiality, Non-Competition and Non-Solicitation Agreements entered into in connection with the transactions contemplated by the Asset Purchase Agreement (collectively, all of the foregoing in paragraph (i) are the “APA Documents”), (ii) the Confidentiality Agreement dated as of August 28, 2014 by and between UniTek and Skylink (the “2014 Confidentiality Agreement”) and/or (iii) any of the claims, causes of action, or facts and circumstances alleged in the complaint (the “Complaint”) against UniTek and DirectSat in the Common Pleas Court of Hancock County, Ohio which was removed to the United States District Court for the Northern District of Ohio (Western Division) and is docketed at 3:13-cv-02103 (the “Skylink Litigation”), whether now known or unknown, suspected or unsuspected, fixed or contingent, foreseen or unforeseen, matured or unmatured, accrued or not accrued, including any and all actions, causes of action, proceedings, adjustments, executions, offsets, contracts, judgments, obligations, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, variances, covenants, trespasses, damages, demands, agreements, promises, liabilities, controversies, costs, expenses, attorney’s fees and losses whatsoever, whether in law, in admiralty or in equity and whether based on any alleged breach of statutory duties, contractual duties, common law duties, breach of the covenant of good faith and fair dealing, federal law, state law, common law right of action or otherwise; provided, however, that such release (and related covenants not to sue, hold harmless, forgive and discharge) is not intended to, and does not and shall not be construed as, releasing or otherwise affecting any rights with respect to any Claims relating to any obligation under or the enforcement of this Confirmation Order or the Lease (the “Skylink Lease”) dated as of September 13, 2012, by and between Wellrock Properties, Ltd. and DirectSat (such Claims, the “Skylink Lease Claims”), and (y) except as expressly set forth in section (x) of this Paragraph 80, consents to the settlement, release, injunction and related provisions set forth in Article VIII of the Plan and shall be considered a Releasing Party thereunder.

81.                               Effective as of the date that payment is received on account of the Skylink Allowed Claim, each of the Debtors, on behalf of each of the Debtor Related Persons, does forever release, covenants not to sue, holds harmless and forgives and discharges Skylink and each of the Skylink Related Persons from any and all Claims arising out of, based upon, related to, or in any way involving (i) any of the APA Documents, (ii) the 2014 Confidentiality Agreement and/or (iii) any of the claims, causes of action or facts and circumstances alleged in the Skylink Litigation, whether now known or unknown, suspected or unsuspected, fixed or contingent, foreseen or unforeseen, matured or unmatured, accrued or not accrued, including any and all actions, causes of action, proceedings, adjustments, executions, offsets, contracts, judgments, obligations, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, variances, covenants, trespasses, damages, demands, agreements, promises, liabilities, controversies, costs, expenses, attorney’s fees and losses whatsoever, whether in law, in admiralty or in equity and whether based on any alleged breach of statutory duties, contractual duties, common law duties, breach of the covenant of good faith and fair dealing, federal law, state law, common law right of action or otherwise; provided, however, that the release (and related covenants not to sue, hold harmless, forgive and discharge) set forth in this Paragraph 81 is not intended to, and does not and shall not be construed as, releasing or otherwise affecting any rights with respect to any Claims relating to any obligation under or the enforcement of this Confirmation Order or the Skylink Lease.

82.                               Notwithstanding anything in any of the APA Documents to the contrary, (i) effective as of the Effective Date, all current and future obligations under each of the APA Documents shall be terminated in their entirety and shall be null and void and of no binding effect or force with respect to any party thereto, provided, however, that the Debtors and Skylink expressly understand and agree that all transfers of assets and property under the Asset Purchase Agreement were fully effectuated, valid, and for fair and adequate consideration; and (ii) no provisions of the Asset Purchase Agreement or the Earnout Confirmation Agreement shall survive such termination, and such termination shall not give rise to any liability on the part of any party thereto.

83.                               Final Order.  This Confirmation Order is a Final Order and the period in which an appeal must be filed shall commence upon the entry hereof.  All interim orders entered by the Court in the Chapter 11 Cases that are in effect are deemed final by operation of this Final Order.

Dated:	January 5, 2015
Wilmington, Delaware

/s/ Kevin Gross
Kevin Gross
United States Bankruptcy Judge

EXHIBIT A

The Plan

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
UNITEK GLOBAL SERVICES, INC., et al.,(1))		Case No.
)
)
Debtors.	)	Joint Administration Requested
)

JOINT PREPACKAGED PLAN OF REORGANIZATION OF UNITEK GLOBAL SERVICES, INC.
AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

THIS CHAPTER 11 PLAN IS BEING SOLICITED FOR ACCEPTANCE OR REJECTION IN ACCORDANCE WITH BANKRUPTCY CODE SECTION 1125 AND WITHIN THE MEANING OF BANKRUPTCY CODE SECTION 1126.  THIS CHAPTER 11 PLAN WILL BE SUBMITTED TO THE BANKRUPTCY COURT FOR APPROVAL FOLLOWING SOLICITATION AND THE DEBTORS’ FILING FOR CHAPTER 11 BANKRUPTCY.

MORGAN, LEWIS & BOCKIUS LLP	YOUNG CONAWAY STARGATT & TAYLOR, LLP
Neil E. Herman James O. Moore Patrick D. Fleming 101 Park Avenue	Robert S. Brady M. Blake Cleary Kenneth J. Enos Rodney Square
New York, New York 10178	1000 North King Street
Telephone: (212) 309-6000	Wilmington, Delaware 19801
Facsimile: (212) 309-6001	Telephone: (302) 571-6600
Facsimile: (302) 571-1253
MORGAN, LEWIS & BOCKIUS LLP Michael J. Pedrick Justin W. Chairman 1701 Market Street Philadelphia, PA 19103 Telephone: (215) 963-5000 Facsimile: (215) 963-5001

Proposed Co-Counsel to the Debtors	Proposed Co-Counsel to the Debtors

Dated: October 21, 2014

(1)                                 The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal taxpayer-identification number, are: UniTek Global Services, Inc. (3445), UniTek Holdings, Inc. (4120), UniTek Midco, Inc. (5642), UniTek Acquisition, Inc. (4123), Nex-link USA Communications, Inc. (9084), UniTek USA, LLC (0279), Pinnacle Wireless USA, Inc. (1746), DirectSAT USA, LLC (3465), FTS USA, LLC (6247), and Advanced Communications USA, Inc. (0091). The Debtors’ main corporate address is 1777 Sentry Parkway West, Gwynedd Hall, Suite 302, Blue Bell, Pennsylvania 19422.

U.	Intercompany Claims	28

ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		28

A.	Assumption, Assignment and Rejection of Executory Contracts and Unexpired Leases	28
B.	Claims Based on Rejection of Executory Contracts or Unexpired Leases	29
C.	Cure of Defaults for Executory Contracts and Unexpired Leases Assumed or Assumed and Assigned	29
D.	Insurance Policies	30
E.	Modifications, Amendments, Supplements, Restatements, or Other Agreements	30
F.	Reservation of Rights	31
G.	Nonoccurrence of Effective Date	31
H.	Contracts and Leases Entered Into After the Petition Date	31

ARTICLE VI. PROVISIONS GOVERNING DISTRIBUTIONS		31

A.	Timing and Calculation of Amounts to Be Distributed	31
B.	Disbursing Agent	31
C.	Rights and Powers of Disbursing Agent	32
D.	Delivery of Distributions and Undeliverable or Unclaimed Distributions	32
E.	Manner of Payment	33
F.	Section 1145 Exemption	33
G.	Section 4(a)(2)/Regulation D Exemption	33
H.	Compliance with Tax Requirements	34
I.	Allocations	34
J.	Setoffs and Recoupment	34
K.	Claims Paid or Payable by Third Parties	34

ARTICLE VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS		35

A.	Prosecution of Objections to Claims	35
B.	Claims Administration Responsibilities	35
C.	Estimation of Claims	35
D.	Adjustment to Claims Without Objection	36
E.	Disallowance of Claims	36
F.	No Distributions Pending Allowance	36
G.	Distributions After Allowance	36

ARTICLE VIII. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS		36

A.	Compromise and Settlement of Claims, Interests, and Controversies	36
B.	Discharge of Claims and Termination of Interests	37
C.	Release of Liens	37
D.	Releases by the Debtors	37
E.	Releases by the Releasing Parties	38
F.	Exculpation	38
G.	Injunction	39
H.	Liabilities to, and Rights of, Governmental Units	39
I.	Term of Injunctions or Stays	40
J.	Non-Release of Certain Indemnification Claims of Term Loan Agent	40

ARTICLE IX. CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN		40

A.	Conditions Precedent to the Effective Date	40
B.	Waiver of Conditions	41
C.	Effect of Failure of Conditions	41

ARTICLE X. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN		41

A.	Modification and Amendments	41
B.	Effect of Confirmation on Modifications	41
C.	Revocation or Withdrawal of Plan	41

ARTICLE XI. RETENTION OF JURISDICTION		42

ARTICLE XII. MISCELLANEOUS PROVISIONS		44

A.	Immediate Binding Effect	44
B.	Additional Documents	44
C.	Payment of Certain Professional Fees	44
D.	Statutory Committee and Cessation of Fee and Expense Payment	44
E.	Reservation of Rights	44
F.	Successors and Assigns	44
G.	Notices	44
H.	Entire Agreement	46
I.	Exhibits	46
J.	Nonseverability of Plan Provisions	46
K.	Votes Solicited in Good Faith	47
L.	Closing of Chapter 11 Cases	47
M.	Conflicts	47

INTRODUCTION

UniTek Global Services, Inc. (“UniTek”) and its Debtor affiliates, as debtors and debtors in possession propose this joint prepackaged plan of reorganization (the “Plan”) for the resolution of the Claims against and Interests in each of the Debtors pursuant to chapter 11 of the Bankruptcy Code (as such terms are defined below).  Capitalized terms used in the Plan and not otherwise defined shall have the meanings ascribed to such terms in Article I.A.

Holders of Claims and Interests should refer to the Disclosure Statement (as such terms are defined below) for a discussion of the Debtors’ history, businesses, assets, results of operations, historical financial information and projections of future operations, as well as a summary and description of this Plan.

ARTICLE I.
DEFINED TERMS, RULES OF INTERPRETATION,
COMPUTATION OF TIME AND GOVERNING LAW

A.                                     Defined Terms.

As used in this Plan, capitalized terms have the meanings ascribed to them below..

1.                                      “ABL Facility” means the revolving credit facility provided under the ABL Facility Credit Documents.

2.                                      “ABL Facility Agent” means Apollo Investment Corporation, as agent for the ABL Facility Lenders under the ABL Facility Credit Documents, or any successor agent.

3.                                      “ABL Facility Claims” means any Claim derived from, based upon, relating to, or arising from the ABL Facility Credit Documents, including any ABL Facility Claims on account of Last Out Loans as defined in the ABL Facility Credit Documents.

4.                                      “ABL Facility Consenting Lenders” means the ABL Facility Lenders that are party to the Plan Support Agreement.

5.                                      “ABL Facility Credit Documents” means that certain Revolving Credit and Security Agreement dated as of July 10, 2013, by and among UniTek and certain other Debtors, the ABL Facility Lenders, and the ABL Facility Agent, as amended from time to time, and any other documents, schedules, instruments, or agreements related to any of the foregoing.

6.                                      “ABL Facility Lenders” means the lender parties under the ABL Facility Credit Documents.

7.                                      “Accrued Professional Compensation” means, at any given moment, all accrued, contingent, and/or unpaid fees and expenses for services rendered through and including the Effective Date by any retained Professional in the Chapter 11 Cases that the Bankruptcy Court has not denied by Final Order; provided, however, that any such fees and expenses have not been previously paid (regardless of whether a fee application has been Filed for any such amount).  To the extent that the Bankruptcy Court or any higher court of competent jurisdiction denies or reduces by a Final Order any amount of a Professional’s fees or expenses, then the portion reduced or denied shall no longer constitute Accrued Professional Compensation.

8.                                      “Administrative Claim” means any Claim for costs and expenses of administration pursuant to sections 503(b), 507(a)(2), 507(b), and 1114(e)(2) of the Bankruptcy Code, including:  (a) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors (b) Allowed Accrued Professional Compensation Claims; (c) all fees and charges assessed against the Estates pursuant to sections 1991-1930 of chapter 123 of the Judicial Code; and (d) the DIP Facility Claims.

9.                                      “Administrative Claims Bar Date” means the date that is 30 days after the Effective Date.

10.                               “Administrative Claims Objection Deadline” means the date that is 30 days after the Administrative Claims Bar Date.

11.                               “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code and shall apply with equal force to non-Debtor entities.

12.                               “Allowed” means as to a Claim or an Interest, any Claim or Interest or portion thereof (a) as to which no objection to allowance or request for estimation has been timely interposed in accordance with the Bankruptcy Code and Bankruptcy Rules or such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court, has not been withdrawn or overruled by a Final Order of the Bankruptcy Court; (b) that is not a Subordinated Claim; (c) as to which, upon the lifting of the automatic stay pursuant to section 362 of the Bankruptcy Code, the liability of the Debtors (allowance and the amount thereof) is determined by Final Order of a court of competent jurisdiction other than the Bankruptcy Court; (d) that is expressly allowed by this Plan by Final Order of the Bankruptcy Court; or (e) that is not otherwise subject to continuing dispute by any of the Debtors or Reorganized Debtors in accordance with applicable law.  The term “Allowed Claim” shall not, for purposes of computing distributions under this Plan, include interest on such Claim from and after the Petition Date, except as provided in section 506(b) of the Bankruptcy Code or as otherwise expressly set forth in this Plan.  Notwithstanding anything to the contrary herein, no Claim of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays in full the amount that it owes such Debtor or Reorganized Debtor, as applicable, or as otherwise set forth in a Final Order of the Bankruptcy Court.

13.                               “Assumed and Assigned Executory Contract and Unexpired Lease List” means the list (as may be amended), as determined by the Debtors or the Reorganized Debtors and in form and substance reasonably acceptable to the ABL Facility Agent and the Required Term Loan Consenting Lenders, of Executory Contracts and Unexpired Leases (including any amendments or modifications thereto) that will be assumed by the Reorganized Debtors and assigned pursuant to the provisions of Article V.A and which shall be included in the Plan Supplement.

14.                               “Assumed Executory Contract and Unexpired Lease List” means the list (as may be amended), as determined by the Debtors or the Reorganized Debtors and in form and substance reasonably acceptable to the ABL Facility Agent and the Required Term Loan Consenting Lenders, of Executory Contracts and Unexpired Leases (including any amendments or modifications thereto) that will be assumed by the Reorganized Debtors pursuant to the provisions of Article V.A and which shall be included in the Plan Supplement.

15.                               “Ballot” means the form or forms distributed to certain Holders of Claims entitled to vote on the Plan by which such parties may indicate acceptance or rejection of the Plan.

16.                               “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as amended from time to time.

17.                               “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware having jurisdiction over the Chapter 11 Cases or any other court having jurisdiction over the Chapter 11 Cases, including, to the extent of the withdrawal of the reference under 28 U.S.C. § 157, the United States District Court for the District of Delaware.

18.                               “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure promulgated under section 2075 of the Judicial Code and the general, local, and chambers rules of the Bankruptcy Court.

19.                               “Business Day” means any day, other than a Saturday, Sunday, or “legal holiday” (as defined in Bankruptcy Rule 9006(a)(6)).

2

20.                               “Cash” means the legal tender of the United States of America.

21.                               “Causes of Action” means any action, claim, cause of action, controversy, demand, right, right of setoff, cross claim, counterclaim, recoupment, claim for breach of duty imposed by law or in equity, action, Lien, indemnity, guaranty, suit, obligation, liability, damage, judgment, account, defense, offset, power, privilege, license, and franchise of any kind or character whatsoever, known, unknown, contingent or non-contingent, matured, or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, whether arising before, on, or after the Petition Date, in contract or in tort, in law or in equity, or pursuant to any other theory of law. Causes of Action also include:  (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law; (b) the right to object to or otherwise contest Claims or Interests; (c) claims pursuant to sections 362, 510, 542, 543, 544 through 550, or 553 of the Bankruptcy Code; and (d) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code.

22.                               “Cerberus” means, collectively, Cerberus Business Finance, LLC; Cerberus ASRS Funding LLC; Cerberus AUS Levered II LP; Cerberus Offshore Levered II LP; Cerberus Onshore II CLO LLC; and Cerberus Onshore Levered II LLC.

23.                               “Chapter 11 Cases” means (a) when used with reference to a particular Debtor, the case pending for that Debtor under chapter 11 of the Bankruptcy Code and (b) when used with reference to all Debtors, the procedurally consolidated chapter 11 cases pending for the Debtors in the Bankruptcy Court.

24.                               “Claim” means any claim, as such term is defined in section 101(5) of the Bankruptcy Code, against a Debtor.

25.                               “Claims Agent” means the claims agent the Debtors may retain in the Chapter 11 Cases pursuant to order of the Bankruptcy Court.

26.                               “Claims Register” means the official register of Claims maintained by the Claims Agent.

27.                               “Class” means a class of Claims or Interests as set forth in Article III pursuant to section 1122(a) of the Bankruptcy Code.

28.                               “Committee” means an official committee (and all subcommittees thereof) appointed in the Chapter 11 Cases, if any, pursuant to section 1102 of the Bankruptcy Code.

29.                               “Conditions Precedent to Closing the New First Lien Debt” means the Conditions Precedent to Closing the New First Lien Debt as defined in the New First Lien Debt Facility Term Sheet.

30.                               “Confirmation” means the entry of the Confirmation Order on the docket of the Chapter 11 Cases.

31.                               “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021.

32.                               “Confirmation Hearing” means the confirmation hearing held by the Bankruptcy Court to consider Confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code, as such hearing may be continued from time to time.

33.                               “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code, which order shall be in form and substance reasonably acceptable to the ABL Facility Agent and the Required Term Loan Consenting Lenders.

34.                               “Consummation” means the occurrence of the Effective Date.

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35.                               “Cure Claim” means a Claim based upon a Debtor’s default under an Executory Contract or Unexpired Lease at the time such contract or lease is assumed, or assumed and assigned, by such Debtor pursuant to section 365 of the Bankruptcy Code, other than a default which is not required to be cured pursuant to section 365(b)(2) of the Bankruptcy Code.

36.                               “Cure Notice” means a notice of a proposed amount to be paid on account of a Cure Claim in connection with an Executory Contract or Unexpired Lease to be assumed, or assumed and assigned, under the Plan pursuant to section 365 of the Bankruptcy Code, which notice shall include (a) procedures for objecting to proposed assumption, or assumption and assignment, of Executory Contracts and Unexpired Leases, (b) Cure Claims to be paid in connection therewith, and (c) procedures for resolution by the Bankruptcy Court of any related disputes.

37.                               “Debtor” means one of the Debtors, in its individual capacity as a debtor and debtor in possession in the Chapter 11 Cases.

38.                               “Debtors” means, collectively, the entities listed in footnote 1 hereof.

39.                               “Description of Transaction Steps” means certain of the description of the Restructuring Transactions as set forth in the Plan Supplement.

40.                               “DIP Facility” means the debtor-in-possession credit facility provided under the DIP Facility Credit Agreement.

41.                               “DIP Facility Agent” means Apollo Investment Corporation, as agent for the DIP Facility Lenders under the DIP Facility Credit Agreement.

42.                               “DIP Facility Credit Agreement” means that certain Debtor-in-Possession Credit Agreement among the Debtors, the DIP Facility Agent and the DIP Facility Lenders as approved by the DIP Order.

43.                               “DIP Facility Claims” means any Claim derived from, based upon, relating to, or arising under the DIP Facility Credit Agreement or the DIP Order, including any Claim on account of funded or unfunded amounts under the DIP Facility Credit Agreement. For the avoidance of doubt, DIP Facility Claims shall include the amount of all outstanding letters of credit under the ABL Facility existing as of the Petition Date, which were rolled up under the DIP Facility pursuant to the L/C Roll Up.

44.                               “DIP Facility Lenders” means the lender parties under the DIP Facility Credit Agreement.

45.                               “DIP Facility Term Sheet” means the DIP Facility Term Sheet attached to the Disclosure Statement as Exhibit F, setting forth the material terms of the DIP Facility.

46.                               “DIP Order” means, collectively, the interim and final orders entered by the Bankruptcy Court authorizing the Debtors to enter into the DIP Facility Credit Agreement and access the DIP Facility, which orders shall be in form and substance reasonably acceptable to the ABL Facility Agent and the Required Term Loan Consenting Lenders.

47.                               “DirectSAT” means DirectSAT USA, LLC.

48.                               “DirectSAT Business” means the assets, liabilities and contractual rights and obligations relating to the business division of the applicable Debtors and their Affilitates which provides fulfillment installation, upgrade and maintenance services for satellite content providers, including DIRECTV, LLC.

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49.                               “DirectSAT Entities” means DirectSAT and each other Debtor or Reorganized Debtor and their Affiliates engaged primarily or exclusively in the operation of the DirectSAT Business, including New UniTek Services Co. and not including the Other Entities.

50.                               “Disbursing Agent” means the Reorganized Debtors or the Entity or Entities selected by the Reorganized Debtors to make or facilitate distributions contemplated under the Plan, in consultation with the ABL Facility Agent and the Required Term Loan Consenting Lenders.

51.                               “Disclosure Statement” means the Disclosure Statement for the Joint Prepackaged Plan of Reorganization of UniTek Global Services, Inc. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code, dated October 21, 2014, as amended, supplemented, or modified from time to time, including all exhibits and schedules thereto and references therein that relate to the Plan, and that is prepared and distributed in accordance with the Bankruptcy Code, the Bankruptcy Rules and any other applicable law and is in form and substance reasonably acceptable to the ABL Facility Agent and the Required Term Loan Consenting Lenders.

52.                               “Disputed” means, with respect to any Claim or Interest, a Claim or Interest that is not Allowed.

53.                               “Distribution Record Date” means the Effective Date.

54.                               “Effective Date” means the date selected by the Debtors, the Required Term Loan Consenting Lenders, the DIP Facility Agent, and the ABL Facility Agent after all conditions precedent to the occurrence of the Effective Date have been satisfied or waived pursuant to Article IX.A and Article IX.B hereof.

55.                               “Entity” means an entity as such term is defined in section 101(15) of the Bankruptcy Code.

56.                               “Estate” means, as to each Debtor, the estate created for the Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.

57.                               “Exculpated Party” means each of:  (a) the Debtors; (b) the Reorganized Debtors; (c) the Term Loan Consenting Lenders; (d) the DIP Facility Agent; (e) the DIP Facility Lenders; (f) the ABL Facility Agent; (g) the ABL Facility Consenting Lenders; (h) the Term Loan Agent; and (h) with respect to each of the foregoing Entities in clauses (a) through (h), each such Entity’s predecessors, successors and assigns, and Affiliates and its and their subsidiaries, managed accounts, funds, and current (as of the Effective Date) officers, directors, principals, members, limited partners, general partners, shareholders, employees, agents (other than third-party vendors performing services for the Debtors), financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors, advisory board members and other professionals, and each such Person’s respective heirs, executors, estates, servants and nominees.

58.                               “Executory Contract” means a contract to which one or more of the Debtors is a party and that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

59.                               “Federal Judgment Rate” means the federal judgment rate in effect as of the Petition Date.

60.                               “Fee Claim” means a Claim for Accrued Professional Compensation.

61.                               “File,” “Filed” or “Filing” means file, filed, or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases.

62.                               “Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter, which has not been reversed, stayed, modified, or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has

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been or may be filed has been resolved by the highest court to which the order or judgment could be appealed or from which certiorari could be sought or the new trial, reargument, or rehearing shall have been denied, resulted in no modification of such order, or has otherwise been dismissed with prejudice; provided, however, that the possibility a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or the Local Bankruptcy Rules of the Bankruptcy Court, may be filed relating to such order shall not prevent such order from being a Final Order.

63.                               “First Lien Rollover Ratio” means the number equal to (a) the Tranche B New First Lien Debt Initial Amount divided by (b) the Rollover Debt.

64.                               “General Unsecured Claim” means any Unsecured Claim that is not (a) an Administrative Claim, (b) a Priority Tax Claim, (c) a Priority Non-Tax Claim, (d) a Subordinated Claim, (e) a Fee Claim, (f) an Intercompany Claim, (g) an ABL Facility Claim, or (h) a Term Loan Claim.

65.                               “Governmental Unit” means a governmental unit as defined in section 101(27) of the Bankruptcy Code.

66.                               “Holder” means an Entity holding a Claim or an Interest, as applicable.

67.                               “Impaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code.

68.                               “Initial Commitments” has the meaning ascribed to it in the DIP Facility Term Sheet attached as Exhibit F to the Disclosure Statement.

69.                               “Intercompany Claim” means any Claim held by a Debtor against another Debtor.

70.                               “Intercompany Interest” means an Interest in a Debtor held by another Debtor.

71.                               “Intercreditor Agreement” means that certain intercreditor agreement, dated as of April 15, 2011, by and among certain of the Debtors and their Affiliates, the ABL Facility Agent on behalf of the ABL Facility Lenders, the Term Loan Agent on behalf of the Term Loan Lenders, and the other loan parties from time to time party thereto, governing, among other things, the respective rights, remedies, and priorities of Claims and Liens held by such parties (as the same may have been modified, amended, or restated).  The ABL Facility Agent, the ABL Facility Lenders, and the Term Loan Consenting Lenders each acknowledge and agree that their respective rights and obligations under the Intercreditor Agreement remain valid and enforceable during the Chapter 11 Cases, but upon the occurrence of the Effective Date, the Intercreditor Agreement shall no longer have any force and effect.

72.                               “Interests” means any equity security in a Debtor as defined in section 101(16) of the Bankruptcy Code, including all issued, unissued, authorized, or outstanding shares of capital stock of the Debtors together with any warrants, options, or contractual rights to purchase or acquire such equity securities at any time and all rights arising with respect thereto as well as any partnership, limited liability company, or similar interest of any Debtor, including any Skylink Litigation Claims and Interests to the extent that the Bankruptcy Court determines that such Skylink Litigation Claims and Interests are Interests.

73.                               “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time.

74.                               “Judicial Code” means title 28 of the United States Code, 28 U.S.C. §§ 1-4001.

75.                               “Junior ABL Facility Claims” means any ABL Facility Claims on account of Last Out Loans as defined in the ABL Facility Credit Documents.

76.                               “Lien” means a lien as defined in section 101(37) of the Bankruptcy Code.

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77.                               “L/C Commitment” means L/C Commitment as defined in the DIP Facility Term Sheet.

78.                               “L/C Roll Up” means L/C Roll Up as defined in the DIP Facility Term Sheet.

79.                               “Management Employment Agreements” means those management employment agreements by and between the Debtors and members of the Debtors’ current (as of the Effective Date) senior management.

80.                               “Management Incentive Plan” means that certain post-Effective Date equity incentive program that shall provide for up to 10% of the New UniTek Interests, on a fully diluted basis, to be reserved for issuance to management of the Reorganized Debtors as determined by the New UniTek Board.

81.                               “New Boards” means, collectively, the New UniTek Board, the New Unitek Services Co. Board and the New Subsidiary Boards, as initially comprised in accordance with the terms of the applicable New Corporate Governance Documents.

82.                               “New By-Laws” means the by-laws or limited liability company agreement, as applicable, of each of the Reorganized Debtors, substantially in the form contained in the Plan Supplement, which governance documents shall be reasonably acceptable to the ABL Facility Agent and the Required Term Loan Consenting Lenders.

83.                               “New Certificates of Incorporation” means the certificates of incorporation or certificates of formation, as applicable, of each of the Reorganized Debtors, substantially in the form contained in the Plan Supplement, which organizational documents shall be reasonably acceptable to the ABL Facility Agent and the Required Term Loan Consenting Lenders.

84.                               “New Corporate Governance Documents” means, as applicable, (a) the New Certificates of Incorporation, (b) the New By-Laws, and (c) the New Stockholders Agreement.

85.                               “New First Lien Debt Facility” means a first lien credit facility consisting of the Tranche A New First Lien Debt and the Tranche B New First Lien Debt on the terms described and as defined in the New First Lien Debt Facility Credit Agreement, which terms shall be consistent in all material respects with those set forth in the New First Lien Debt Facility Term Sheet.

86.                               “New First Lien Debt Facility Credit Agreement” means that certain agreement (as amended, restated, supplemented, or otherwise modified from time to time) governing the New First Lien Debt Facility, dated on or about the Effective Date and consistent in all material respects, and shall otherwise contain, the terms and conditions set forth in the New First Lien Debt Facility Term Sheet, which agreement shall be reasonably acceptable to the ABL Facility Agent and the Required Term Loan Consenting Lenders.

87.                               “New First Lien Debt Facility Term Sheet” means the term sheet that is attached as Exhibit B to the Disclosure Statement, setting forth the material terms of the New First Lien Debt Facility.

88.                               “New Stockholders Agreement” means the stockholders agreement for Reorganized UniTek, the form of which will be included in the Plan Supplement and which shall be reasonably acceptable to the ABL Facility Agent and the Required Term Loan Consenting Lenders.

89.                               “New Subsidiary Boards” means the initial board of directors or member, as the case may be, of each Reorganized Debtor other than Reorganized UniTek and New UniTek Services Co.  For the avoidance of doubt, (i) the members of the New UniTek Board may be members of the New Subsidiary Boards and (ii) the New Subsidiary Boards do not include the New UniTek Services Co. Board.

90.                               “New UniTek Board” means the initial board of directors of Reorganized UniTek.

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91.                               “New UniTek Debt” means the new subordinated payment-in-kind debt issued by Reorganized UniTek on the terms described and as defined in the New UniTek Debt Credit Agreement, which terms shall be consistent in all material respects with those set forth in the New UniTek Debt Term Sheet.

92.                               “New UniTek Debt Credit Agreement” means that certain agreement (as amended, restated, supplemented, or otherwise modified from time to time) governing the New UniTek Debt, dated on or about the Effective Date, consistent in all material respects with and containing the terms and conditions set forth in the New UniTek Debt Term Sheet, which agreement shall be reasonably acceptable to the ABL Facility Agent and the Required Term Loan Consenting Lenders.

93.                               “New UniTek Debt Term Sheet” means the term sheet that is attached as Exhibit E to the Disclosure Statement, setting forth the material terms of the New First Lien Debt Facility.

94.                               “New UniTek Interests” means, collectively, (a) a certain number of common shares in the capital of Reorganized UniTek authorized pursuant to the Plan, of which up to approximately 10 million shares shall be initially issued and outstanding as of the Effective Date and (b) $70 million of preferred equity shares, which such preferred equity shares shall accrue dividends at a rate of 13.5% per annum which will be paid in like kind securities.

95.                               “New UniTek Services Co.” means a newly formed entity that will become the assignee of all “shared services” agreements and related obligations as of the Effective Date (and is the entity defined as “Unitek Services Co.” in the New First Lien Debt Facility Term Sheet).

96.                               “New UniTek Services Co. Board” means the initial board of directors or member, as the case may be, of New UniTek Services Co.

97.                               “Notice and Solicitation Agent” means EPIQ Bankruptcy Solutions, LLC, retained as the Debtors’ notice, claims, and solicitation agent.

98.                               “Other Business” means Other Business as defined in the New First Lien Debt Facility Term Sheet.

99.                               “Other Entities” means the Debtors, the Reorganized Debtors and their respective Affiliates that are engaged primarily or exclusively in the operation of the Other Business, and not including (i) Reorganized UniTek, (ii) the DirectSAT Entities, or (iii) New UniTek Services Co.

100.                        “Other Secured Claim” means any Secured Claim that is not a Term Loan Claim, an ABL Facility Claim, or a DIP Facility Claim.

101.                        “Person” means a person as such term as defined in section 101(41) of the Bankruptcy Code.

102.                        “Permitted Post-Effective Date DirectSAT Intercompany Advances” has the meaning ascribed to it in the New First Lien Debt Facility Term Sheet.

103.                        “Petition Date” means the date on which each of the Debtors commenced the Chapter 11 Cases.

104.                        “Plan” means this Joint Prepackaged Plan of Reorganization of UniTek Global Services, Inc. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code, including the Plan Supplement (as modified, amended, or supplemented from time to time), which is incorporated herein by reference.

105.                        “Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits to the Plan, each in form and substance reasonably acceptable to the ABL Facility Agent and the Required Term Loan Consenting Lenders, to be Filed by the Debtors no later than fourteen days before the

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Confirmation Hearing, and as may be amended, supplemented, or modified from time to time in accordance with the terms hereof, the Bankruptcy Code, and the Bankruptcy Rules, including the following:  (a) the New Corporate Governance Documents; (b) the Rejected Executory Contract and Unexpired Lease List; (c) the Assumed Executory Contract and Unexpired Lease List; (d) the Assumed and Assigned Executory Contract and Unexpired Lease List; (e) the New First Lien Debt Facility Credit Agreement and the New UniTek Debt Credit Agreement; (f) the Shared Services Agreement; (g) the members of the New Boards, to the extent known; (h) the Description of Transaction Steps; (i) the list of retained Causes of Action; and (j) the Management Employment Agreements.  Any reference to the Plan Supplement in this Plan shall include each of the documents identified above as (a) through (j).  The Debtors shall have the right to amend the documents contained in, and exhibits to, the Plan Supplement in accordance with Article X.A hereof, and the Reorganized Debtors shall have the right to amend the documents contained in, and exhibits to, the Plan Supplement in accordance with applicable law; provided, that such amendments are acceptable to the ABL Facility Agent and the Required Term Loan Consenting Lenders.

106.                        “Plan Support Agreement” means that certain plan support agreement, dated October 17, 2014, by and among the Debtors, the ABL Facility Agent, the ABL Facility Consenting Lenders, the Term Loan Consenting Lenders, and DIRECTV, LLC, as may be amended, supplemented, or otherwise modified from time to time, a copy of which is attached as Exhibit G to the Disclosure Statement.

107.                        “Priority Non-Tax Claims” means any Claim, other than an Administrative Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

108.                        “Priority Tax Claims” means any Claim of the kind specified in section 507(a)(8) of the Bankruptcy Code.

109.                        “Professional” means an Entity:  (a) employed pursuant to a Bankruptcy Court order in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered before or on the Confirmation Date, pursuant to sections 327, 328, 329, 330, 331, and 363 of the Bankruptcy Code or (b) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

110.                        “Professional Fee Escrow Account” means an interest-bearing account to hold and maintain an amount of Cash equal to the Professional Fee Reserve Amount funded by the Debtors on the Effective Date solely for the purpose of paying all Allowed and unpaid Accrued Professional Compensation Claims.

111.                        “Professional Fee Reserve Amount” means the aggregate Accrued Professional Compensation Claims through the Effective Date as estimated in accordance with Article II.A.3(c) hereof.

112.                        “Proof of Claim” means a written proof of Claim Filed against any of the Debtors in the Chapter 11 Cases.

113.                        “Pro Rata” means the proportion that an Allowed Claim or an Allowed Interest in a particular Class bears to the aggregate amount of all Allowed Claims or Allowed Interests in that Class.

114.                        “Reinstated” means, with respect to Claims and Interests, the treatment provided for in section 1124 of the Bankruptcy Code.

115.                        “Rejected Executory Contract and Unexpired Lease List” means the list (as may be amended), as determined by the Debtors or the Reorganized Debtors and in form and substance reasonably acceptable to the ABL Facility Agent and the Required Term Loan Consenting Lenders, of Executory Contracts and Unexpired Leases (including any amendments or modifications thereto) that will be rejected by the Debtors pursuant to the provisions of Article V.A hereof and which shall be included in the Plan Supplement.

116.                        “Rejection Claim” means a Claim arising from the rejection of an Executory Contract or Unexpired Lease pursuant to section 365 of the Bankruptcy Code.

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117.                        “Released Claims” means (i) any and all claims and Causes of Action relating to any Debtor arising at any time prior to the Effective Date, including without limitation (a) all claims and Causes of Action based on, arising out of, or related to the issuance of any Security of any Debtor, (b) all claims and Causes of Action based on, arising out of, or related to the restatement, adjustment, correction, or modification of the Debtors’ financial statements, including without limitation all claims or Causes of Action based on, arising out of, or relating to the Debtors’ internal controls relating to financial statements and financial reporting;  (c) all claims and Causes of Action based on, arising out of, or related to the misrepresentation of any of the Debtors’ financial information and related internal controls, including without limitation the overstatement of the Debtors’ revenue, accounts receivable, and/or EBITDA and (d) all Causes of Action under chapter 5 of the Bankruptcy Code; and (ii) any and all claims and Causes of Action arising from actions taken or not taken in connection with the Restructuring and the Chapter 11 Cases.

118.                        “Released Party” means each of:  (a) the Debtors; (b) the Reorganized Debtors; (c) the Term Loan Consenting Lenders; (d) the DIP Facility Agent; (e) the DIP Facility Lenders; (f) the ABL Facility Agent; (g) the ABL Facility Consenting Lenders; (h) the Term Loan Agent; and (i) with respect to each of the foregoing Entities in clauses (a) through (h), each such Entity’s predecessors, successors and assigns, and Affiliates and its and their subsidiaries, managed accounts, funds, and current (as of the Effective Date) officers, directors, principals, members, limited partners, general partners, shareholders, employees, agents (other than third-party vendors performing services for the Debtors), financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors, advisory board members and other professionals, and each such Person’s respective heirs, executors, estates, servants and nominees.

119.                        “Releasing Parties” means each of: (a) the Debtors; (b) the Reorganized Debtors; (c) the Term Loan Consenting Lenders; (d) the DIP Facility Agent; (e) the DIP Facility Lenders; (f) the ABL Facility Agent; (g) the ABL Facility Consenting Lenders; (h) the Term Loan Agent; (i) without limiting the foregoing, each other Holder of a Claim or an Interest, in each case other than a Holder of a Claim or an Interest that has voted to reject the Plan; and (j) with respect to each of the foregoing parties under (a) through (i), each such Entity’s predecessors, successors and assigns, and Affiliates and its and their subsidiaries, managed accounts, funds, and current (as of the Effective Date) officers, directors, principals, members, limited partners, general partners, shareholders, employees, agents (other than third-party vendors performing services for the Debtors), financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors, advisory board members and other professionals, and each such Person’s respective heirs, executors, estates, servants and nominees.

120.                        “Reorganized Debtors” means the Debtors, or any successor thereto, by merger, consolidation or otherwise, on or after the Effective Date and New UniTek Services Co.

121.                        “Reorganized UniTek” means UniTek, or any successor thereto, by merger, consolidation, or otherwise, on or after the Effective Date, it being understood that, as of the Effective Date, Reorganized UniTek shall be a private corporation organized under the laws of the state of Delaware.

122.                        “Required Term Lenders” means the Required Lenders (as defined in the Term Loan Credit Agreement).

123.                        “Required Term Loan Consenting Lenders” has the meaning ascribed to it in the Plan Support Agreement.

124.                        “Restructuring Transactions” means one or more transactions pursuant to section 1123 of the Bankruptcy Code to occur on the Effective Date or as soon as reasonably practicable thereafter, that may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution, or liquidation containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable law and any other terms to which the applicable Entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable parties agree; (c) the filing of

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appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, or dissolution pursuant to applicable state law; (d) the Separation of Businesses Transactions; (e) described in the Description of Transaction Steps; and (f) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law.

125.                        “Revolving Commitments” means the Revolving Commitments as defined in the DIP Facility Term Sheet.

126.                        “Rollover Debt” means the sum of (i) two times the total amount of Allowed Senior ABL Facility Claims, plus (ii) the total amount of Allowed Junior ABL Facility Claims.

127.                        “SEC” means the United States Securities and Exchange Commission.

128.                        “Secured” means when referring to a Claim:  (a) secured by a Lien on property in which the Estate has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or (b) Allowed as such pursuant to the Plan or any Final Order as a secured Claim.

129.                        “Securities Act” means the Securities Act of 1933, 15 U.S.C. 77a-77aa, as amended from time to time, together with the rules and regulations promulgated thereunder.

130.                        “Security” means a security as defined in section 2(a)(1) of the Securities Act.

131.                        “Senior ABL Facility Claims” means all ABL Facility Claims other than the Junior ABL Facility Claims.

132.                        “Separation of Businesses Transactions” means the transactions described in Article IV.F hereof necessary to effectuate the Separation of Businesses provisions of the New First Lien Debt Facility Term Sheet and the applicable conditions precedent to the consummation of the New First Lien Debt Facility, including the creation of New UniTek Services Co. and the separation of the DirectSAT Business from the Other Business as set forth herein and therein, and any other actions necessary or appropriate to effectuate the separation of the DirectSAT Business from the Other Business.

133.                        “Shared Services Agreement” means the Shared Services Agreement as defined in the New First Lien Debt Facility Term Sheet.

134.                        “Skylink Litigation Claims and Interest” means any Claim or Interest derived from, based upon, relating to, or arising from that certain asset purchase agreement, dated September 14, 2012, by and among UniTek, DirectSAT USA, LLC, Skylink Ltd., and Mr. John Larbus.

135.                        “Skylink Plaintiffs” means the Holders of the Skylink Litigation Claims and Interests.

136.                        “Specified Term Lenders” means, collectively, (i) Cetus Capital II, LLC; (ii) Littlejohn Opportunities Master Fund LP; (iii) SG Distressed Fund, LP; (iv) New Mountain Finance Corporation; and (v) New Mountain Finance Holdings, L.L.C.

137.                        “Subordinated Claims” means Claims that are subordinated by section 510 of the Bankruptcy Code or any other applicable law, including any Skylink Litigation Claims and Interests to the extent that the Bankruptcy Court determines that such Skylink Litigation Claims and Interests are Claims; provided, that, for the avoidance of doubt, the Junior ABL Facility Claims shall not constitute Subordinated Claims.

138.                        “Subordination Agreement” means that certain subordination agreement, dated as of August 13, 2014, in respect of the ABL Facility by and among certain of the Debtors and their Affiliates, the ABL

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Facility Agent, the Holders of Senior ABL Facility Claims, and the Holders of Junior ABL Facility Claims.  The ABL Facility Agent, the ABL Facility Lenders, and the Term Loan Consenting Lenders each acknowledge and agree that their respective rights and obligations under the Subordination Agreement remain valid and enforceable during the Chapter 11 Cases, but upon the occurrence of the Effective Date, the Subordination Agreement shall no longer have any force and effect.

139.                        “Term Loan Agent” means Cerberus Business Finance, LLC, in its capacity as successor administrative agent under the Term Loan Credit Agreement, or any successor agent.

140.                        “Term Loan Claims” means any Claim derived from, based upon, relating to, or arising from the Term Loan Credit Documents.

141.                        “Term Loan Consenting Lenders” means the Term Loan Lenders that are party to the Plan Support Agreement.

142.                        “Term Loan Credit Agreement” means that certain Credit Agreement dated as of April 15, 2011, among UniTek and certain other Debtors, the Term Loan Lenders, and the Term Loan Agent, as amended from time to time.

143.                        “Term Loan Credit Documents” means the Term Loan Credit Agreement together with any other documents, schedules, instruments, or agreements related thereto.

144.                        “Term Loan Facility” means the $140 million term loan provided under the Term Loan Credit Documents.

145.                        “Term Loan Lenders” means the lender parties under the Term Loan Credit Documents.

146.                        “Total Debt” means the Rollover Debt plus the amount of the Initial Commitments plus all funded amounts as of the Effective Date under the Revolving Commitments plus all funded amounts as of the Effective Date under the L/C Commitment plus all funded amounts as of the Effective Date under the L/C Roll Up.

147.                        “Tranche A New First Lien Debt” means the Tranche A New First Lien Debt as defined in the New First Lien Debt Facility Credit Agreement.

148.                        “Tranche B New First Lien Debt” means the Tranche B New First Lien Debt as defined in the New First Lien Debt Facility Credit Agreement.

149.                        “Tranche B New First Lien Debt Initial Amount”  means an amount to be determined as follows: (a) if the Total Debt is less than $120 million, then the amount equal to the Total Debt minus the Initial Commitments minus any funded amounts as of the Effective Date under the Revolving Commitments minus any funded amounts as of the Effective Date under the L/C Commitment minus any funded amounts as of the Effective Date under the L/C Roll Up; and (b) if the Total Debt is greater than $120 million, then the amount equal to $115 million minus the Initial Commitments minus any funded amounts as of the Effective Date under the Revolving Commitments minus any funded amounts as of the Effective Date under the L/C Commitment minus any funded amounts as of the Effective Date under the L/C Roll Up.

150.                        “Treasury Regulations” means regulations (including temporary and proposed) promulgated under the Internal Revenue Code.

151.                        “Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

152.                        “Unimpaired” means, with respect to a Class of Claims or Interests, a Claim or an Interest that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

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153.                        “UniTek Rollover Ratio” means the number equal to one minus the First Lien Rollover Ratio.

154.                        “Unsecured Claim” means any Claim that is neither Secured nor entitled to priority under the Bankruptcy Code or an order of the Bankruptcy Court, including any Claim arising from the rejection of an Executory Contract or Unexpired Lease under section 365 of the Bankruptcy Code.

155.                        “U.S. Trustee” means the United States Trustee for the District of Delaware.

B.                                     Rules of Interpretation.

For purposes of this Plan:  (1) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (2) any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (3) any reference herein to an existing document, schedule or exhibit, whether or not Filed, having been Filed or to be Filed shall mean that document, schedule, or exhibit, as it may thereafter be amended, modified, or supplemented; (4) any reference to an Entity as a Holder of a Claim or Interest includes that Entity’s successors and assigns; (5) unless otherwise specified, all references herein to “Articles” are references to Articles hereof or hereto; (6) unless otherwise specified, all references herein to exhibits are references to exhibits in the Plan Supplement; (7) unless otherwise specified, the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (8) subject to the provisions of any contract, certificate of incorporation, bylaw, instrument, release, or other agreement or document entered into in connection with the Plan, the rights and obligations arising pursuant to the Plan shall be governed by, and construed and enforced in accordance with the applicable federal law, including the Bankruptcy Code and the Bankruptcy Rules; (9) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (10) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (11) all references to docket numbers of documents Filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (12) all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended from time to time, and as applicable to the Chapter 11 Cases, unless otherwise stated; (13) any immaterial effectuating provisions may be interpreted by the Reorganized Debtors in such a manner that is consistent with the overall purpose and intent of the Plan all without further Bankruptcy Court order; and (14) any undefined term used herein that is defined in the Bankruptcy Code shall have the meaning ascribed to such term in the Bankruptcy Code.

C.                                    Computation of Time.

Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein.

D.                                    Governing Law.

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of New York, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control); provided, however, that corporate governance matters relating to the Debtors or the Reorganized Debtors, as applicable, not incorporated in New York shall be governed by the laws of the state of incorporation of the applicable Debtor or Reorganized Debtor, as applicable.

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E.                                     Reference to Monetary Figures.

All references in the Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided.

F.                                     Reference to the Debtors or the Reorganized Debtors.

Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors or the Reorganized Debtors shall mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires.

ARTICLE II.
ADMINISTRATIVE CLAIMS AND OTHER UNCLASSIFIED CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III hereof.

A.                                     Administrative Claims.

1.                                      Administrative Claims.

Except as provided below with respect to Administrative Claims that are Fee Claims and DIP Facility Claims and except to the extent that a Holder of an Allowed Administrative Claim and the applicable Debtor(s), in consultation with the ABL Facility Agent and the Required Term Loan Consenting Lenders, or Reorganized Debtor(s) agree to less favorable treatment with respect to such Holder, each Holder of an Allowed Administrative Claim shall be paid in full in Cash on the later of: (a) on or as soon as reasonably practicable after the Effective Date if such Administrative Claim is Allowed as of the Effective Date; (b) on or as soon as reasonably practicable after the date such Administrative Claim is Allowed; and (c) the date such Allowed Administrative Claim becomes due and payable, or as soon thereafter as is practicable; provided, however, that Allowed Administrative Claims that arise in the ordinary course of the Debtors’ business shall be paid in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions and shall not be required to file a request for payment of an Administrative Claim.

Except as otherwise provided in this Article II.A, requests for payment of Administrative Claims must be Filed and served on the Reorganized Debtors pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order no later than the Administrative Claims Bar Date.  Holders of Administrative Claims that are required to, but do not, File and serve a request for payment of such Administrative Claims by such date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors or their property and such Administrative Claims shall be deemed discharged as of the Effective Date.  Objections to such requests, if any, must be Filed and served on the Reorganized Debtors and the requesting party no later than the Administrative Claims Objection Deadline.

2.                                      DIP Facility Claims

Except to the extent that a Holder of a DIP Facility Claim agrees to less favorable treatment, each Holder of a DIP Facility Claim shall receive Tranche A New First Lien Debt in a face amount equal to the amount of such DIP Facility Claim on the Effective Date, and such Holder shall remain committed to fund the unfunded portion of its commitment under the DIP Facility in accordance with the terms of the New First Lien Debt Facility.  All liens and security interests granted to secure the DIP Facility Claims shall continue to secure the New First Lien Debt Facility from and after the Effective Date in accordance with the terms of the New First Lien Debt Facility. For the avoidance of doubt, the DIP Facility Agent and the DIP Facility Lenders shall not be required to File a proof of claim on account of the DIP Facility Claims, and the DIP Facility Claims are hereby deemed Allowed.

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3.                                      Professional Compensation.

(a)                                 Fee Claims.

Professionals asserting a Fee Claim for services rendered before the Effective Date must File and serve on the Debtors and such other Entities who are designated by the Bankruptcy Rules, the Confirmation Order, or any other applicable order of the Bankruptcy Court, an application for final allowance of such Fee Claim no later than 20 days after the Effective Date.  Objections to any Fee Claim must be Filed and served on the Reorganized Debtors and the requesting party no later than 40 days after the Effective Date. To the extent necessary, the Plan and the Confirmation Order shall amend and supersede any previously entered order regarding the payment of Fee Claims.

(b)                                 Professional Fee Escrow Account.

On the Effective Date, the Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the aggregate Professional Fee Reserve Amount for all Professionals.  The Professional Fee Escrow Account shall be maintained in trust for the Professionals.  Such funds shall not be considered property of the Debtors’ Estates, or property of the Reorganized Debtors.  The amount of Accrued Professional Compensation Claims owing to the Professionals shall be paid in Cash to such Professionals from funds held in the Professional Fee Escrow Account and any unapplied retainer when such Claims are Allowed by a Final Order.  Allowed Accrued Professional Compensation Claims shall be paid first from any unapplied retainer that has been provided to such Professional, second from amounts in the Professional Fee Escrow Account and then by the Reorganized Debtors.  When all Allowed Professional Compensation Claims are paid in full in Cash, amounts remaining in the Professional Fee Escrow Account, if any, shall revert to the Reorganized Debtors.

(c)                                  Professional Fee Reserve Amount.

To receive payment for unbilled fees and expenses incurred through and including the Effective Date, the Professionals shall estimate their Accrued Professional Compensation Claims prior to and as of the Confirmation Date, along with an estimate of fees and expenses to be incurred through and including the Effective Date, and shall deliver such estimate to the Debtors no later than five days prior to the anticipated Confirmation Date; provided, that such estimate shall be reduced by the unapplied amount of any retainer that has been provided to such Professional; provided, further, that such estimate shall not be considered an admission with respect to the fees and expenses of such Professional.  If a Professional does not provide an estimate, the Debtors may estimate the unbilled fees and expenses of such Professional.  The total amount so estimated for all Professionals as of the Confirmation Date shall comprise the Professional Fee Reserve Amount.

(d)                                 Post-Effective Date Fees and Expenses.

Except as otherwise specifically provided in the Plan, from and after the Effective Date, the Reorganized Debtors shall, in the ordinary course of business and without any further notice to or action, order or approval of the Bankruptcy Court pay in Cash the reasonable legal, professional, or other fees and expenses related to implementation and Consummation of the Plan incurred by the Reorganized Debtors following the Effective Date.  Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate and the Reorganized Debtors may employ and pay any Professional for services rendered or expenses incurred after the Effective Date in the ordinary course of business without any further notice to any party or action, order, or approval of the Bankruptcy Court.

B.                                     Priority Tax Claims.

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in exchange for full and final satisfaction, settlement, release, and discharge of each Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax Claim due and payable on or before the Effective Date shall receive, at the option of the Debtors or Reorganized Debtors, one of the following treatments:  (1) Cash in an amount equal to the amount of such Allowed Priority Tax Claim, plus interest at the rate determined under applicable nonbankruptcy law and to

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the extent provided for by section 511 of the Bankruptcy Code, payable on the or as soon as practicable following the Effective Date; (2) Cash in an aggregate amount of such Allowed Priority Tax Claim payable in installment payments over a period of time not to exceed five years after the Petition Date, pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, plus interest at the rate determined under applicable nonbankruptcy law and to the extent provided for by section 511 of the Bankruptcy Code; or (3) such other treatment as may be agreed upon by such Holder and the Debtors or otherwise determined upon an order of the Bankruptcy Court.

C.                                    Statutory Fees.

Notwithstanding anything to the contrary contained herein, on the Effective Date, the Debtors shall pay, in full in Cash, any fees due and owing to the U.S. Trustee at the time of Confirmation.  The Reorganized Debtors shall pay all U.S. Trustee fees due and owing under 28 U.S.C. § 1930 until such time as the Reorganized Debtors move for entry of a final decree and the Bankruptcy Court enters such a decree.

ARTICLE III.
CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A.                                     Classification of Claims and Interests.

Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of Classes of Claims and Interests.  All Claims and Interests, except for Administrative Claims and Priority Tax Claims, are classified in the Classes set forth in this Article III.  A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes.  A Claim also is classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and has not been paid, released, or otherwise satisfied before the Effective Date.

B.                                     Summary of Classification.

The classification of Claims and Interests against each Debtor (as applicable) pursuant to the Plan is as set forth below.  The Plan shall apply as a separate Plan for each of the Debtors, and the classification of Claims and Interests set forth herein shall apply separately to each of the Debtors.  All of the potential Classes for the Debtors are set forth herein.  Certain of the Debtors may not have Holders of Claims or Interests in a particular Class or Classes, and such Classes shall be treated as set forth in Article III.E hereof.

The following chart summarizes the classification of Claims and Interests pursuant to the Plan:

Class	Claim/Interest	Status	Voting Rights
1	Priority Non-Tax Claims	Unimpaired	Deemed to Accept
2	Other Secured Claims	Unimpaired	Deemed to Accept
3	Senior ABL Facility Claims	Impaired	Entitled to Vote
4	Junior ABL Facility Claims	Impaired	Entitled to Vote
5	Term Loan Claims	Impaired	Entitled to Vote
6	General Unsecured Claims	Unimpaired	Deemed to Accept
7	Subordinated Claims	Impaired	Deemed to Reject
8	Interests (other than Intercompany Interests)	Impaired	Deemed to Reject

C.                                    Treatment of Claims and Interests.

To the extent a Class contains Allowed Claims or Allowed Interests with respect to a particular Debtor, the treatment provided to each Class for distribution purposes is specified below:

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1.                                      Class 1 - Priority Non-Tax Claims.

(a)                                 Classification: Class 1 consists of Priority Non-Tax Claims.

(b)                                 Treatment: Except to the extent that a Holder of an Allowed Priority Non-Tax Claim agrees to a less favorable treatment, in exchange for full and final satisfaction, settlement, release and discharge of each Allowed Priority Non-Tax Claim, each Holder of such Allowed Priority Non-Tax Claim shall be paid in full in Cash on or as soon as reasonably practicable after the later of (i) the Effective Date, (ii) the date on which such Priority Non-Tax Claim against the Debtors becomes an Allowed Priority Non-Tax Claim, (iii) such other date as may be ordered by the Bankruptcy Court, or (iv) when due and payable in the ordinary course of business.

(c)                                  Voting: Class 1 is Unimpaired by the Plan, and each Holder of a Class 1 Priority Non-Tax Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, Holders of Class 1 Priority Non-Tax Claims are not entitled to vote to accept or reject the Plan.

2.                                      Class 2 - Other Secured Claims.

(a)                                 Classification: Class 2 consists of Other Secured Claims.

(b)                                 Treatment: Except to the extent that a Holder of an Allowed Other Secured Claim agrees to a less favorable treatment, in exchange for full and final satisfaction, settlement, release, and discharge of each Allowed Other Secured Claim, each Holder of such Allowed Other Secured Claim shall receive one of the following treatments, as agreed by the applicable Debtor or Reorganized Debtor, the ABL Facility Agent, and the Required Term Loan Consenting Lenders:  (i) the Debtors or the Reorganized Debtors shall pay such Allowed Other Secured Claims in full in Cash, including the payment of any interest required to be paid under section 506(b) of the Bankruptcy Code; (ii) the Debtors or the Reorganized Debtors shall deliver the collateral securing any such Allowed Other Secured Claim; or (iii) the Debtors or the Reorganized Debtors shall otherwise treat such Allowed Other Secured Claim in any other manner such that the Claim shall be rendered Unimpaired.

(c)                                  Voting: Class 2 is Unimpaired by the Plan, and each Holder of a Class 2 Other Secured Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, Holders of Class 2 Other Secured Claims are not entitled to vote to accept or reject the Plan.

3.                                      Class 3 — Senior ABL Facility Claims

(a)                                 Classification: Class 3 consists of all Senior ABL Facility Claims.

(b)                                 Allowance: The Senior ABL Facility Claims shall be Allowed, and shall not be subject to avoidance, objection, challenge, deduction, subordination, recharacterization, or offset, in the aggregate principal amount of $38,730,607.00, plus any accrued but unpaid interest thereon payable at the applicable non-default interest rate in accordance with the ABL Facility Credit Documents, and all other fees, costs, charges and other expenses provided for under the ABL Facility Credit Documents.

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(c)                                  Treatment: Except to the extent that a Holder of an Allowed Senior ABL Facility Claim agrees in writing to a less favorable treatment, in exchange for full and final satisfaction, settlement, release, and discharge of each Senior ABL Facility Claim, each Holder of such Senior ABL Facility Claim shall receive, regardless of any provision of the ABL Facility Credit Agreement, or any Loan Document (as defined in the ABL Facility Credit Agreement), the Subordination Agreement, the Intercreditor Agreement, or any other subordination or intercreditor agreement to the contrary, including any subordination provision contained in any of the foregoing, and without any turnover obligation, its Pro Rata share of:  (i) Tranche B New First Lien Debt in a face amount equal to:  (a) the total amount of Allowed Senior ABL Facility Claims, multiplied by (b) the First Lien Rollover Ratio; and (ii) New UniTek Debt in a face amount equal to:  (a) the total amount of Allowed Senior ABL Facility Claims, multiplied by (b) the UniTek Rollover Ratio.

In addition, upon the Effective Date, the Debtors or the Reorganized Debtors shall pay in full in Cash any outstanding reasonable fees, costs and charges owing to the ABL Facility Agent to the extent provided for and allowable under the ABL Facility Credit Documents.

Notwithstanding anything to the contrary in the Plan or Confirmation Order, all distributions on account of Allowed Senior ABL Facility Claims shall be made on the Effective Date.

(d)                                 Voting: Class 3 is Impaired by the Plan.  Therefore, Holders of Class 3 Senior ABL Facility Claims are entitled to vote to accept or reject the Plan.

4.                                      Class 4 — Junior ABL Facility Claims

(a)                                 Classification: Class 4 consists of all Junior ABL Facility Claims.

(b)                                 Allowance: The Junior ABL Facility Claims shall be Allowed, and shall not be subject to avoidance, objection, challenge, deduction, subordination, recharacterization, or offset, in the aggregate principal amount of $8,749,267.00, plus any accrued but unpaid interest on thereon payable, or payable in kind, at the applicable non-default interest rate in accordance with the ABL Facility Credit Documents, and all other fees, costs, charges and other expenses provided for under the ABL Facility Credit Documents.

(c)                                  Treatment: Except to the extent that a Holder of an Allowed Junior ABL Facility Claim agrees in writing to a less favorable treatment, in exchange for full and final satisfaction, settlement, release, and discharge of each Junior ABL Facility Claim, each Holder of such Junior ABL Facility Claim shall receive, regardless of any provision of the ABL Facility Credit Agreement, or any Loan Document (as defined in the ABL Facility Credit Agreement), the Subordination Agreement, the Intercreditor Agreement, or any other subordination or intercreditor agreement to the contrary, including any subordination provision contained in any of the foregoing, and without any turnover obligation, its Pro Rata share of: (i) Tranche B New First Lien Debt in a face amount equal to:  (a) the total amount of Allowed Junior ABL Facility Claims, multiplied by (b) the First Lien Rollover Ratio and (ii) New UniTek Debt in a face amount equal to:  (a) the total amount of Allowed Junior ABL Facility Claims, multiplied by (b) the UniTek Rollover Ratio.

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Notwithstanding anything to the contrary in the Plan or Confirmation Order, all distributions on account of Allowed Junior ABL Facility Claims shall be made on the Effective Date.

(d)                                 Voting: Class 4 is Impaired by the Plan.  Therefore, Holders of Class 4 Junior ABL Facility Claims are entitled to vote to accept or reject the Plan.  Pursuant to section 3.08 of the Subordination Agreement, the ABL Facility Agent will vote on behalf of such Holders of Class 4 Junior ABL Facility Claims.

5.                                      Class 5 — Term Loan Claims

(a)                                 Classification: Class 5 consists of all Term Loan Claims.

(b)                                 Allowance:  The Term Loan Claims shall be Allowed in the aggregate principal amount of $143,252,713.27, plus any accrued but unpaid interest thereon payable at the applicable non-default interest rate in accordance with the Term Loan Credit Documents, and all other fees, costs, charges and other expenses provided for under the Term Loan Credit Documents.

(c)                                  Treatment: Except to the extent that a Holder of an Allowed Term Loan Claim agrees in writing to a less favorable treatment, in exchange for full and final satisfaction, settlement, release, and discharge of the Term Loan Claims, each Holder of an Allowed Term Loan Claim shall receive, regardless of any provision of the Intercreditor Agreement, or any other subordination or intercreditor agreement, to the contrary, its Pro Rata share of: (i) Tranche B New First Lien Debt in a face amount equal to (a) the total amount of the Allowed Senior ABL Facility Claims, multiplied by (b) the First Lien Rollover Ratio; (ii) New UniTek Debt in a face amount equal to:  (a) the total amount of the Allowed Senior ABL Facility Claims, multiplied by (b) the UniTek Rollover Ratio; and (iii) 100% of the New UniTek Interests; provided, that if a Holder of a Class 5 Claim as of the Distribution Record Date does not return a completed and executed signature page to the New Stockholders Agreement so that it is received by the Disbursing Agent on or before the 90th day after the Effective Date, such Holder shall be deemed to forever forfeit its right to receive the New UniTek Interests.

In addition, upon the Effective Date, the Debtors or the Reorganized Debtors shall pay in full in Cash any outstanding, reasonable fees, costs and charges incurred by (i) the Term Loan Consenting Lenders in connection with the Chapter 11 Cases, and (ii) the Term Loan Agent in connection with the Chapter 11 Cases.

Notwithstanding anything to the contrary in the Plan or Confirmation Order, all distributions on account of Allowed Term Loan Claims shall be made on the Effective Date.

(d)                                 Voting: Class 5 is Impaired.  Therefore, Holders of Class 5 Term Loan Claims are entitled to vote to accept or reject the Plan.

6.                                      Class 6 - General Unsecured Claims.

(a)                                 Classification: Class 6 consists of General Unsecured Claims.

(b)                                 Treatment: Except to the extent that a Holder of an Allowed General Unsecured Claim agrees in writing to a less favorable treatment, in exchange for full and

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final satisfaction, settlement, release, and discharge of each General Unsecured Claim, each Holder of such Allowed General Unsecured Claim shall receive one of the following treatments, as agreed by the applicable Debtor or Reorganized Debtor, the ABL Facility Agent, and the Required Term Loan Consenting Lenders:  (i) the Debtors or the Reorganized Debtors shall pay such Allowed General Unsecured Claim when due and payable in the ordinary course of business and in accordance with prior custom and practice established between the Debtors and the holder of such Claim or (ii) the Debtors or the Reorganized Debtors shall pay such Allowed General Unsecured Claim in full in Cash upon the later of (A) the Effective Date, (B) the date on which such General Unsecured Claim against the Debtors becomes an Allowed General Unsecured Claim, or (C) such other date as may be ordered by the Bankruptcy Court or on such other terms as the Debtor and the Holder of such Claim shall agree in writing.

(c)                                  Voting: Class 6 is Unimpaired by the Plan, and each Holder of a Class 6 General Unsecured Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, Holders of Class 6 General Unsecured Claims are not entitled to vote to accept or reject the Plan.

7.                                      Class 7 - Subordinated Claims.

(a)                                 Classification: Class 7 consists of Subordinated Claims.

(b)                                 Treatment: Holders of Allowed Subordinated Claims shall not receive any distribution on account of such Subordinated Claims. On the Effective Date, Allowed Subordinated Claims shall be discharged, canceled, released, and extinguished. To the extent that the Bankruptcy Court determines that the Skylink Litigation Claims and Interests are Allowed Claims and are not subject to subordination under the Bankruptcy Code or other applicable law, then such Allowed Skylink Litigation Claims and Interests shall be treated as determined by the Bankruptcy Court in accordance with the cramdown provisions of the Bankruptcy Code.

(c)                                  Voting: Class 7 is Impaired and Holders of Class 7 Subordinated Claims are conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, Holders of Class 7 Subordinated Claims are not entitled to vote to accept or reject the Plan.

8.                                      Class 8 - Interests (other than Intercompany Interests).

(a)                                 Classification: Class 8 consists of Interests (other than Intercompany Interests).

(b)                                 Treatment: Holders of Interests (other than Intercompany Interests) shall not receive any distribution on account of such Interests. On the Effective Date, Class 8 Interests shall be cancelled and discharged. To the extent that the Bankruptcy Court determines that the Skylink Litigation Claims and Interests are not Interests, such Skylink Litigation Claims and Interests shall be treated in accordance with Class 7 Subordinated Claims.

(c)                                  Voting: Class 8 is Impaired and Holders of Class 8 Interests are conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, Holders of Class 8 Interests are not entitled to vote to accept or reject the Plan.

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D.                                    Special Provision Governing Claims.

Except as otherwise provided in the Plan or a Final Order of the Bankruptcy Court, nothing under the Plan shall affect the Debtors’ or the Reorganized Debtors’ rights in respect of any Claims, including legal and equitable defenses to or setoffs or recoupments against any such Claims, except, for the avoidance of doubt, with respect to Claims in Classes 3, 4, and 5.

E.                                     Elimination of Vacant Classes.

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

F.                                     Acceptance or Rejection of the Plan.

1.                                      Voting Classes.

Classes 3, 4 and 5 are Impaired under the Plan and are entitled to vote to accept or reject the Plan.

2.                                      Failure to Vote.

If Holders of Claims in a particular Impaired Class of Claims were given the opportunity to vote to accept or reject the Plan, but no Holders of Claims in such Impaired Class of Claims voted to accept or reject the Plan, then such Class of Claims shall be deemed to have accepted the Plan.

3.                                      Presumed Acceptance of the Plan.

Classes 1, 2 and 6 are Unimpaired under the Plan, and the Holders in such Classes are deemed to have accepted the Plan and are not entitled to vote to accept or reject the Plan.

4.                                      Presumed Rejection of Plan.

Classes 7 and 8 are Impaired and shall receive no distribution under the Plan.  The Holders in such Classes are deemed to have rejected the Plan and are not entitled to vote to accept or reject the Plan.

G.                                    Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code.

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by an Impaired Class of Claims.  The Debtors shall seek Confirmation pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests.

H.                                    Controversy Concerning Impairment.

If a controversy arises as to whether any Claims or Interests or any Class of Claims or Interests is Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

I.                                         Subordinated Claims.

Except as expressly set forth in sections III.C.3, III.C.4 and III.C.5 and as otherwise provided herein, the allowance, classification, and treatment of all Allowed Claims and Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual (including the Subordination Agreement and the Intercreditor Agreement), legal, and equitable subordination rights relating thereto, whether arising under general principles of

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equitable subordination, section 510 of the Bankruptcy Code, or otherwise.  Pursuant to section 510 of the Bankruptcy Code, the Reorganized Debtors reserve the right to re-classify any Allowed Claim, other than any ABL Facility Claim or Term Loan Claim, or Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

ARTICLE IV.
MEANS FOR IMPLEMENTATION OF THE PLAN

A.                                     Sources of Cash for Plan Distributions.

All consideration necessary for the Reorganized Debtors to make payments or distributions pursuant hereto shall be obtained from the New First Lien Debt Facility, or other Cash from the Debtors, including Cash from business operations.

B.                                     New First Lien Debt Facility.

On the Effective Date, the Reorganized Debtors are authorized to execute and deliver those documents necessary or appropriate to satisfy the conditions to effectiveness of the New First Lien Debt Facility, the terms, conditions, and covenants of each of which shall contain the material terms set forth in the New First Lien Debt Facility Term Sheet, without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or vote, consent, authorization, or approval of any Person.

The New First Lien Debt Facility and the Reorganized Debtors’ Cash on hand will provide sufficient available funds as of the Effective Date to: (i) make all required Effective Date payments under the Plan; and (ii) provide the Reorganized Debtors with working capital necessary to run their businesses and to fund certain capital expenditures (in accordance with the New First Lien Debt Facility Term Sheet).  Any letters of credit issued and rolled up under the DIP Facility Credit Agreement shall be deemed to be issued under the New First Lien Debt Facility on the terms described in the New First Lien Debt Facility Term Sheet or cash collateralized.

C.                                    New UniTek Debt.

On the Effective Date, the Reorganized Debtors are authorized to execute and deliver those documents necessary or appropriate to satisfy the conditions to effectiveness of the New UniTek Debt, the terms, conditions, and covenants of each of which shall be consistent in all material respects with the New UniTek Debt Term Sheet, without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or vote, consent, authorization, or approval of any Person.

D.                                    Issuance and Distribution of New UniTek Interests.

The issuance of the New UniTek Interests by Reorganized UniTek, including options, stock appreciation rights, or other equity awards, if any, in connection with the Management Incentive Plan, is authorized without the need for any further corporate action and without any further action by the Holders of Claims or Interests.

On the Effective Date, the New UniTek Interests shall be issued and, as soon as reasonably practicable thereafter, distributed to Holders of Claims in Class 5; provided¸ that if a Holder of a Class 5 Claim as of the Distribution Record Date does not return a completed and executed signature page to the New Stockholders Agreement so that it is received by the Disbursing Agent on or before the 90th day after the Effective Date, such Holder shall be deemed to forever forfeit its right to receive the New UniTek Interests.

All of the shares of New UniTek Interests issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable.  Each distribution and issuance of the New UniTek Interests under the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance.

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E.                                     New Stockholders Agreement.

Upon the Effective Date, Reorganized UniTek shall be a private company governed by the New Stockholders Agreement.  The New Stockholders Agreement shall be adopted on the Effective Date and shall be deemed to be valid, binding, and enforceable in accordance with its terms, and each holder of New UniTek Interests shall be bound thereby.  The Holders of Claims in Class 5 shall be required to execute the New Stockholders Agreement before receiving their respective distributions of the New UniTek Interests under the Plan.  If a Holder of a Class 5 Claim as of the Distribution Record Date does not return a completed and executed signature page to the New Stockholders Agreement so that it is received by the Disbursing Agent on or before the 90th day after the Effective Date, such Holder shall be deemed to forever forfeit its right to receive the New UniTek Interests.

F.                                     Separation of Businesses Transactions.

The New Corporate Governance Documents shall contain provisions with respect to the corporate governance of the Reorganized DirectSAT Entities (including New UniTek Services Co.) and non-consolidation provisions separating the DirectSAT Business from the Other Business, which provisions shall be reasonably acceptable to the ABL Facility Agent and the Required Term Loan Consenting Lenders.

Without limiting the foregoing, on or prior to the closing of the New First Lien Debt Facility (the “Closing Date”), up to $13.8 million (consisting of $8.0 million for corporate costs of the Other Business and $5.8 million for insurance costs of the Other Business) (the “Initial Pinnacle Cash”) of Cash shall be funded pursuant to the Initial Commitments under the Tranche A New First Lien Debt, for the benefit of the Other Business, and shall be maintained and held by the DirectSAT Entities and the DirectSAT Business in one or more segregated deposit accounts (such segregated deposit accounts and/or other segregated deposit accounts of the Other Entities are the “Pinnacle Cash Account”), which accounts shall be subject to blocked account agreements reasonably acceptable to the ABL Facility Agent and the Required Term Loan Consenting Lenders and shall be subject to a first priority Lien securing the New First Lien Debt Facility.  The Debtors or Reorganized Debtors, as applicable, shall from time to time withdraw and apply from the Pinnacle Cash Account any amounts required to make payments of expenditures on behalf of the Other Business or to “true up” amounts paid by the DirectSAT Business (including through New UnitTek Services Co.) to reflect the proper allocation of Cash receipts and expenditures during the period from the Closing Date between the Other Business and the DirectSAT Business.

From and after the Closing Date, Cash on hand of the Other Entities that is Cash generated by operations of the Other Business and is properly allocable to the Other Business (the “Other Business Allocated Cash”) shall be deposited into one or more segregated deposit accounts of the Other Entities (such segregated deposit accounts and/or other segregated deposit accounts of the Other Entities, the “Other Business Account”), which accounts shall be subject to blocked account agreements reasonably acceptable to the ABL Facility Agent and the Required Term Loan Consenting Lenders and shall be subject to a first priority lien securing the New First Lien Debt Facility.  The Other Business Account shall be separate funds from the accounts, Cash and other property of the DirectSAT Business and New UniTek Services Co., no funds other than the Other Business Allocated Cash shall be deposited into such Other Business Account, and such Other Business Account and the funds therein shall be utilized solely by the Other Entities for working capital and other general corporate purposes in connection with the Other Business.  After the Closing Date, the Cash expenditures of the Other Business and the Cash expenditures allocable to the Other Business shall be funded (without duplication) solely by the Initial Pinnacle Cash, the Other Business Allocated Cash, and the Permitted Post-Effective Date DirectSAT Intercompany Advances.

The Debtors will provide DIRECTV with a monthly report regarding the Shared Services Agreement with the following information: (i) the total aggregate charges under the Shared Services Agreement; (ii) how the charges under the Shared Services Agreement were allocated among the DirectSAT Business and the Other Business; and (iii) the method of ascribing the charges to the DirectSAT Business and the Other Business.

G.                                    Restructuring Transactions.

On the Effective Date, or as soon as reasonably practicable thereafter, the Reorganized Debtors may take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by or necessary to effectuate the Restructuring Transactions under and in connection with the Plan, including the

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Separation of Businesses Transactions, the creation of New UniTek Services Co. and the transfer and assignment of such assets, employees and contracts to New UniTek Services Co. as are necessary to implement the new “shared services” arrangements contemplated by the New First Lien Debt Facility Term Sheet.

H.                                    Corporate Existence.

Except as described below and as otherwise provided in the Plan or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, on the Effective Date, each Debtor shall continue to exist after the Effective Date as a Reorganized Debtor and as a separate corporation, limited liability company, partnership, or other form of entity, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form of entity, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and by-laws (or other analogous formation or governing documents) in effect before the Effective Date, except to the extent such certificate of incorporation and by-laws (or other analogous formation or governing documents) are amended by the Plan or otherwise amended in accordance with applicable law. To the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state or federal law). Notwithstanding the preceding sentences, UniTek Holdings, Inc., UniTek Midco, Inc., Advanced Communications USA, Inc., and Nex-link USA, LLC will dissolve upon the Effective Date in accordance with the Restructuring Transactions.

The New Corporate Governance Documents shall be reasonably acceptable to the Debtors, the ABL Facility Agent, and the Required Term Loan Consenting Lenders; provided, however, that the New Corporate Governance Documents for Reorganized DirectSAT shall contain standard bankruptcy remoteness protections and non-consolidation provisions as described in the New First Lien Debt Term Sheet with respect to the assets, liabilities, rights, and obligations of the Other Business; provided, further, however, that the New Corporate Governance Documents provisions set forth in the previous sentence shall have no further force and effect upon the exit of all or substantially all of the assets and operations of the Other Business.

I.                                         Vesting of Assets in the Reorganized Debtors.

Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, on the Effective Date, all property in each Estate, all Causes of Action not otherwise waived, relinquished, exculpated, released, compromised, or settled under the Plan or any Final Order, and any property acquired by any of the Debtors pursuant to the Plan, except for the Professional Fee Escrow Account, shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances, except for Liens securing the New First Lien Debt Facility.  On and after the Effective Date, except as otherwise provided in the Plan, the New First Lien Debt Credit Agreement, or the New UniTek Debt Credit Agreement, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

J.                                       Cancellation of Existing Indebtedness and Securities.

Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, including the New First Lien Debt Credit Agreement and the New UniTek Debt Credit Agreement, on the Effective Date: (i) the obligations of the Debtors under any certificate, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document, except the New First Lien Debt Credit Agreement and the New UniTek Debt Credit Agreement and related documents, directly or indirectly, evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors giving rise to any Claim or Interest (except such certificates, notes, or other instruments or documents evidencing indebtedness or obligations of the Debtors that are specifically Reinstated pursuant to the Plan) shall be cancelled solely as to the Debtors and the Reorganized Debtors, and the Reorganized Debtors shall not have any continuing obligations thereunder; and (ii) the obligations of the Debtors pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtors (except such agreements, certificates, notes, or other instruments

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evidencing indebtedness or obligations of the Debtors that are specifically Reinstated pursuant to the Plan) shall be released and discharged; provided, however, notwithstanding Confirmation or the occurrence of the Effective Date, any such indenture or agreement that governs the rights of the Holder of a Claim shall continue in effect solely for purposes of enabling Holders of Allowed Claims to receive distributions under the Plan as provided herein, provided, further, however, that the preceding proviso shall not affect the discharge of Claims or Interests pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan or result in any expense or liability to the Reorganized Debtors, except to the extent set forth in or provided for under this Plan.  On and after the Effective Date, all duties and responsibilities of the ABL Facility Agent, the Term Loan Agent, and the DIP Facility Agent shall be discharged unless otherwise specifically set forth in or provided for under the Plan.

K.                                    Corporate Action.

Upon the Effective Date, or as soon thereafter as is reasonably practicable, all actions contemplated by the Plan shall be deemed authorized and approved in all respects, including:  (i) execution and entry into the New First Lien Debt Facility Credit Agreement and the New UniTek Debt Credit Agreement; (ii) issuance of the New UniTek Debt; (iii) entry into the New Corporate Governance Documents; (iv) the distribution of the New UniTek Interests; (v) selection of the directors and officers for the Reorganized Debtors as set forth herein; (vi) implementation of the Restructuring Transactions contemplated by this Plan; (vii) adoption of the Management Incentive Plan; (viii) adoption or assumption, as applicable, of the agreements with existing management (as shall be amended and restated on terms acceptable to the ABL Facility Agent and the Required Term Loan Consenting Lenders; (viii) the Separation of Businesses Transactions; (ix) creation of New UniTek Services Co.; (x) dissolution of UniTek Holdings, Inc., UniTek Midco, Inc., Advanced Communications USA, Inc., and Nex-link USA, LLC; and (xi) all other actions contemplated by the Plan (whether to occur before on or after the Effective Date).  All matters provided for in the Plan involving the corporate structure of the Reorganized Debtors, and any corporate action required by the Debtors or the Reorganized Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the Security holders, directors or officers of the Debtors or the Reorganized Debtors.

On or (as applicable) before the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors (as applicable) shall be authorized and (as applicable) directed to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated by the Plan (or necessary or desirable to effect the transactions contemplated by the Plan) in the name of and on behalf of the Reorganized Debtors, including the New Corporate Governance Documents, the New First Lien Debt Facility Credit Agreement, the New UniTek Debt Credit Agreement, the New UniTek Interests, and any and all other agreements, documents, securities, and instruments relating to the foregoing. The authorizations and approvals contemplated by this Article IV shall be effective notwithstanding any requirements under non-bankruptcy law.  The issuance of the New UniTek Interests shall be exempt from the requirements of section 16(b) of the Securities Exchange Act of 1934 (pursuant to Rule 16b-3 promulgated thereunder) with respect to any acquisition of such securities by an officer or director (or a director deputized for purposes thereof) as of the Effective Date.

L.                                      New Certificates of Incorporation and New By-Laws.

On or promptly after the Effective Date, the Reorganized Debtors will file their respective New Certificates of Incorporation with the applicable Secretaries of State and/or other applicable authorities in their respective states or countries of incorporation in accordance with the corporate laws of the respective states, or countries of incorporation.  Pursuant to section 1123(a)(6) of the Bankruptcy Code, the New Certificates of Incorporation will prohibit the issuance of non-voting equity securities.  After the Effective Date, the Reorganized Debtors may amend and restate their respective New Certificates of Incorporation and New By-Laws and other constituent documents as permitted by the laws of their respective states or countries of incorporation and the New Corporate Governance Documents.

M.                                  Directors and Officers of the Reorganized Debtors.

As of the Effective Date, the term of the current members of the board of directors of UniTek shall expire, and the initial boards of directors, including the New UniTek Board, the New UniTek Services Co. Board, and the

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New Subsidiary Boards, as well as the officers of each of the Reorganized Debtors shall be appointed in accordance with the below.

On the Effective Date, the New UniTek Board shall consist of five (5) to seven (7) individuals, of which (a) one individual shall be appointed by Cerberus and (b) the remaining individuals shall be appointed by the Required Term Loan Consenting Lenders (who will be the majority holders of the New Unitek Interests).  Following the Effective Date, the appointment and removal of the members of the New UniTek Board shall be governed by the terms of the New Stockholders Agreement.  Subject to the terms and conditions of the New Corporate Governance Documents, the New UniTek Board shall elect members of the New Subsidiary Boards and the New UniTek Services Co. Board; provided, however, that the New Board of Reorganized DirectSAT will include an independent director who shall be selected, and replaced, in the sole discretion of the ABL Facility Agent and the Required Term Loan Consenting Lenders, whose approval shall be required to authorize the commencement of any form of insolvency proceeding or to approve any material intercompany transactions (except as otherwise permitted under the New First Lien Debt Facility Credit Agreement); provided, further, however, that the New Corporate Governance Documents provisions set forth in the previous proviso shall have no further force and effect upon the exit of all or substantially all of the assets and operations of the Other Business.  One member of the New UniTek Board shall be an independent board member acceptable to the ABL Facility Agent and the Required Term Loan Consenting Lenders, in accordance with the New First Lien Debt Facility Credit Agreement and the New Stockholders Agreement.

On or before the Effective Date, the Other Business will appoint a manager whose identity, compensation and scope of duties (which in all events shall be limited to the Other Business and not extend to the DirectSAT Business) will be reasonably acceptable to the Debtors or Reorganized Debtors, as applicable, the ABL Facility Agent, and the Required Term Loan Consenting Lenders.  Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors will disclose in advance of the Confirmation Hearing the identity and affiliations of any Person proposed to serve on the initial New UniTek Board, the New UniTek Services Co. Board and the New Subsidiary Boards, as well as those Persons proposed to serve as an officer of any of the Reorganized Debtors.  To the extent any such director or officer is an “insider” as such term is defined in section 101(31) of the Bankruptcy Code, the nature of any compensation to be paid to such director or officer will also be disclosed.  Each such director and officer shall serve from and after the Effective Date pursuant to the terms of the New Corporate Governance Documents and other constituent documents of the Reorganized Debtors.

N.                                    Effectuating Documents; Further Transactions.

On and after the Effective Date, the Reorganized Debtors and their respective officers, directors, managers, and members, as applicable, are authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions of the Plan, the New Corporate Governance Documents, the New First Lien Debt Facility Credit Agreement, the New UniTek Debt Credit Agreement, and any Securities issued pursuant to the Plan, including the New UniTek Interests, in the name of and on behalf of the Reorganized Debtors without the need for any approvals, authorization or consents, except for those expressly required under the Plan, the New First Lien Debt Facility Credit Agreement, the New UniTek Debt Credit Agreement, the New Corporate Governance Documents or other applicable documents.

O.                                    Management Incentive Plan.

Following the Effective Date, the Reorganized Debtors will implement a Management Incentive Plan, which shall reserve up to 10% of the fully diluted New UniTek Interests, or the non-equity equivalent thereof, to be reserved for distribution to officers, directors and employees of the Reorganized Debtors, on terms to be determined by the New UniTek Board.

P.                                     Senior Management and Management Employment Agreements

Members of the Debtors’ existing senior management shall remain in their current capacities as officers of the Reorganized Debtors, and the Management Employment Agreements shall be assumed (as such Management

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Employment Agreements shall be amended and restated on terms acceptable to the Required Term Loan Consenting Lenders) and Filed as part of the Plan Supplement.

Q.                                    Exemption from Certain Taxes and Fees.

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant hereto shall not be subject to any stamp tax or other similar tax or governmental assessment in the United States, and the Confirmation Order shall direct and be deemed to direct the appropriate state or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation instruments or other documents pursuant to such transfers of property without the payment of any such tax or governmental assessment.  Such exemption specifically applies, without limitation, to (i) the creation of any mortgage, deed of trust, lien, or other security interest, (ii) the making or assignment of any lease or sublease, (iii) any restructuring transaction authorized by the Plan, or (iv) the making or delivery of any deed or other instrument of transfer under, in furtherance of or in connection with the Plan, including: (a) any merger agreements; (b) agreements of consolidation, restructuring, disposition, liquidation or dissolution; (c) deeds; (d) bills of sale; or (e) assignments executed in connection with any restructuring transaction occurring under the Plan.

R.                                     Indemnification Provisions.

As of the Effective Date, each Reorganized Debtor’s certificate of incorporation and/or bylaws (or other formation documents) shall provide, to the extent not satisfied by any available insurance coverage, for the indemnification, defense, reimbursement, exculpation, and/or limitation of liability of, and advancement of fees and expenses to, current (as of the Effective Date) directors, officers or employees who were employed as directors, officers or employees of such Debtor, on or after the Effective Date at least to the same extent as the bylaws (or other formation documents) of each of the respective Debtors on the Petition Date, against any claims or Causes of Action whether direct or derivative, liquidated or unliquidated, fixed, or contingent, disputed or undisputed, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted, and none of the Reorganized Debtors shall amend and/or restate its certificate of incorporation or bylaws (or other formation documents) before or after the Effective Date to terminate or materially adversely affect any of the Reorganized Debtors’ obligations or such directors’, officers’ or employees’ rights; provided, however, that there shall be no indemnification, defense, reimbursement, exculpation, liability, or advancement of fees and expenses by the Reorganized Debtors with respect to Subordinated Claims (with such claims treated as set forth herein).

S.                                      Preservation of Causes of Action.

Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or any Final Order, in accordance with section 1123(b) of the Bankruptcy Code, but subject to Article VIII hereof, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, including, but not limited to, any actions specifically enumerated in the Plan Supplement, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date.  For the avoidance of doubt, the preservation of Causes of Action described in the preceding sentence includes, but is not limited to, the Debtors’ (i) right to object to Administrative Claims, (ii) right to object to other Claims or otherwise assert any defenses, rights of setoff or recoupment or counterclaim with respect to such Claims, (iii) right to subordinate Claims and (iv) Causes of Action against former directors, officers, principals, members, partners, shareholders, and employees of the Debtors.  The Reorganized Debtors may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors in their respective discretion.  No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors or the Reorganized Debtors will not pursue any and all available Causes of Action against them. The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan.

Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or any Final Order, the Reorganized Debtors reserve and shall retain the applicable Causes of Action notwithstanding the rejection or repudiation of any Executory Contract or Unexpired

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Lease during the Chapter 11 Cases or pursuant to the Plan.  The applicable Reorganized Debtor through its authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action except as otherwise expressly provided in the Plan and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court.

T.                                      Intercompany Interests

Except as otherwise set forth herein, on the Effective Date, the Intercompany Interests shall remain effective and outstanding and be owned and held by the same applicable Person(s) that held and/or owned such Interests immediately prior to the Effective Date.  Each Debtor shall continue to be governed by the terms and conditions of its applicable organizational documents as in effect immediately prior to the Effective Date, as amended or modified by or in accordance with this Plan.

U.                                    Intercompany Claims

Notwithstanding anything in this Plan to the contrary, on or after the Effective Date, the Intercompany Claims shall be reinstated, or discharged and satisfied, at the option of the Reorganized Debtors by contributions, distributions, or otherwise or as may be advisable in order to avoid the incurrence of any past, present or future tax or similar liabilities by such Reorganized Debtor, in each case with the prior written consent of the Required Term Loan Consenting Lenders.

ARTICLE V.
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.                                     Assumption, Assignment and Rejection of Executory Contracts and Unexpired Leases.

On the Effective Date, except as otherwise provided herein, or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan, Executory Contracts and Unexpired Leases, including those listed on the Assumed Executory Contract and Unexpired Lease List and the Assumed and Assigned Executory Contract and Unexpired Lease List, shall be deemed assumed, or assumed and assigned, as applicable, as of the Effective Date, unless such Executory Contract or Unexpired Lease: (i) was assumed, assumed and assigned, or rejected prior to the Effective Date by the Debtors; (ii) previously expired or terminated pursuant to its own terms; (iii) is the subject of a motion to reject Filed on or before the Effective Date; (iv) is identified as an Executory Contract or Unexpired Lease on the Rejected Executory Contracts and Unexpired Lease List, or (v) is the subject of a dispute regarding the Cure Claim.  On the Effective Date, any contract, instrument, release, indenture, or other agreement or document set on the Assumed and Assigned Executory Contract and Unexpired Lease List shall be deemed assumed by the Debtors and assigned to the party set forth across from such contract, instrument, release, indenture, or other agreement or document on the Assumed and Assigned Executory Contract and Unexpired Lease List as of the Effective Date.

Entry of the Confirmation Order shall constitute a Bankruptcy Court order approving the assumption, assumption and assignment, or rejection of such Executory Contracts or Unexpired Leases as set forth in the Plan, the Rejected Executory Contract and Unexpired Leases List, the Assumed Executory Contract and Unexpired Leases List, or the Assumed and Assigned Executory Contract and Unexpired Leases List pursuant to sections 365(a) and 1123 of the Bankruptcy Code.  Unless otherwise indicated, assumptions, assumption and assignments, or rejections of Executory Contracts and Unexpired Leases pursuant to the Plan are effective as of the Effective Date.  Each Executory Contract or Unexpired Lease assumed, or assumed and assigned, pursuant to the Plan or by Bankruptcy Court order but not assigned to a third party before the Effective Date shall re-vest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by the provisions of the Plan or any order of the Bankruptcy Court authorizing and providing for its assumption under applicable federal law.  Any motions to assume, or assume and assign, Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by the Bankruptcy Court on or after the Effective Date by a Final Order.

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B.                                     Claims Based on Rejection of Executory Contracts or Unexpired Leases.

Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, if any, must be filed on the Claims Register within 30 days after notice of such rejection is served on the applicable claimant.  Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed within such time will be automatically disallowed, forever barred from assertion and shall not be enforceable against the Debtors or the Reorganized Debtors, the Estates, or their property without the need for any objection by the Reorganized Debtors or further notice to, or action, order or approval of the Bankruptcy Court.  Allowed Claims arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases shall be classified as General Unsecured Claims and shall be treated in accordance with Article III of the Plan, as applicable.

Rejection Claims for which a Proof of Claim is not timely Filed will be forever barred from assertion against the Debtors, their Estates, the Reorganized Debtors, and their respective property unless otherwise ordered by the Bankruptcy Court or as otherwise provided herein.  Such Rejection Claims shall, as of the Effective Date, be subject to the discharge and permanent injunction set forth in Article VIII hereof.

C.                                    Cure of Defaults for Executory Contracts and Unexpired Leases Assumed or Assumed and Assigned.

Any monetary defaults under each Executory Contract and Unexpired Lease as reflected on the Assumed Executory Contract and Unexpired Leases List or Assumed and Assigned Executory Contract and Unexpired Leases List shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date, subject to the limitations described below, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree.  In the event of a dispute regarding (i) the amount of the Cure Claim, (ii) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed, or assumed and assigned, or (iii) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order or orders resolving the dispute and approving the assumption or by mutual agreement between Debtors and the applicable counterparty.  At least fourteen days before the Confirmation Hearing, the Debtors shall distribute, or cause to be distributed, Cure Notices of proposed assumption, or assumption and assignment, and proposed amounts of Cure Claims to the applicable third parties.  Any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption, assumption and assignment, or related cure amount must be Filed, served, and actually received by the Debtors at least three days before the Confirmation Hearing.  Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption or cure amount will be deemed to have assented to such assumption, assumption and assignment, and cure amount; provided, however, the Debtors, with the consent of the ABL Facility Agent and the Required Term Loan Consenting Lenders, shall have the right to alter, amend, modify or supplement the Assumed Executory Contracts and Unexpired Lease List, Assumed and Assigned Executory Contracts and Unexpired Lease List or Rejected Executory Contracts and Unexpired Lease List, as applicable, as identified in the Plan Supplement, through and including the Effective Date.  To the extent that the Debtors, with the consent of the ABL Facility Agent and the Required Term Loan Consenting Lenders, alter, amend, modify or supplement the lists of Executory Contracts and Unexpired Lease or Assumed and Assigned Executory Contracts and Unexpired Lease List included in the Plan Supplement, the Debtors will provide notice to each counterparty to an affected Executory Contract or Unexpired Lease within three days of such decision, and any objection of such party to a proposed assumption, assumption and assignment, or related cure amount relating to such Executory Contract of Unexpired Lease shall be filed within 14 days of the date of such notice.

Assumption, or assumption and assignment, of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed, or assumed and assigned, Executory Contract or Unexpired Lease at any time before the date of the Debtors or Reorganized Debtors assume, or assume and assign, such Executory Contract or Unexpired Lease.  Any Proofs of Claim Filed with respect to an Executory Contract or Unexpired Lease that has been assumed, or assumed and assigned, shall be deemed disallowed and expunged, without further notice to or action, order or approval of the Bankruptcy Court.

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D.                                    Insurance Policies.

All of the Debtors’ insurance policies and any agreements, documents, or instruments relating thereto, are treated as and deemed to be Executory Contracts under the Plan.  On the Effective Date, the Debtors shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments related thereto.

Notwithstanding anything to the contrary contained herein, to the extent the Debtors have insurance with respect to any Allowed General Unsecured Claim, the holder of such Allowed Claim shall (a) be paid any amount from the proceeds of insurance to the extent that the Claim is insured, and (b) receive the treatment provided for in this Plan for Allowed General Unsecured Claims to the extent the applicable insurance policy does not provide coverage with respect to any portion of the Claim.

Notwithstanding anything to the contrary in the Disclosure Statement, the Plan, the Plan Documents, the Plan Supplement, the Confirmation Order, any other document related to any of the foregoing or any other order of the Bankruptcy Court (including, without limitation, any other provision that purports to be preemptory or supervening or grants an injunction or release, including, but not limited to, the injunctions set forth in Article VIII hereof): (a) on the Effective Date, the Reorganized Debtor shall assume all insurance policies issued at any time to the Debtor, its affiliates or predecessors of any of the foregoing and all agreements related thereto (collectively, the “Insurance Contracts”); (b) nothing in the Disclosure Statement, the Plan, the Plan Documents, the Plan Supplement or the Confirmation Order alters, modifies or otherwise amends the terms and conditions of (or the coverage provided by) any of the Insurance Contracts, except that as of the Effective Date, each Reorganized Debtor shall become and remain liable for all of such Debtor’s obligations and liabilities thereunder regardless of whether such obligations and liabilities arise before or after the Effective Date; (c) nothing in the Disclosure Statement, the Plan, the Plan Documents, Plan Supplement, the Confirmation Order, any prepetition or administrative claim bar date order (or notice) or claim objection order alters or modifies the duty, if any, that the insurers or third party administrators have to pay claims covered by the Insurance Contracts and their right to seek payment or reimbursement from any Debtor (or after the Effective Date, the Reorganized Debtor) or draw on any collateral or security therefor; (d) insurers and third party administrators shall not need to nor be required to file or serve any objection to a Cure Notices or a request, application, claim, proof of claim or motion for payment and shall not be subject to the any Bar Date or similar deadline governing Cure Amounts or Claims; and (e) the automatic stay of Bankruptcy Code section 362(a) and the injunctions set forth in Article VIII hereof, if and to the extent applicable, shall be deemed lifted without further order of the Bankruptcy Court, solely to permit: (A) claimants with valid claims covered by any of the Insurance Contracts (“Insured Claims”) to proceed with their claims; (B) insurers and/or third party administrators to administer, handle, defend, settle, and/or pay, in the ordinary course of business and without further order of the Bankruptcy Court, (i) all Insured Claims, and (ii) all costs in relation to each of the foregoing; (C) the insurers and/or third party administrators to draw against any or all of any collateral or security provided by or on behalf of the applicable Debtor (or Reorganized Debtor, as applicable) at any time and to hold the proceeds thereof as security for the obligations of such Debtor (and Reorganized Debtor, as applicable) to the applicable insurers and/or third party administrators and/or apply such proceeds to the obligations of such Debtor (and Reorganized Debtor, as applicable) under the Insurance Contracts, in such order as the applicable insurers and/or third party administrators may determine; and (D) the insurers and/or third party administrators to (i) cancel any policies under the Insurance Contracts, and (ii) take other actions relating thereto, to the extent permissible under applicable non-bankruptcy law, each in accordance with the terms of the Insurance Contracts.

E.                                     Modifications, Amendments, Supplements, Restatements, or Other Agreements.

Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed, or assumed and assigned, shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and Executory Contracts and Unexpired Leases related thereto, if any, including easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan.

Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter

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the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

F.                                     Reservation of Rights.

Neither the exclusion nor inclusion of any Executory Contract or Unexpired Lease on the Assumed Executory Contract and Unexpired Lease List, the Assumed and Assigned Executory Contract and Unexpired Lease List or the Rejected Executory Contract and Unexpired Lease List, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder.  If, prior to the Effective Date, there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption, assumption and assignment, or rejection, the Debtors, in consultation with the ABL Facility Agent and the Required Term Loan Consenting Lenders, or Reorganized Debtors, as applicable, shall have 28 days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease under the Plan.

G.                                    Nonoccurrence of Effective Date.

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting unexpired leases pursuant to section 365(d)(4) of the Bankruptcy Code.

H.                                    Contracts and Leases Entered Into After the Petition Date.

Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor (or assumed and assigned to another Debtor or to New UniTek Services Co.), will be performed by the Debtor or Reorganized Debtor liable thereunder in the ordinary course of its business.  Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) that have not been released or satisfied in full as of the Confirmation Date or under the Plan or Confirmation Order will survive and remain unaffected by entry of the Confirmation Order.

ARTICLE VI.
PROVISIONS GOVERNING DISTRIBUTIONS

A.                                     Timing and Calculation of Amounts to Be Distributed.

Unless otherwise provided in the Plan, on the Effective Date (or if a Claim is not an Allowed Claim on the Effective Date, on the date that such Claim becomes an Allowed Claim), or, in each case, as soon as reasonably practicable thereafter, except in the case of the ABL Facility Agent, Senior ABL Facility Claims, Junior ABL Facility Claims and Term Loan Claims, notwithstanding anything to the contrary in the Plan or Confirmation Order, distributions shall be made on the Effective Date, and each Holder of an Allowed Claim shall receive the full amount of the distributions that the Plan provides for Allowed Claims in each applicable Class.  In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.  If and to the extent that there are Disputed Claims, distributions on account of any such Disputed Claims shall be made pursuant to the provisions set forth in Article VII of the Plan.  Except as otherwise provided in the Plan and in the case of the ABL Facility Agent, Senior ABL Facility Claims, Junior ABL Facility Claims and Term Loan Claims, Holders of Claims shall not be entitled to interest, dividends or accruals on the distributions provided for in the Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date.  The Debtors shall have no obligation to recognize any transfer of Claims or Interests occurring on or after the Distribution Record Date.

B.                                     Disbursing Agent.

Except as otherwise provided in the Plan, all distributions under the Plan shall be made by the Disbursing Agent on the Effective Date.  To the extent the Disbursing Agent is one or more of the Reorganized Debtors, the

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Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court.

C.                                    Rights and Powers of Disbursing Agent.

1.                                      Powers of the Disbursing Agent.

The Disbursing Agent shall be empowered to:  (i) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (ii) make all distributions contemplated hereby; (iii) employ professionals to represent it with respect to its responsibilities; and (iv) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

2.                                      Expenses Incurred On or After the Effective Date.

Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and out-of-pocket expenses incurred by the Disbursing Agent on or after the Effective Date (including taxes) and any reasonable compensation and out-of-pocket expense reimbursement claims (including reasonable attorney fees and expenses) made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtors.

D.                                    Delivery of Distributions and Undeliverable or Unclaimed Distributions.

1.                                      Delivery of Distributions.

(a)                                 Delivery of Distributions in General.

Subject to this Article VI, distributions under the Plan on account of Allowed Claims shall not be subject to levy, garnishment, attachment, or like legal process, so that each Holder of an Allowed Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan.  The Debtors, the Reorganized Debtors, and the Disbursing Agent, as applicable, shall not incur any liability whatsoever on account of any distributions under the Plan except for gross negligence or willful misconduct.

2.                                      Minimum Distributions.

No fractional shares of New UniTek Interests shall be distributed and no Cash shall be distributed in lieu of such fractional amounts.  When any distribution pursuant to the Plan on account of an Allowed Claim would otherwise result in the issuance of a number of shares of New UniTek Interests that is not a whole number, the actual distribution of shares of New UniTek Interests shall be rounded as follows:  (i) fractions of one-half (1/2) or greater shall be rounded to the next higher whole number and (ii) fractions of less than one-half (1/2) shall be rounded to the next lower whole number with no further payment therefor.

3.                                      Undeliverable Distributions and Unclaimed Property.

In the event that any distribution to any Holder is returned as undeliverable, no distribution to such Holder shall be made unless and until the Disbursing Agent has determined the then-current address of such Holder, at which time such distribution shall be made to such Holder without interest; provided, however, that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the later of (i) the Effective Date and (ii) the date of the distribution.  After such date, all unclaimed property or interests in property shall revert to the Reorganized Debtors automatically and without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws to the contrary), and the Claim of any Holder to such property or Interest in property shall be discharged and forever barred.

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E.                                     Manner of Payment.

1.                                      All distributions of New UniTek Interests under the Plan shall be made by the Disbursing Agent on behalf of Reorganized UniTek.

2.                                      All distributions with respect to, or effected with, the proceeds of the New First Lien Debt Facility and the New UniTek Debt shall be deemed made as of the Effective Date.

3.                                      All distributions of Cash under the Plan shall be made by the Disbursing Agent on behalf of the applicable Debtor (or Debtors).

4.                                      At the option of the Disbursing Agent, any Cash payment to be made hereunder may be made by check or wire transfer or as otherwise required or provided in applicable agreements; provided, however, that in the case of the ABL Facility Agent, the Term Loan Agent, and the Term Loan Consenting Lenders, as applicable, any Cash distributions shall be made by wire.

F.                                     Section 1145 Exemption.

Pursuant to section 1145 of the Bankruptcy Code, the offering, issuance, and distribution of the New UniTek Interests as contemplated by Article IV.D of the Plan shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable law requiring registration prior to the offering, issuance, distribution, or sale of Securities.  In addition, under section 1145 of the Bankruptcy Code, such New UniTek Interests will be freely tradable in the U.S. by the recipients thereof, subject to the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, and compliance with applicable securities laws and any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such Securities or instruments and subject to any restrictions in the New Corporate Governance Documents, including the New Stockholders Agreement and the New Certificates of Incorporation.

G.                                    Section 4(a)(2)/Regulation D Exemption.

The Debtors believe that, subject to certain exceptions described in the following paragraph, various provisions of the Securities Act, the Bankruptcy Code, and state securities laws exempt from federal and state securities registration requirements (a) the offer and the sale of securities pursuant to the Plan and (b) subsequent transfers of such securities.

The Debtors have not filed a registration statement under the Securities Act or any other federal or state securities laws with respect to the new securities that may be deemed to be offered by virtue of the solicitation of votes on the Plan. The Debtors are relying on section 4(a)(2) and/or any other applicable section of the Securities Act and similar state law provisions, and to the extent applicable, on Regulation D and/or any other applicable regulation or similar state law provisions, to exempt from registration under the Securities Act and any applicable state securities laws the offer of any securities that may be deemed to be made pursuant to the solicitation of votes on the Plan.  Section 4(a)(2) exempts from the registration provisions of the Securities Act any transaction by an issuer not involving any public offering.  Regulation D similarly exempts from the registration provisions under the Securities Act offerings of securities to “accredited investors,” as such term is defined under Regulation D, and a limited number of other investors.  Each Holder of a Claim entitled to vote on the Plan will be requested to make representations that are set forth in the Ballot regarding its qualifications to be an offeree in a private offering exempt from registration under the Securities Act by virtue of section 4(a)(2) or Regulation D or that such Holder is an “accredited investor.”

Holders of Allowed Class 5 Term Loan Claims will receive shares of New UniTek Interests pursuant to the Plan. Section 1145(a)(1) of the Bankruptcy Code exempts the offer or sale of securities under a plan of reorganization from registration under section 5 of the Securities Act and state laws if three principal requirements are satisfied: (1) the securities must be issued “under a plan” of reorganization by the debtor or its successor under a plan or by an affiliate participating in a joint plan of reorganization with the debtor; (2) the recipients of the

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securities must hold a claim against, an interest in, or a claim for administrative expenses in the case concerning the debtor or such affiliate; and (3) the securities must be issued in exchange for the recipient’s claim against or interest in the debtor, or such affiliate, or “principally” in such exchange and “partly” for cash or property. In reliance upon this exemption, the Debtors believe that the offer and sale of the New UniTek Interests under the Plan will be exempt from registration under the Securities Act and state securities laws.

H.                                    Compliance with Tax Requirements.

In connection with the Plan, to the extent applicable, the Reorganized Debtors shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements.  Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors and the Disbursing Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate.  The Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances.

I.                                         Allocations.

Distributions in respect of Allowed Claims shall be allocated first to the principal amount of such Claims (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claims, to any portion of such Claims for accrued but unpaid interest.

J.                                       Setoffs and Recoupment.

Except as otherwise provided under the Plan, the Debtors or the Reorganized Debtors may, but shall not be required to, setoff against or recoup from any Claims of any nature whatsoever that the Debtors or the Reorganized Debtors may have against the claimant, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any claim it may have against the Holder of such Claim.  Unless otherwise provided under the Plan, nothing herein shall impact the setoff or recoupment rights of Holders of Allowed General Unsecured Claims to the extent valid and applicable.

K.                                    Claims Paid or Payable by Third Parties.

1.                                      Claims Paid by Third Parties.

The Debtors or the Reorganized Debtors, as applicable, shall reduce in full a Claim, and such Claim shall be disallowed without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or a Reorganized Debtor, as applicable.  Subject to the last sentence of this paragraph, to the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor, as applicable, on account of such Claim, such Holder shall, within two weeks of receipt thereof, repay or return the distribution to the applicable Reorganized Debtor to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan.  The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the applicable Reorganized Debtor annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the two-week grace period specified above until the amount is repaid.

2.                                      Claims Payable by Third Parties.

No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the Holder of such Allowed Claim has exhausted all remedies with

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respect to such insurance policy.  To the extent that one or more of the Debtors’ insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

3.                                      Applicability of Insurance Policies.

Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy.  Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors, the Reorganized Debtors, or any Entity may hold against any other Entity, including insurers under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

ARTICLE VII.
PROCEDURES FOR RESOLVING CONTINGENT,
UNLIQUIDATED, AND DISPUTED CLAIMS

A.                                     Prosecution of Objections to Claims.

The Debtors, in consultation with the ABL Facility Agent and the Required Term Loan Consenting Lenders, or the Reorganized Debtors, as applicable, shall have the exclusive authority to File, settle, compromise, withdraw or litigate to judgment any objections to Claims, other than Fee Claims, as permitted under the Plan (which Fee Claims shall be subject to objection by any Person with standing to object) provided, however, for the avoidance of doubt, the U.S. Trustee shall have standing to object to Fee Claims.  From and after the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim without notice to or action, order or approval of the Bankruptcy Court.  The Debtors and the Reorganized Debtors reserve all rights to resolve any Disputed Claim outside the Bankruptcy Court under applicable governing law.

B.                                     Claims Administration Responsibilities.

Except as otherwise provided herein (including, without limitation, by Article V.B), Holders of Claims shall not be required to File a Proof of Claim; provided, that the Debtors, and the Reorganized Debtors, as applicable, reserve all rights to object to any Claim for which a Proof of Claim is Filed and to otherwise dispute, object to or assert any defense with respect to any Claim.

The Debtors, in consultation with the ABL Facility Agent and the Required Term Loan Consenting Lenders, or the Reorganized Debtors, as applicable, may, in their discretion, File with the Bankruptcy Court (or any other court of competent jurisdiction) an objection to the allowance of any Claim or any other appropriate motion or adversary proceeding with respect thereto, and the Debtors and the Reorganized Debtors, as applicable, shall have the right to compromise, settle, withdraw or litigate to judgment any objections to Claims.

C.                                    Estimation of Claims.

Before or after the Effective Date, the Debtors, in consultation with the ABL Facility Agent and the Required Term Loan Consenting Lenders, or the Reorganized Debtors, as applicable, may (but are not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or Interest or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim or Interest, including during the litigation of any objection to any Claim or Interest or during the appeal relating to such objection.  Notwithstanding any provision otherwise in the Plan, a Claim that has been expunged from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court.  In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim or Interest, that estimated amount shall constitute a maximum limitation on such Claim or

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Interest for all purposes under the Plan (including for purposes of distributions), and the relevant Reorganized Debtor may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim or Interest.

D.                                    Adjustment to Claims Without Objection.

Any Claim or Interest that has been paid or satisfied, or any Claim or Interest that has been amended or superseded, cancelled, or otherwise expunged (including pursuant to the Plan), may, in accordance with the Bankruptcy Code and Bankruptcy Rules, be adjusted or expunged (including on the Claims Register, to the extent applicable) by the Reorganized Debtors without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

E.                                     Disallowance of Claims.

Any Claims held by Entities from which property is recoverable under section 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, shall be deemed disallowed pursuant to section 502(d) of the Bankruptcy Code, and Holders of such Claims may not receive any distributions on account of such Claims until such time as such Causes of Action against that Entity have been settled or a Bankruptcy Court order with respect thereto has been entered and all sums due, if any, to the Debtors by that Entity have been turned over or paid to the Reorganized Debtors.  All Claims Filed on account of an indemnification obligation to a director, officer, or employee shall be deemed satisfied and expunged from the Claims Register as of the Effective Date to the extent such indemnification obligation is assumed (or honored or reaffirmed, as the case may be) pursuant to the Plan, without any further notice to or action, order, or approval of the Bankruptcy Court.

F.                                     No Distributions Pending Allowance.

If an objection to a Claim or portion thereof is Filed, no payment or distribution provided under the Plan shall be made on account of such Claim or portion thereof unless and until such Disputed Claim becomes an Allowed Claim.

G.                                    Distributions After Allowance.

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the Holder of such Allowed Claim in accordance with the provisions of the Plan.  As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Disbursing Agent shall provide to the Holder of such Claim the distribution (if any) to which such Holder is entitled under the Plan as of the Effective Date, without any interest to be paid on account of such Claim unless required under applicable bankruptcy law.

ARTICLE VIII.
SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS

A.                                     Compromise and Settlement of Claims, Interests, and Controversies.

Pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of substantially all Claims, Interests, and controversies relating to the contractual, legal, and equitable rights that a Holder of a Claim or Interest may have with respect to any Allowed Claim or Interest or any distribution to be made on account of such Allowed Claim or Interest.  The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and Holders, and is fair, equitable, and reasonable.  In accordance with the provisions of the Plan, pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019(a), without any

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further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors may compromise and settle claims against them and Causes of Action held by them against other Entities.

B.                                     Discharge of Claims and Termination of Interests.

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in any contract, instrument or other agreement or document created pursuant to the Plan, the distributions, rights and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors before the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim based upon such debt, right, or Interest is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the Holder of such a Claim or Interest has accepted the Plan.  Any default by the Debtors or their Affiliates with respect to any Claim or Interest that existed immediately before or on account of the filing of the Chapter 11 Cases shall be deemed cured on the Effective Date.  Except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date, the Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring.

C.                                    Release of Liens.

Except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors.  In addition, the DIP Facility Agent, at the request and expense of the Reorganized Debtors, shall execute and deliver all documents reasonably required to evidence the release of such mortgages, deeds of trust, Liens, pledges, and other security interests and shall authorize the Reorganized Debtors to file UCC-3 termination statements (to the extent applicable) securing the DIP Facility Claims.

D.                                    Releases by the Debtors.

Pursuant to section 1123(b) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan, for good and valuable consideration, including the service of the Released Parties to facilitate the expeditious reorganization of the Debtors and the implementation of the restructuring contemplated by the Plan, on and after the Effective Date of the Plan, the Released Parties are hereby expressly, unconditionally, irrevocably, generally, and individually and collectively released, acquitted, and discharged by the Debtors, the Reorganized Debtors, and the Estates from any and all actions, claims, interests, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, including any derivative claims asserted on behalf of a Debtor, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort, or otherwise, by statute or otherwise, that the Debtors, the Reorganized Debtors, the Estates, or each of their respective Affiliates (whether individually or collectively) or on behalf of the Holder of any Claim or Interest or other Entity, ever had, now has, or hereafter can, shall, or may have, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ restructuring, (including the Separation of Businesses Transactions), the Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors, the subject matter of, or

37

the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests before or during the Chapter 11 Cases, the negotiation, formulation or preparation of the Plan Support Agreement, the Plan, the Plan Supplement, the Restructuring Transactions, the Disclosure Statement, any forbearance agreement, or related agreements, instruments, or other documents, or any other act or omission, transaction, transfer, agreement, event, or other occurrence relating to the Debtors, taking place on or before the Effective Date of the Plan, including any Released Claims, other than with respect to Claims or liabilities arising out of or relating to any act or omission of such Released Party unknown to the Debtors as of the Petition Date that constitute gross negligence, willful misconduct, or actual fraud, in each case as determined by Final Order of a court of competent jurisdiction.

E.                                     Releases by the Releasing Parties.

As of the Effective Date of the Plan, each of the Releasing Parties shall be deemed to have expressly, unconditionally, irrevocably, generally, and individually and collectively, released, acquitted, and discharged the Debtors, the Reorganized Debtors, and the Released Parties from any and all actions, claims, interests, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, including any derivative claims asserted on behalf of a Debtor, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort, by statute or otherwise, that such Releasing Party (whether individually or collectively) ever had, now has, or hereafter can, shall, or may have, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ restructuring, (including the Separation of Businesses Transactions), the Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests before or during the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan Support Agreement, the Plan, the Plan Supplement, the Restructuring Transactions, the Disclosure Statement, any forbearance agreement, or related agreements, instruments, or other documents, or any other act or omission, transaction, transfer, agreement, event, or other occurrence relating to the Debtors, taking place on or before the Effective Date of the Plan, including any Released Claims, other than with respect to Claims or liabilities arising out of or relating to any act or omission of such Released Party unknown to the Releasing Party as of the Petition Date that constitute gross negligence, willful misconduct, or actual fraud, in each case, as determined by Final Order of a court of competent jurisdiction.

F.                                     Exculpation.

Except as otherwise specifically provided in the Plan or Plan Supplement, to the fullest extent permitted by law, no Exculpated Party shall have or incur, and each Exculpated Party is hereby released and exculpated from, any and all actions, claims, interests, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, including any derivative claims asserted on behalf of a Debtor, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort, by statute or otherwise, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ restructuring, the Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Exculpated Party, the restructuring of Claims and Interests before or during the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan Support Agreement, the Plan, the Plan Supplement, the Restructuring Transactions, the Disclosure Statement, any forbearance agreement, or related agreements, instruments, or other documents, or any other act or omission, transaction, transfer, agreement, event, or other occurrence relating to the Debtors, taking place on or before the Effective Date, including any Released Claims, except for those that result from any such act or omission that is determined in a Final Order to have constituted actual fraud, gross negligence, or willful misconduct; provided, however, that the foregoing “Exculpation” shall have no effect on the liability of any Entity for acts or omissions occurring after the Effective Date.

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G.                                    Injunction.

FROM AND AFTER THE EFFECTIVE DATE, ALL ENTITIES ARE PERMANENTLY ENJOINED FROM COMMENCING OR CONTINUING IN ANY MANNER, ANY CAUSE OF ACTION RELEASED OR TO BE RELEASED PURSUANT TO THE PLAN OR THE CONFIRMATION ORDER.

FROM AND AFTER THE EFFECTIVE DATE, TO THE EXTENT OF THE RELEASES AND EXCULPATION GRANTED IN ARTICLE VIII HEREOF, THE RELEASING PARTIES SHALL BE PERMANENTLY ENJOINED FROM COMMENCING OR CONTINUING IN ANY MANNER AGAINST THE RELEASED PARTIES AND THE EXCULPATED PARTIES AND THEIR ASSETS AND PROPERTIES, AS THE CASE MAY BE, ANY SUIT, ACTION, OR OTHER PROCEEDING, ON ACCOUNT OF OR RESPECTING ANY CLAIM, DEMAND, LIABILITY, OBLIGATION, DEBT, RIGHT, CAUSE OF ACTION, INTEREST, OR REMEDY RELEASED OR TO BE RELEASED PURSUANT TO ARTICLE VIII HEREOF; PROVIDED, THAT FOR THE AVOIDANCE OF DOUBT, THE TERM LOAN AGENT SHALL NOT BE ENJOINED FROM COMMENCING OR CONTINUING ANY CLAIM, DEMAND OR OTHER CAUSE OF ACTION AGAINST ANY TERM LOAN LENDER ON ACCOUNT OF ANY CLAIM FOR INDEMNIFICATION UNDER THE TERM LOAN CREDIT DOCUMENTS ARISING FROM ANY CLAIM, DEMAND OR OTHER CAUSE OF ACTION ASSERTED AGAINST THE TERM LOAN AGENT BY ANY TERM LOAN LENDER.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN, THE PLAN SUPPLEMENT, OR RELATED DOCUMENTS, OR IN OBLIGATIONS ISSUED PURSUANT TO THE PLAN, ALL ENTITIES WHO HAVE HELD, HOLD, OR MAY HOLD CLAIMS OR INTERESTS THAT HAVE BEEN RELEASED PURSUANT TO ARTICLE VIII.D OR ARTICLE VIII.E, DISCHARGED PURSUANT TO ARTICLE VIII.B, OR ARE SUBJECT TO EXCULPATION PURSUANT TO ARTICLE VIII.F ARE PERMANENTLY ENJOINED, FROM AND AFTER THE EFFECTIVE DATE, FROM TAKING ANY OF THE FOLLOWING ACTIONS: (i) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; (ii) ENFORCING, ATTACHING, COLLECTING, OR RECOVERING BY ANY MANNER OR MEANS ANY JUDGMENT, AWARD, DECREE, OR ORDER AGAINST SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; (iii) CREATING, PERFECTING, OR ENFORCING ANY ENCUMBRANCE OF ANY KIND AGAINST SUCH ENTITIES OR THE PROPERTY OR ESTATE OF SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; AND (iv) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS RELEASED OR SETTLED PURSUANT TO THE PLAN.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED FOR HEREIN OR IN OBLIGATIONS ISSUED PURSUANT HERETO FROM AND AFTER THE EFFECTIVE DATE, ALL CLAIMS SHALL BE FULLY RELEASED AND DISCHARGED, AND THE INTERESTS SHALL BE CANCELLED, AND THE DEBTORS’ LIABILITY WITH RESPECT THERETO SHALL BE EXTINGUISHED COMPLETELY, INCLUDING ANY LIABILITY OF THE KIND SPECIFIED UNDER SECTION 502(G) OF THE BANKRUPTCY CODE.

EXCEPT AS EXPRESSLY SET FORTH HEREIN, ALL ENTITIES SHALL BE PRECLUDED FROM ASSERTING AGAINST THE DEBTORS, THE DEBTORS’ ESTATES, OR THE REORGANIZED DEBTORS, EACH OF THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, AND EACH OF THEIR ASSETS AND PROPERTIES, ANY OTHER CLAIMS OR INTERESTS BASED UPON ANY DOCUMENTS, INSTRUMENTS, OR ANY ACT OR OMISSION, TRANSACTION, OR OTHER ACTIVITY OF ANY KIND OR NATURE THAT OCCURRED BEFORE THE EFFECTIVE DATE.

H.                                    Liabilities to, and Rights of, Governmental Units.

Nothing in the Plan or Confirmation Order shall discharge, release, or preclude:  (i) any liability to a Governmental Unit that is not a Claim; (ii) any Claim of a Governmental Unit arising on or after the Confirmation Date; (iii) any liability to a Governmental Unit on the part of any Person or Entity other than the Debtors or Reorganized Debtors; (iv) any valid right of setoff or recoupment by a Governmental Unit; or (v) any criminal

39

liability.  Nothing in the Plan or Confirmation Order shall enjoin or otherwise bar any Governmental Unit from asserting or enforcing, outside the Bankruptcy Court, any liability described in the preceding sentence.  The discharge and injunction provisions contained in the Plan and Confirmation Order are not intended and shall not be construed to bar any Governmental Unit from, after the Confirmation Date, pursuing any police or regulatory action.

I.                                         Term of Injunctions or Stays.

Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order), shall remain in full force and effect until the Effective Date.  All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

J.                                       Non-Release of Certain Indemnification Claims of Term Loan Agent.

Notwithstanding anything to the contrary contained in Article IV.J, Article VIII.E, Article VIII.F, or elsewhere in the Plan, the Term Loan Agent shall neither release nor be deemed to have released the Term Loan Lenders from any claim for indemnification under the Term Loan Credit Documents arising from any claim, demand or other Cause of Action asserted against the Term Loan Agent by any Term Loan Lender.

ARTICLE IX.
CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN

A.                                     Conditions Precedent to the Effective Date.

It shall be a condition to the Effective Date of the Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of Article IX hereof:

1.                                      The Bankruptcy Court shall have entered the Confirmation Order in form and substance reasonably acceptable to the Debtors, the ABL Facility Agent, and the Required Term Loan Consenting Lenders.

2.                                      Any amendments, modifications, or supplements to the Plan (including the Plan Supplement), if any, shall be reasonably acceptable to:  (a) the Debtors, (b) the ABL Facility Agent, and (c) the Required Term Loan Consenting Lenders.

3.                                      All actions, documents, certificates, and agreements necessary to implement this Plan, including the New Corporate Governance Documents, shall have been effected or executed and delivered to the required parties and, to the extent required, Filed with the applicable Governmental Units in accordance with applicable laws.

4.                                      All respective conditions precedent to the consummation of each of the New First Lien Debt Facility Credit Agreement and the New UniTek Debt Credit Agreement shall have been waived or satisfied in accordance with the respective terms thereof, and the Debtors shall have entered into the New First Lien Debt Facility Credit Agreement and the New UniTek Debt Credit Agreement.

40

5.                                      The Professional Fee Escrow Account shall have been established and funded in the Professional Fee Reserve Amount.

6.                                      All fees and expenses of (a) the ABL Facility Agent and ABL Facility Lenders, including, without limitation, the respective fees and expenses of counsel and financial advisors to the ABL Facility Agent and ABL Facility Lenders, (b) the Specified Term Lenders including, without limitation, the fees and expenses of counsel to the Term Loan Consenting Lenders and (c) the Term Loan Agent shall have been paid in full in Cash.

B.                                     Waiver of Conditions.

The conditions to Consummation set forth in Article IX may be waived only by the Debtors, the ABL Facility Agent and the Required Term Loan Consenting Lenders, and if applicable, any other Person entitled to satisfaction of such condition, without notice, leave, or order of the Bankruptcy Court or any formal action other than proceeding to confirm or consummate the Plan.

C.                                    Effect of Failure of Conditions.

If the Consummation of the Plan does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall:  (i) constitute a waiver or release of any claims or Causes of Action by the Debtors, any Holders, or any other Entity; (ii) prejudice in any manner the rights of the Debtors, any Holders, or any other Entity; or (iii) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any Holders, or any other Entity in any respect.

ARTICLE X.
MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

A.                                     Modification and Amendments.

Except as otherwise specifically provided in the Plan, the Debtors reserve the right to modify the Plan, whether such modification is material or immaterial, and seek Confirmation consistent with the Bankruptcy Code.  Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 (as well as those restrictions on modifications set forth in the Plan), each of the Debtors expressly reserves its respective rights to revoke or withdraw, or to alter, amend, or modify the Plan with respect to such Debtor, one or more times, after Confirmation, and, to the extent necessary, may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan. Any such modification or supplement shall be considered a modification of the Plan and shall be: (1) made in accordance with this Article X; and (2) in form and substance acceptable to the ABL Facility Agent and the Required Term Loan Consenting Lenders.

B.                                     Effect of Confirmation on Modifications.

Entry of a Confirmation Order shall mean that all modifications or amendments to the Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or re-solicitation under Bankruptcy Rule 3019.

C.                                    Revocation or Withdrawal of Plan.

The Debtors reserve the right to revoke or withdraw the Plan before the Confirmation Date and to file subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then:  (i) the Plan shall be null and void in all respects; (ii) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of the Claims or Interests or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (iii) nothing

41

contained in the Plan shall:  (a) constitute a waiver or release of any Claims or Interests; (b) prejudice in any manner the rights of such Debtor, any Holder, or any other Entity; or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by such Debtor, any Holder or any other Entity.

ARTICLE XI.
RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, except as set forth in the Plan, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

1.                                      allow, disallow, determine, liquidate, classify, estimate, or establish the priority, Secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the Secured or unsecured status, priority, amount, or allowance of Claims or Interests;

2.                                      decide and resolve all matters related to the determination of a whether a Claim shall be deemed a Subordinated Claim in connection with the Plan;

3.                                      decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals (including Fee Claims) authorized pursuant to the Bankruptcy Code or the Plan;

4.                                      resolve any matters related to:  (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable, and to hear, determine and, if necessary, liquidate, any Claims arising therefrom, including Cure Claims pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed, or assumed and assigned; (c) the Reorganized Debtors amending, modifying, or supplementing, after the Effective Date, pursuant to Article V hereof, the Executory Contracts and Unexpired Leases to be assumed, assumed and assigned, or rejected or otherwise; and (d) any dispute regarding whether a contract or lease is or was executory, expired, or terminated;

5.                                      ensure that distributions to Holders of Allowed Claims and Interests are accomplished pursuant to the provisions of the Plan;

6.                                      adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor, or the Estates that may be pending on the Effective Date;

7.                                      adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;

8.                                      adjudicate, decide, and resolve any and all Causes of Action arising under the Bankruptcy Code;

9.                                      enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan, the Plan Supplement, or the Disclosure Statement;

10.                               enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

42

11.                               resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with Consummation, including interpretation or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan;

12.                               issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan;

13.                               resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, and other provisions contained in Article VIII hereof, and enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions;

14.                               resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim for amounts not timely repaid pursuant to Article VI.K.1 hereof;

15.                               enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

16.                               determine any other matters that may arise in connection with or relate to the Plan, the New Corporate Governance Documents, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan or the Disclosure Statement;

17.                               enter an order or Final Decree concluding or closing any of the Chapter 11 Cases;

18.                               adjudicate any and all disputes arising from or relating to distributions under the Plan;

19.                               consider any modifications of the Plan, to cure any defect or omission or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

20.                               determine requests for the payment of Claims entitled to priority pursuant to section 507 of the Bankruptcy Code;

21.                               hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan or the Confirmation Order, including disputes arising in connection with the implementation of the agreements, documents, or instruments executed in connection with the Plan;

22.                               hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

23.                               hear and determine all disputes involving the existence, nature, scope, or enforcement of any exculpations, discharges, injunctions, and releases granted in connection with and under the Plan, including under Article VIII hereof;

24.                               enforce all orders previously entered by the Bankruptcy Court, resolve any cases, controversies, suits, or disputes that may arise in connection with any Entity’s rights arising from or obligations incurred in connection with the Plan; and

25.                               hear any other matter not inconsistent with the Bankruptcy Code.

For the avoidance of doubt, nothing herein limits the jurisdiction of the Bankruptcy Court to interpret and enforce the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan, the Plan Supplement, or the Disclosure Statement, without regard to whether the controversy with respect to which such interpretation or enforcement relates may be pending in any state or other federal court of competent jurisdiction.

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ARTICLE XII.
MISCELLANEOUS PROVISIONS

A.                                     Immediate Binding Effect.

Subject to Article IX.A hereof and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all Holders of Claims or Interests (irrespective of whether their Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.

B.                                     Additional Documents.

On or before the Effective Date, the Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.  The Debtors or Reorganized Debtors, as applicable, and all Holders receiving distributions pursuant to the Plan and all other parties in interest may, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

C.                                    Payment of Certain Professional Fees.

On the Effective Date, the Debtors shall pay the reasonable and documented fees and expenses of (i)  Klee, Tuchin, Bogdanoff & Stern LLP, counsel to the Term Loan Agent; (ii) Kirkland & Ellis LLP, counsel to the ABL Facility Agent; (iii) Latham & Watkins, LLP, counsel to the Specified Term Lenders; and (iv) Delaware counsel to each of the Term Loan Agent, the Specified Term Lenders and the ABL Facility Agent.

D.                                    Statutory Committee and Cessation of Fee and Expense Payment.

On the Confirmation Date, any Committee appointed in the Chapter 11 Cases shall dissolve and members thereof shall be released and discharged from all rights and duties from or related to the Chapter 11 Cases.  The Reorganized Debtors shall no longer be responsible for paying any fees or expenses incurred by any Committee or other statutory committees after the Confirmation Date.

E.                                     Reservation of Rights.

Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court enters the Confirmation Order, and the Confirmation Order shall have no force or effect if the Effective Date does not occur.  None of the Filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders before the Effective Date.

F.                                     Successors and Assigns.

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor, or assign, Affiliate, officer, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

G.                                    Notices.

To be effective, all notices, requests, and demands to or upon the Debtors, the ABL Facility Agent, the Term Loan Agent, the Specified Term Lenders, the DIP Facility Agent and the New First Lien Debt Facility Agent

44

shall be in writing (including by facsimile transmission), and unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed to the following:

If to the Debtors:

UniTek Global Services, Inc.

1777 Sentry Parkway West

Gwynedd Hall, Suite 302

Blue Bell, PA 19422

Attention: General Counsel

Facsimile No: (267) 991-8097

With copies to:

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103-2921

Attention:  Michael J. Pedrick and Justin W. Chairman

Facsimile No:  (215) 963-5001

E-mail address:  mpedrick@morganlewis.com and jchairman@morganlewis.com

- and -

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, NY 10178-0060

Attention:  Neil E. Herman, James O. Moore and Patrick D. Fleming
Facsimile No: (212) 309-6001

E-mail address:  nherman@morganlewis.com and pfleming@morganlewis.com

- and -

Young Conaway Stargatt & Taylor, LLP

Rodney Square

1000 North King Street

Wilmington, DE 19801

Facsimile No.: (302)-571-1253

Attention:  Robert S. Brady and M. Blake Cleary

E-mail address:  rbrady@ycst.com and mbcleary@ycst.com

If to the Term Loan Agent:

Klee, Tuchin, Bogdanoff & Stern LLP
1999 Avenue of the Stars, 39th Floor

Los Angeles, CA 90067-6049
Attention:  David A. Fidler, Maria Sountas-Argiropoulos, and Vijay Sekhon
Facsimile No: (310) 407-9090

E-mail address: dfidler@ktbslaw.com, msargiropoulos@ktbslaw.com, and vsekhon@ktbslaw.com

If to the ABL Facility Agent:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention:  Joshua A. Sussberg, Yongjin Im

45

Facsimile: (212) 446-4900

E-mail: joshua.sussberg@kirkland.com, yongjin.im@kirkland.com

-and-

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

Attention:  Steven N. Serajeddini

Facsimile:  (312) 862-2200

E-mail: steven.serajeddini@kirkland.com

If to the Specified Term Lenders:

Latham & Watkins LLP

330 North Wabash Avenue, Suite 2800

Chicago, IL 60611

Attention:  Richard A. Levy, Matthew L. Warren

Facsimile: (312) 993-9767

E-mail: richard.levy@lw.com, matthew.warren@lw.com

After the Effective Date, the Reorganized Debtors may, in their sole discretion, notify Entities that, in order to continue to receive documents pursuant to Bankruptcy Rule 2002, such Entity must File a renewed request to receive documents pursuant to Bankruptcy Rule 2002.  After the Effective Date, the Reorganized Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed such renewed requests.

H.                                    Entire Agreement.

Except as otherwise indicated, the Plan and the Plan Supplement supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

I.                                         Exhibits.

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan.  After the exhibits and documents are Filed, copies of such exhibits and documents shall be available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from the website of the Claims Agent or the Bankruptcy Court’s website at http://www.deb.uscourts.gov.  To the extent any exhibit or document is inconsistent with the terms of the Plan, unless otherwise ordered by the Bankruptcy Court, the non-exhibit or non-document portion of the Plan shall control.

J.                                       Nonseverability of Plan Provisions.

If, before Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, the New Corporate Governance Documents, the New First Lien Debt Facility Credit Agreement, as any of such documents may have been altered or interpreted in accordance with the foregoing, are:  (i) valid and enforceable pursuant to their terms; (ii) integral to the Plan and may not be deleted or modified without the consent of the parties thereto; and (iii) non-severable and mutually dependent.

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K.                                    Votes Solicited in Good Faith.

Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code, and pursuant to section 1125(e), 1125(g), and 1126(b) of the Bankruptcy Code, the Debtors and each of their respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, employees, advisors, and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of Securities offered and sold under the Plan and any previous plan and, therefore, no such parties, individuals, or the Reorganized Debtors will have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under the Plan or any previous plan.

L.                                      Closing of Chapter 11 Cases.

The Reorganized Debtors shall, promptly after the full administration of the Chapter 11 Cases, File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order necessary to close the Chapter 11 Cases.

M.                                  Conflicts.

Except as set forth in the Plan, to the extent that any provision of the Disclosure Statement, the Plan Supplement, the Plan Support Agreement, or any order (other than the Confirmation Order) referenced in the Plan (or any exhibits, schedules, appendices, supplements, or amendments to any of the foregoing), conflict with or are in any way inconsistent with any provision of the Plan, the Plan shall govern and control; provided, however, with respect to any conflict or inconsistency between the Plan and the Confirmation Order, the Confirmation Order shall govern.

[Remainder of page intentionally left blank]

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Dated:	October 21, 2014
Wilmington, Delaware

UNITEK GLOBAL SERVICES, INC., on behalf of itself and each of the other Debtors

By:	/s/ Andrew J. Herning
Name:	Andrew J. Herning
Title:	CFO and Treasurer

COUNSEL:

/s/ Robert S. Brady

Neil E. Herman

James O. Moore

Patrick D. Fleming

MORGAN, LEWIS & BOCKIUS LLP

101 Park Avenue

New York, New York 10178

Telephone: (212) 309-6000

Facsimile: (212) 309-6001

- and —

Michael J. Pedrick

Justin W. Chairman

MORGAN, LEWIS & BOCKIUS LLP

1701 Market Street

Philadelphia, PA 19103

Telephone: (215) 963-5000

Facsimile: (215) 963-5001

- and —

Robert S. Brady

M. Blake Cleary

Kenneth J. Enos

YOUNG CONAWAY STARGATT & TAYLOR, LLP

Rodney Square

1000 North King Street

Wilmington, Delaware 19801

Telephone:                                         (302) 571-6600

Facsimile:                                               (302) 571-1253

Proposed Co-Counsel to the Debtors

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EXHIBIT B

Proposed Confirmation Order Notice

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
UNITEK GLOBAL SERVICES, INC.,	)	Case No. 14-12471 (KG)
a Delaware Corporation, et al.(1))
	)	(Jointly Administered)
Debtors.	)
	)	Ref. Docket No.

NOTICE OF (I) ENTRY OF ORDER APPROVING DISCLOSURE

STATEMENT FOR AND CONFIRMING DEBTORS’ JOINT PREPACKAGED

CHAPTER 11 PLAN AND (II) DEADLINES FOR

FILING VARIOUS CLAIMS RELATED TO THE PLAN

TO ALL CREDITORS, INTEREST HOLDERS AND OTHER PARTIES IN INTEREST:

Confirmation of the Plan.  On January [   ], 2015, the Honorable Kevin Gross, United States Bankruptcy Judge for the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), entered the Order Approving the Debtors’ Disclosure Statement for, and Confirming, the Joint Prepackaged Plan of Reorganization of UniTek Global Services, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. [  ]] (the “Confirmation Order”) approving the Disclosure Statement(2) [Docket No. 22] and confirming the Plan of the above-captioned debtors in possession (the “Debtors”).  The Debtors shall file a separate notice of the Effective Date as soon as reasonably practicable after its occurrence.

Discharge of Debtors.  The Plan and its provisions are binding on the Debtors, the Reorganized Debtors, any Holder of a Claim against, or Interest in, the Debtors and such Holders’ respective successors and assigns, whether or not the Claim or Interest of such Holder is Impaired under the Plan and whether or not such Holder or Entity voted to accept the Plan.  Except as otherwise specifically provided in the Plan or in any contract, instrument or other

(1)  The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal taxpayer-identification number, are: UniTek Global Services, Inc. (3445), UniTek Holdings, Inc. (4120), UniTek Midco, Inc. (5642), UniTek Acquisition, Inc. (4123), Nex-link USA Communications, Inc. (9084), UniTek USA, LLC (0279), Pinnacle Wireless USA, Inc. (1746), DirectSAT USA, LLC (3465), FTS USA, LLC (6247), Advanced Communications USA, Inc. (0091).  For the avoidance of doubt, Wirecomm Systems (2008) Inc. (FKA UniTek Canada), an affiliate of the Debtors and wholly owned subsidiary of UniTek USA, LLC, is not a Debtor in the chapter 11 cases.  The Debtors’ main corporate address is 1777 Sentry Parkway West, Gwynedd Hall, Suite 302, Blue Bell, Pennsylvania 19422.

(2)  Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Joint Prepackaged Plan of Reorganization of UniTek Global Services, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket Nos. 21] (as modified, amended, and including all supplements, the “Plan”) and the Confirmation Order.  The summary of the Plan and the Confirmation Order set forth herein are for informational purposes only.  In the event of any inconsistency between this Notice and the Plan and/or Confirmation Order, the Plan or Confirmation Order (as applicable) shall control in all respects.

agreement or document created pursuant to the Plan, the distributions, rights and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of all debts (as such term is defined in section 101 of the Bankruptcy Code) that arose before the Confirmation Date, any debts of any kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, and the rights and Interests of any Holders of Interests whether or not:  (1) a Proof of Claim based on such debt or Interest is filed; (2) a Claim or Interest based upon such debt is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the Holder of such a Claim or Interest has accepted the Plan.

Executory Contracts.  Except as otherwise provided in the Plan, the Confirmation Order or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, as of the Effective Date, Executory Contracts and Unexpired Leases, including those listed on the Assumed Executory Contract and Unexpired Lease List and the Assumed and Assigned Executory Contract and Unexpired Lease List, shall be deemed assumed, or assumed and assigned, as applicable, as of the Effective Date, unless such Executory Contract or Unexpired Lease:  (i) was assumed or rejected prior to the Effective Date by the Debtors; (ii) previously expired or terminated pursuant to its own terms; (iii) is the subject of a motion to reject filed on or before the Effective Date; (iv) is identified as an Executory Contract or Unexpired Lease on the Rejected Executory Contracts and Unexpired Lease List, or (v) is the subject of a dispute regarding the Cure Claim.

On November 21, 2014, the Debtors filed the Assumption and Assumption and Assignment Schedules identifying those Executory Contracts and Unexpired Leases to be assumed, or assumed and assigned, pursuant to the Plan and the respective Cure Costs associated therewith (as supplemented, modified and amended).(3)  On November 28, 2014, the Debtors filed the Assumption Schedule and the Rejection Schedule as exhibits to the Plan Supplement.(4)  On December 3, 2014, December 4, 2014, and December 8, 2014, the Debtors filed amendments to the Rejection Schedule.(5)

Pursuant to the Plan and the Confirmation Order, any monetary defaults under each Executory Contract and Unexpired Lease as reflected on the Assumed Executory Contract and Unexpired Leases List shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date, subject to certain limitations provided in Article V.C of the Plan, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree.

Unless otherwise provided by an order of the Bankruptcy Court, any Proofs of Claim based upon the rejection of the Debtors’ Executory Contracts or Unexpired Leases

(3)  Notice to Counterparties to Executory Contracts and Unexpired Leases the Debtors May Assume and Assign [Docket No. 131]; Supplemental Notice to Counterparties to Executory Contracts and Unexpired Leases the Debtors May Assume and Assign [Docket No. 151].

(4)  See Notice of Filing of Plan Supplement [Docket No. 161], Notice of Filing of Amended and Supplemental Plan Supplement [Docket No. 232], and Notice of Filing of Second Amended and Supplemental Plan Supplement [Docket No. 273].

(5)   See Notice of Amended Rejected Executory Contract and Unexpired Lease List [Docket No. 197], Notice of Second Amended Rejected Executory Contract and Unexpired Lease List [Docket No. 202], and Notice of Third Amended Rejected Executory Contract and Unexpired Lease List [Docket No. 213].

pursuant to the Plan must be filed with the Bankruptcy Court within 30 days after notice of such rejection is served on the applicable claimant.

ANY CLAIMS ARISING FROM AN EXECUTORY CONTRACT OR UNEXPIRED LEASE NOT FILED WITHIN SUCH TIME WILL BE AUTOMATICALLY DISALLOWED, FOREVER BARRED FROM ASSERTION AND SHALL NOT BE ENFORCEABLE AGAINST THE DEBTORS OR THE REORGANIZED DEBTORS, THEIR ESTATES OR THEIR PROPERTY WITHOUT THE NEED FOR ANY OBJECTION BY THE REORGANIZED DEBTORS OR FURTHER NOTICE TO, OR ACTION, ORDER OR APPROVAL OF THE BANKRUPTCY COURT.

Deadline for Professional Claims.  Professionals asserting a Fee Claim for services rendered before the Effective Date must file and serve on the Debtors and such other Entities who are designated by the Bankruptcy Rules, the Confirmation Order or any other applicable order of the Bankruptcy Court, an application for final allowance of such Fee Claim no later than 20 days after the Effective Date, or no later than January [   ], 2015.

Access to Court Documents.  The Confirmation Order, the Disclosure Statement and the Plan are available for inspection.  If you would like to obtain a copy of the Confirmation Order, the Disclosure Statement or the Plan, you may contact Epiq Bankruptcy Solutions, LLC, the notice, claims and solicitations agent retained by the Debtors in the Chapter 11 Cases, by:  (a) calling the Debtors’ restructuring hotline at (646) 282-2500; or (b) visiting the Debtors’ restructuring website at:  http://dm.epiq11.com/UniTek.  You may also obtain copies of any pleadings filed in the Chapter 11 Cases for a fee via PACER at:  www.deb.uscourts.gov.

Please take further notice that the Bankruptcy Court has approved certain discharge, release, exculpation, injunction and related provisions in Article VIII of the Plan.

Please take further notice that the Plan and its provisions are binding on the Debtors, the Reorganized Debtors, the Disbursing Agent, and any holder of a Claim or an Interest and such holder’s respective successors and assigns, whether or not the Claim or the Interest of such holder is Impaired under the Plan, and whether or not such holder or Entity voted to accept the Plan.

Please take further notice that the Plan and the Confirmation Order contain other provisions that may affect your rights.  You are encouraged to review the Plan and the Confirmation Order in their entirety.

Please take further notice that the Bankruptcy Court has approved certain discharge, release, exculpation, injunction and related provisions in Article VIII of the Plan.

Please take further notice that the Plan and its provisions are binding on the Debtors, the Reorganized Debtors, the Disbursing Agent, and any holder of a Claim or an Interest and such holder’s respective successors and assigns, whether or not the Claim or the Interest of such holder is Impaired under the Plan, and whether or not such holder or Entity voted to accept the Plan.

Please take further notice that the Plan and the Confirmation Order contain other provisions that may affect your rights.  You are encouraged to review the Plan and the Confirmation Order in their entirety.

Dated: Wilmington, Delaware , 2015

MORGAN, LEWIS & BOCKIUS LLP
Neil E. Herman
James O. Moore
101 Park Avenue
New York, New York 10178
Telephone: (212) 309-6000
Facsimile: (212) 309-6001

- and —

MORGAN, LEWIS & BOCKIUS LLP

Justin W. Chairman
1701 Market Street
Philadelphia, PA 19103
Telephone: (215) 963-5000
Facsimile: (215) 963-5001

- and —

YOUNG CONAWAY STARGATT & TAYLOR, LLP

/s/

Robert S. Brady (No. 2847)
M. Blake Cleary (No. 3614)
Kenneth J. Enos (No. 4544)
Justin P. Duda (No. 5478)
Rodney Square
1000 North King Street
Wilmington, Delaware 19801
Telephone: (302) 571-6600
Facsimile: (302) 571-1253

Co-Counsel to the Debtors

EXECUTION VERSION

EXHIBIT C

Red Oak Settlement Agreement

SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (this “Agreement”) is made and entered into as of January 5, 2015, by and among (i) UniTek Global Services, Inc., UniTek Holdings, Inc., UniTek Midco, Inc., UniTek Acquisition, Inc., Nex-link USA Communications, Inc., UniTek USA, LLC, Pinnacle Wireless USA, Inc., DirectSAT USA, LLC, FTS USA, LLC and Advanced Communications USA, Inc. (each a “Debtor” and collectively the “Debtors” and, following the Effective Date (as defined in the Reorganization Plan (as defined below)), the “Reorganized Debtors”) and (ii) Red Oak Partners, LLC and John Randall Waterfield (each a “Red Oak Party” and collectively the “Red Oak Parties”).  Each Debtor and each Red Oak Party is referred to separately as a “Party” and all are referred to collectively as the “Parties.”

WHEREAS, on November 3, 2014 (the “Petition Date”), the Debtors each filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. § 101 et seq. (the “Bankruptcy Code”) and jointly filed a pre-packaged plan of reorganization [Docket Nos. 21 and 24] (the “Reorganization Plan”) in their chapter 11 bankruptcy cases pending in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) that are jointly administered at case no. 14-12471 (the “Bankruptcy Case”) and seek the entry of an order confirming the Reorganization Plan (the “Confirmation Order”);

WHEREAS, the Red Oak Parties (a) have asserted certain causes of action against the Debtors and other parties to the Plan Support Agreement (as defined in the Reorganization Plan) relating to, among other things, the Debtors’ sale and recapitalization process prior to the Petition Date, the role, and treatment by the Debtors, of the Red Oak Parties during such process, the Debtors’ entry into the Plan Support Agreement, and other actions taken in connection with the negotiation and development of the Reorganization Plan prior to and following the Petition Date (collectively, the “Red Oak Unsecured Claims”) and (b) have incurred substantial costs and expenses, including professional costs, in pursuing such Red Oak Unsecured Claims;

WHEREAS, the Red Oak Parties have filed an objection to the Reorganization Plan, including with respect to the releases, injunctions and exculpation provisions contained therein as such releases, injunctions and exculpation provisions directly implicate the Released Causes of Action (as defined below); and

WHEREAS, the Parties now seek to resolve any and all Released Causes of Action against each Released Party (as defined in the Reorganization Plan) (collectively, the “Releasees”), and have entered into good faith negotiations in connection therewith.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

A.                                    SETTLEMENT:

1.                                      Effective on the Effective Date (as defined in the Reorganization Plan), each of the Red Oak Parties and each of their respective current and future affiliates, affiliated funds, estates, successors, assigns and representatives (collectively, the “Releasors”) hereby (i) conclusively, absolutely, unconditionally, irrevocably and forever remises, acquits, waives,

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releases and discharges each of the Releasees from any and all Released Causes of Action, and (ii) covenants and agrees never to institute or cause to be instituted any suit, investigation or other form of action or proceeding of any kind or nature whatsoever against any of the Releasees based upon the Released Causes of Action.

As used in this Agreement, the term “Released Causes of Action” means, notwithstanding any other provision in the Confirmation Order or Reorganization Plan to the contrary, any and all claims (including, but not limited to, any “claim” as defined in Section 101(5) of the Bankruptcy Code and the Red Oak Unsecured Claims), interests, demands, rights, suits, remedies, indebtedness, agreements, promises, Causes of Action (as defined in the Reorganization Plan), obligations, damages or liabilities of any nature whatsoever, in law, in equity or otherwise, whether or not known, foreseen or unforeseen, existing or hereafter arising, suspected or claimed, that any of the Releasors or Releasees, respectively, ever had, claimed to have, now have, may have, claim to have or may claim to have in the future against the Releasees or the Releasors, respectively, or any of them, by reason of any matter, cause, thing, act, transaction, agreement, event or omission of the Releasees or the Releasors, or any of them, relating to any Debtor, any property of any Debtor, interests (including any securities) in any Debtor, or the Bankruptcy Case, including, without limitation, any and all Causes of Action arising out of or relating to any act or omission of the Releasees or the Releasors, or any of them, that constitutes gross negligence, willful misconduct or actual fraud; provided, however, that the foregoing shall not include any rights of the Parties to enforce obligations under this Agreement or the Confirmation Order solely with respect to its approval of this Agreement.

2.                                      Effective on the Effective Date (as defined in the Reorganization Plan), each of the Releasees and each of their respective current and future affiliates, affiliated funds, estates, successors, assigns and representatives hereby (i) conclusively, absolutely, unconditionally, irrevocably and forever remises, acquits, waives, releases and discharges each of the Red Oak Releasors from any and all Released Causes of Action, and (ii) covenants and agrees never to institute or cause to be instituted any suit, investigation or other form of action or proceeding of any kind or nature whatsoever against any of the Releasors based upon the Released Causes of Action.

3.                                      On the Effective Date, the Debtors shall pay $1,100,000.00 in Cash in immediately available funds to the Red Oak Parties (the “Red Oak Reimbursement Payment”).  The Red Oak Reimbursement Payment shall be funded under the New First Lien Debt Facility Credit Agreement (as defined in the Reorganization Plan).

4.                                      Upon the final and non-appealable disposition (by final judgment or settlement) of (i) all claims and counterclaims by certain of the Debtors (“the “Debtors’ Hayford Claims”) against Michael Hayford, Timothy Walters, Christopher Love, Michael Rubenstein, and Manny Medina (collectively, the “Hayford Parties”) that are at any time asserted in that certain arbitration proceeding pending before the American Arbitration Association (Arbitration No. 01-14-0000-1775) (the “Hayford Arbitration”) that was commenced on April 18, 2014 and (ii) all claims and counterclaims by the Hayford Parties against the Debtors or any officers, directors or employees of any of the Debtors (the “Hayford Affirmative Claims”) that are at any time asserted in the Hayford Arbitration, the Debtors or Reorganized Debtors, as applicable, shall pay to the Red Oak Parties forty-nine percent (49%) of the Net Proceeds (as defined below) on or

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before the fifth (5th) Business Day (as defined in the Reorganization Plan) following the Debtors’ or Reorganized Debtors’, as applicable, receipt of such Net Proceeds.

As used in this Agreement, the term “Net Proceeds” means the gross monetary proceeds (and/or the fair market value of the gross non-monetary proceeds) received in respect of the Debtors’ Hayford Claims, less the aggregate amount of (a) all legal fees and expenses incurred by outside counsel or experts retained by the Debtors or Reorganized Debtors (or by the officers, directors and/or employees of the Debtors that are parties to the Hayford Arbitration but only if such fees and expenses of such officers, directors and/or employees are subject to an indemnification obligation and paid by the Debtors or the Reorganized Debtors) (or experts retained by counsel) in connection with any of the Debtors’ Hayford Claims or the Hayford Affirmative Claims on or after the date of entry of the Confirmation Order (after giving effect to any insurance payments received by the Debtors, Reorganized Debtors, or the officers, directors and/or employees of the Debtors that are parties to the Hayford Arbitration on account of such fees and expenses), plus (b) all amounts actually paid or offset by the Debtors or Reorganized Debtors (or by the current or former officers, directors and/or employees of the Debtors that are parties to the Hayford Arbitration but only if such amounts are subject to an indemnification obligation by the Debtors or the Reorganized Debtors or reduce the proceeds received by the Debtors or the Reorganized Debtors in respect of the Debtors’ Hayford Claims) to the Hayford Parties on account of the Hayford Affirmative Claims or otherwise (after giving effect to any insurance payments received by the Debtors, Reorganized Debtors, or the officers, directors and/or employees of the Debtors that are parties to the Hayford Arbitration on account of such amounts).

5.              For the avoidance of doubt, the Red Oak Parties shall solely possess an economic interest in the Net Proceeds relating to the Debtors’ Hayford Claims and shall not have any interest in the Debtors’ Hayford Claims themselves.  The Debtors and Reorganized Debtors shall retain full control over the prosecution and defense of the Debtors’ Hayford Claims and the Hayford Affirmative Claims, including, but not limited to, any settlement of any or all of the Debtors’ Hayford Claims and the Hayford Affirmative Claims, and no consent or other approval of the Red Oak Parties shall be required with respect to the prosecution or settlement of, or any other action or inaction taken in connection with, any or all of the Debtors’ Hayford Claims and the Hayford Affirmative Claims.  For avoidance of doubt, the Debtors or Reorganized Debtors, as applicable, may settle any or all of the Debtors’ Hayford Claims and the Hayford Affirmative Claims in their sole discretion for any or no consideration.  Moreover, other than with respect to making the payments contemplated by Section 4 hereof, the Red Oak Parties agree that the Debtors and Reorganized Debtors shall have no duty of any kind, either under this Agreement or implied by law, to the Red Oak Parties with regard to any decision concerning the prosecution, dismissal or settlement of any or all of the Debtors’ Hayford Claims or the Hayford Affirmative Claims.

6.                                      In the event the Debtors or Reorganized Debtors seek to sell, transfer or convey their interests in the Debtors’ Hayford Claims, the Debtors or Reorganized Debtors, as applicable, shall provide thirty (30) days’ written notice (the “ROFR Period”) of such sale, including the terms thereof (the “Proposed Sale Terms” and, for avoidance of doubt, the Proposed Sale Terms may include the purchaser’s assumption of liability in respect of the Hayford Affirmative Claims and/or undertaking to indemnify the Debtors or Reorganized

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Debtors and/or the applicable officers, directors and employees of the Debtors or Reorganized Debtors in respect of any such liability), to each of the Red Oak Parties during which time either of the Red Oak Parties may elect via written notice (the “ROFR Notice”) delivered to the Debtors or Reorganized Debtors, as applicable, to purchase the Debtors’ Hayford Claims on terms not worse than the Proposed Sale Terms.  During the ROFR Period, the Debtors or Reorganized Debtors shall provide the Red Oak Parties with reasonable due diligence of non-privileged information.  In the event either of the Red Oak Parties delivers the ROFR Notice to the Debtors or Reorganized Debtors, as applicable, prior to the expiration of the ROFR Period, the Debtors or Reorganized Debtors, as applicable, shall sell their interests in the Debtors’ Hayford Claims to such Red Oak Party on terms not worse than the Proposed Sale Terms.  In the event the Debtors’ Hayford Claims are sold, transferred, or conveyed to any party other than a third-party good faith purchaser pursuant to an arms’ length transaction, such sale, transfer, or conveyance shall be subject to, and shall not extinguish, the Parties’  rights and obligations under this Agreement.

7.                                      Following the Bankruptcy Court’s approval of this Agreement, the Red Oak Parties agree that they will (a) withdraw with prejudice the Objection of Red Oak Partners, LLC and John Randall Waterfield to Confirmation of Amended Joint Prepackaged Plan of Reorganization of UniTek Global Services, Inc., and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code, filed under seal with the Bankruptcy Court on December 9, 2014 [Docket No. 217], (b) support the confirmation of the Reorganization Plan, and (c) upon the Bankruptcy Court’s entry of the Confirmation Order, not appeal, or support any other person in appealing, such order.

B.                                    REPRESENTATIONS AND WARRANTIES:

8.                                      Each Party (severally and not jointly) represents, acknowledges, and warrants, only as to itself and not as to each of the others, that the following statements are true and correct as of the date hereof:

(a)         Power, Authority and Authorization.  Each Party has the requisite power and corporate, limited liability company, limited partnership or similar authority to enter into this Agreement and perform all of the obligations under this Agreement, and the execution, delivery and performance of this Agreement by such Party has been duly authorized by all necessary corporate, limited liability company, limited partnership or similar action on the part of such Party, as applicable, and the person executing this Agreement on behalf of such Party is duly authorized to do so and thereby bind that Party; provided, however, that the Debtors’ representations under this subsection (a) are subject to Bankruptcy Court approval.

(b)         No Conflicts.  The execution, delivery and performance of this Agreement by each Party does not and shall not (i) violate any provision of law, rule or regulation applicable to it or its organizational documents or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligations to which it is a party or under its organizational documents (to the extent applicable); provided, however, that

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the Debtors’ representations under this subsection (b) are subject to Bankruptcy Court approval.

(c)          Binding Obligation.  This Agreement is a legally valid and binding obligation of each Party, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws, both foreign and domestic, relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability; provided, however, that the Debtors’ representations under this subsection (c) are subject to Bankruptcy Court approval.

C.                                    MISCELLANEOUS:

9.                                      Choice of Law:  This Agreement shall be governed by and construed under and in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof.  EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ITS RIGHTS TO A JURY TRIAL FOR ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT.

10.                               Successors and Assigns:  This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, affiliates, successors, and assignees, each of which shall be considered a Party hereto.  For the avoidance of doubt, this Agreement shall not be assigned by any Party without the written consent of each other Party.  Any assignment that does not comply with this provision shall be null, void, and unenforceable.

11.                               Third Party Beneficiaries:  No other party may claim a benefit from this Agreement or be deemed to be a third party beneficiary of this Agreement; provided, however, that each of the Releasees shall be deemed a third party beneficiary solely for purposes of Section 1 and Section 2 of this Agreement .

12.                               No Admission; Reservation of Rights.  The Parties understand and agree that any claim, cause of action or defense that any Party may have against another is disputed, and that the Parties are entering into this Agreement for the purpose of settling such disputes by compromise in order to avoid further litigation.  Neither the execution nor delivery of this Agreement shall constitute an admission of any wrongdoing or liability whatsoever on the part of any of the Parties.

13.                               Further Assurances.  The Parties hereby agree promptly to execute and deliver any and all such further instruments and documents and to take all such further actions as may be reasonably required by the Parties to effectuate the terms and conditions of this Agreement.

14.                               Construction.  No Party shall be deemed the drafter of this Agreement.  The headings herein are solely for the convenience of the Parties and do not form a substantive part of this Agreement.  If any term or other provision of this Agreement is finally held by a court having competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy: (i) said term or other provision shall be enforced to the maximum extent allowed and/or reconstrued in order to effect the intent of the Parties as closely as possible; and

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(ii) all other conditions and provisions of this Agreement not otherwise affected shall nevertheless remain in full force and effect.

15.                               Entire Agreement.  This Agreement constitutes the entire agreement and understanding among the Parties with respect to the settlement of the dispute settled hereby, sets forth all terms and conditions of this Agreement, and cancels and supersedes any and all prior agreements, representations and/or understandings, whether written or oral, among the Parties relating to the subject matter of this Agreement.  Further, neither this Agreement nor any terms hereof may be amended, changed, waived or discharged unless such amendment, change, waiver or discharge is in a writing signed by the Party against whom enforcement is sought.

16.                               Representation by Counsel.  The Parties acknowledge the benefit of professional advice rendered by legal counsel of their own selection prior to entering into this Agreement.  The Parties further acknowledge that they have had a sufficient opportunity to discuss and review this Agreement with their attorneys and fully understand and agree to the terms set forth herein.

17.                               Counterparts.  This Agreement may be executed in counterparts.  Each counterpart shall be deemed an original.  All counterparts shall constitute a single agreement.  A facsimile or .pdf of a signed copy of the Agreement shall serve as an original executed copy for all purposes.

18.                               Specific Performance.  It is understood and agreed by the Parties that money damages would not be a sufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as its sole and exclusive remedy of any such breach, including, without limitation, an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder.

[Signature Page Follows]

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EXECUTION VERSION

IN WITNESS WHEREOF, the Parties hereto have signed this Agreement as of the day and year first written above.

UNITEK GLOBAL SERVICES, INC.

By:
Name:
Title:

UNITEK HOLDINGS, INC.

By:
Name:
Title:

UNITEK MIDCO, INC.

By:
Name:
Title:

UNITEK ACQUISITION, INC.

By:
Name:
Title:

NEX-LINK USA COMMUNICATIONS, INC.

By:
Name:
Title:

UNITEK USA, LLC

By:
Name:
Title:

PINNACLE WIRELESS USA, INC.

By:
Name:
Title:

DIRECTSAT USA, LLC

By:
Name:
Title:

FTS USA, LLC

By:
Name:
Title:

ADVANCED COMMUNICATIONS USA, INC.

By:
Name:
Title:

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IN WITNESS WHEREOF, the Parties hereto have signed this Agreement as of the day and year first written above.

RED OAK PARTNERS, LLC

By:
Name:
Title:

JOHN RANDALL WATERFIELD

By:
Name:	John Randall Waterfield

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